UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☑   Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material under Rule 14a-12

PEDEVCO CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PEDEVCO CORP.

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
(855) 733 2685

August 25, 2015

Dear Stockholder:

The board of directors and officers of PEDEVCO Corp., a Texas corporation, join us in extending to you a cordial invitation to attend the 2015 annual meeting of our stockholders, which we refer to as the annual meeting. This meeting will be held on October 7, 2015 at 10:00 a.m. local time at the Hilton Stamford Hotel & Executive Meeting Center, 1 First Stamford Place, Stamford, Connecticut, 06902.

Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

As permitted by the rules of the Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or E-proxy notice, on or about August 28, 2015 to our stockholders of record as of the close of business on August 21, 2015. The E-proxy notice contains instructions for your use of this process, including how to access our proxy statement and annual report and how to authorize your proxy to vote online. In addition, the E-proxy notice contains instructions on how you may receive a paper copy of the proxy statement and annual report or elect to receive your proxy statement and annual report over the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

If you are unable to attend the annual meeting in person, it is very important that your shares be represented and voted at the meeting. You may authorize your proxy to vote your shares over the Internet as described in the E-proxy notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card. You may also authorize your proxy to vote your shares by telephone or fax as described in your proxy card. If you authorize your proxy to vote your shares over the Internet, return your proxy card by mail or vote by telephone prior to the annual meeting, you may nevertheless revoke your proxy and cast your vote personally at the meeting.

We look forward to seeing you on October 7, 2015. Your vote and participation in our governance is very important to us.

Sincerely,
Frank C. Ingriselli
Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on October 7, 2015.

Our proxy statement and annual report on Form 10-K for the year ended December 31, 2014 are available at the following cookies-free website that can be accessed anonymously: https://www.iproxydirect.com/PED.

i

PEDEVCO CORP.
4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
(855) 733-2685
___________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 7, 2015
___________________________

To the Stockholders of PEDEVCO Corp.:

We are pleased to provide you notice of, and to invite you to attend, the 2015 annual meeting of the stockholders of PEDEVCO Corp., a Texas corporation, which will be held on October 7, 2015 at 10:00 a.m., local time, at the Hilton Stamford Hotel & Executive Meeting Center, 1 First Stamford Place, Stamford, Connecticut, 06902, for the following purposes:

1.           To consider and vote upon a proposal to elect four directors to the board of directors, each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal, as named in, and set forth in greater detail in this proxy statement.

2.           To consider and vote upon a proposal to approve and ratify, for purposes of Section 712 of the Company Guide of the NYSE MKT, LLC, which we refer to as the NYSE MKT, the issuance of up to 66,625,000 shares of common stock to Golden Globe Energy (US), LLC (and its assigns) upon conversion of our outstanding shares of Series A Convertible Preferred Stock, which we refer to as the Series A Preferred Stock, as set forth in greater detail in this proxy statement, which we refer to as the Series A proposal.

3.           To consider and vote upon a proposal to approve an amendment to our 2012 Equity Incentive Plan, to increase by 3 million the number of shares of common stock reserved for issuance under the plan.

4.           To consider and vote upon a proposal to ratify the appointment of GBH CPAs, PC, as our independent auditors for the fiscal year ending December 31, 2015.

5.           To consider and vote upon a proposal to consider and vote on any proposal to authorize our board of directors, in its discretion, to adjourn the annual meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting.

6.           To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE PROPOSALS.

We do not expect to transact any other business at the annual meeting. Our board of directors has fixed the close of business on August 21, 2015 as the record date for determining those stockholders entitled to vote at the annual meeting and any adjournment or postponement thereof. Accordingly, only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the annual meeting. A complete list of our stockholders will be available for examination at our offices in Danville, California, during ordinary business hours for a period of 10 days prior to the annual meeting.

We cordially invite you to attend the annual meeting in person. However, to ensure your representation at the annual meeting, please authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number, faxing your proxy card or by using the Internet as described in the instructions included with your proxy card or voting instruction card. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares and the vote cannot be cast unless you provide instructions to your broker. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your proxy may be revoked at any time before it is voted. Please review the proxy statement accompanying this notice for more complete information regarding the matters to be voted on at the meeting.

The enclosed proxy statement, which is first being mailed to stockholders on August 28, 2015, is also available at https://www.iproxydirect.com/PED. This website also includes copies of the form of proxy, our Annual Report on Form 10-K for the year ended December 31, 2014, which we refer to as the annual report. Stockholders may also request a copy of the proxy statement and our annual report by contacting our main office at (855) 733-2685.

Even if you plan to attend the annual meeting in person, we request that you submit a proxy by following the instructions on your proxy card as soon as possible and thus ensure that your shares will be represented at the annual meeting if you are unable to attend.

By Order of the Board of Directors
Frank C. Ingriselli
Chairman and Chief Executive Officer

Danville, California
August 25, 2015

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK YOU VOTE BY TELEPHONE, MAIL, FAX OR ON THE INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD.

AUDIT COMMITTEE REPORT	15

EXECUTIVE OFFICERS	16

EXECUTIVE COMPENSATION	17
Summary Compensation Table	17
Outstanding Equity Awards at December 31, 2014	18
Recent Issuances of Equity to Executive Officers and Directors	19
Compensation of Directors	19
Equity Compensation Plan Information	20
Securities Authorized for Issuance under Equity Compensation Plans	23
2014 Say on Pay Vote	24
Executive Employment Agreements	24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	34

PROPOSAL 1 - ELECTION OF DIRECTORS	35

PROPOSAL 2 - APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE CONVERSION OF THE OUTSTANDING SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK	40

PROPOSAL 3 - AMENDMENT TO THE PEDEVCO CORP. 2012 EQUITY INCENTIVE PLAN	46

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF AUDITORS	52

PROPOSAL 5 - ADJOURNMENT OF THE ANNUAL MEETING	53

Stockholder Proposals for 2016 Annual Meeting of Stockholders and 2016 Proxy Materials	54
Additional Filings	54
Other Matters	55
Interest of Certain Persons in or Opposition to Matters to Be Acted Upon	55
Company Contact Information	55

DOCUMENTS INCORPORATED BY REFERENCE	55

TABLE OF APPENDIXES

Appendix A	Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of its Series A Convertible Preferred Stock

Appendix B	Amended and Restated PEDEVCO Corp. 2012 Equity Incentive Plan

v

PEDEVCO CORP.

PROXY STATEMENT
FOR AN ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

PEDEVCO Corp. (“PEDEVCO,” “we,” “us”, “our” or the “Company”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at our 2015 annual meeting of stockholders, which we refer to as our annual meeting, to be held on October 7, 2015 at 10:00 a.m., local time at the Hilton Stamford Hotel & Executive Meeting Center, 1 First Stamford Place, Stamford, Connecticut, 06902, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to stockholders on August 28, 2015. You are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.

Information Contained In This Proxy Statement

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and executive officers, corporate governance, and certain other required information.  Included with this proxy statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 31, 2015, which we refer to as the annual report. If you requested printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the annual meeting.

Important Notice Regarding the Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission, the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials, which we refer to as the notice, to the Company’s stockholders. All stockholders will have the ability to access the proxy materials (including the Company’s Form 10-K, which does not constitute a part of, and shall not be deemed incorporated by reference into, this proxy statement or the enclosed form of proxy) via the Internet at https://www.iproxydirect.com/PED or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the notice. The notice contains a control number that you will need to vote your shares.  Please keep the notice for your reference through the meeting date. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

Record Date and Shares Entitled to Vote

Our board of directors has fixed the close of business on August 21, 2015 as the record date for determining the holders of shares of our voting stock entitled to receive notice of and to vote at our annual meeting and any adjournments or postponements thereof. Only holders of record of shares of common stock and Series A Preferred Stock at the close of business on that date will be entitled to vote at our annual meeting and at any adjournment or postponement of that meeting. As of the record date, there were 44,203,639 shares of common stock outstanding and entitled to vote at our annual meeting, held by approximately  915 holders of record and 66,625 shares of Series A Preferred Stock outstanding and entitled to vote at our annual meeting, held by one holder of record.

Each share of common stock and each share of Series A Preferred stock is entitled to one vote on each proposal presented at our annual meeting and at any adjournment or postponement thereof, for  44,270,264 total voting shares, provided that no shares of Series A Preferred stock are entitled to vote in connection with the Series A proposal and as such, the total voting shares eligible to vote on that proposal will be  44,203,639 voting shares and the Series A Preferred Stock holder is the only stockholder who has a right to appoint the Series A Nominee, as defined and described in greater detail under “Proposal 1 – Election of Directors”, beginning on page 35. Stockholders do not have the right to cumulate their votes in the election of directors.

In order for us to satisfy our quorum requirements, the holders of at least a majority of our total number of outstanding voting shares entitled to vote at the meeting must be present. You will be deemed to be present if you attend the meeting or if you submit a proxy (including through the mail, by fax or by telephone or the Internet) that is received at or prior to the meeting (and not revoked).

If your proxy is properly executed and received by us in time to be voted at our annual meeting, the shares represented by your proxy (including those given through the mail, by fax or by telephone or the Internet) will be voted in accordance with your instructions. If you execute your proxy but do not provide us with any instructions, your shares will be voted “FOR” the proposals set forth in the notice of annual meeting.

The only matters that we expect to be presented at our annual meeting are set forth in the notice of annual meeting. If any other matters properly come before our annual meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies on such matters in their best judgment.

Voting Process

If you are a stockholder of record, there are five ways to vote:

●	In person. You may vote in person at the annual meeting. The Company will give you a ballot when you arrive.

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the notice.

●	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

●	By Fax. If you request printed copies of the proxy materials by mail, you may vote by proxy by faxing your proxy to the number found on the proxy card.

●	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Revocability of Proxies

The presence of a stockholder at our annual meeting will not automatically revoke that stockholder’s proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by:

●	submitting a written revocation prior to the annual meeting to the Corporate Secretary, PEDEVCO Corp., 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506;

●
submitting another signed and later dated proxy card and returning it by mail in time to be received before our annual meeting or by submitting a later dated proxy by the Internet or telephone prior to the annual meeting; or

●	attending our annual meeting and voting in person.

Attendance at the Annual Meeting

Attendance at the annual meeting is limited to holders of record of our common stock and Series A Preferred stock at the close of business on the record date, August 21, 2015 and our guests. Admission will be on a first-come, first-served basis. You will be asked to present valid government-issued picture identification, such as a driver’s license or passport, in order to be admitted into the annual meeting. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the annual meeting, you must present proof of your ownership of common or preferred stock, such as a bank or brokerage account statement indicating that you owned shares of common or preferred stock at the close of business on the record date, in order to be admitted. For safety and security reasons, no cameras, recording equipment or other electronic devices will be permitted in the annual meeting.

Conduct at the Meeting

The Chairman of the meeting has broad responsibility and legal authority to conduct the annual meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. Only stockholders or their valid proxy holders may address the meeting. The Chairman may exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure you that every stockholder who wishes to speak on an item of business will be able to do so.

Quorum

If you vote in person or by proxy at our annual meeting, you will be counted for purposes of determining whether there is a quorum at the meeting. Shares of our capital stock present in person or by proxy at our annual meeting that are entitled to vote will be counted for the purpose of determining whether there is a quorum for the transaction of business at our annual meeting. Our bylaws provide that a majority of the outstanding shares of our capital stock entitled to vote at the meeting, represented in person or by proxy, constitutes a quorum at a meeting of its stockholders.

Votes Required To Approve Each Proposal

Appointment of directors. With respect to the election of directors (proposal 1), under plurality voting, the (a) three non-Series A Nominees (defined below under “Proposal 1 – Election of Directors”, beginning on page 35) receiving the highest number of affirmative votes of our common stock and the one Series A Nominee (defined below under “Proposal 1 – Election of Directors”, beginning on page 35), receiving the highest number of affirmative votes of our Series A Preferred Stock, will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Approval of issuance of shares of common stock upon conversion of Series A Preferred Stock. With respect to the proposal to approve and ratify, for purposes of Section 712 of the Company Guide of the NYSE MKT, the issuance of up to 66,625,000 shares of common stock to Golden Globe Energy (US), LLC (and its assigns) upon conversion of our outstanding shares of Series A Convertible Preferred Stock (proposal 2), a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, the proposal, must be voted “FOR” approval and adoption of such proposal in order for such proposal to be approved and adopted.

Amendment of 2012 Equity Incentive Plan. The approval of the amendment to our 2012 Equity Incentive Plan to increase by 3 million shares the total number of shares available for awards under such plan (proposal 3), requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, the proposal, assuming a quorum is present at the annual meeting.

Ratification of independent auditor. The approval of the proposal to ratify the appointment of GBH CPAs, PC as our independent auditors for the fiscal year ended December 31, 2015 (proposal 4), a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, the proposal, must be voted “FOR” approval and adoption of such proposal in order for such proposal to be approved and adopted, assuming a quorum is present at the annual meeting.

Approval to adjoin the annual meeting. Authority to adjourn the annual meeting (proposal 5) to another place, or a later date or dates, if deemed necessary or appropriate, in the discretion of the board of directors, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting, requires the vote of a majority of the shares of stock entitled to vote which are present, in person or by proxy at the annual meeting.

Broker Non-Votes and Abstentions

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and the broker has not received voting instructions from the beneficial owner. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter or proposal.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of GBH CPAs, PC as our independent registered public accounting firm (proposal 4), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain “non-routine” matters, which include all of the other proposals up for vote at the annual meeting.

With respect to the election of directors (proposal 1), under plurality voting, broker non-votes and abstentions have no effect on determining the nominees elected, except to the extent that they affect the total votes received by any particular candidate. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent regulatory changes were made to take away the ability of your broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in the election of directors, the broker will not vote your shares in the director election.

With respect to the proposal to approve and adopt the Series A proposal (proposal 2), the proposal to approve an amendment to our 2012 Equity Incentive Plan (proposal 3), and the proposal to authorize our board of directors, in its discretion, to adjourn the annual meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above (proposal 5), broker non-votes and abstentions could prevent the proposals from receiving the required affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, each proposal. Abstaining shares will be considered present at the annual meeting and “entitled to vote” on the applicable provisions so that the effect of abstentions will be the equivalent of a vote “AGAINST” each applicable proposal. With respect to broker non-votes, the shares subject to a broker non-vote will not be considered present at the annual meeting for each proposal, since they are not “entitled to vote” on such proposals, so broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

Board of Directors Voting Recommendations

Our board of directors recommends that you vote your shares:

●
“FOR” election of all four director nominees to the board of directors, each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal (proposal 1);

●
“FOR” Approval and ratification, for purposes of Section 712 of the Company Guide of the NYSE MKT, of the issuance of up to 66,625,000 shares of common stock to Golden Globe Energy (US), LLC (and its assigns) upon conversion of our outstanding shares of Series A Convertible Preferred Stock (proposal 2);

●	“FOR” approval of an amendment to our 2012 Equity Incentive Plan, to increase by 3 million shares the number of shares of common stock reserved for issuance under the plan (proposal 3);

●	“FOR” ratification of the appointment of GBH CPAs, PC, as our independent auditors for the fiscal year ending December 31, 2015 (proposal 4); and

●	“FOR” authorization of our board of directors, in its discretion, to adjourn the annual meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting (proposal 5).

Mailing Costs and Solicitation of Proxies

In addition to solicitation by use of the mails, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile. We have not and do not anticipate retaining a third-party proxy solicitation firm to solicit proxies on behalf of the board of directors. The cost of any solicitation of proxies will be borne by us. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to, and solicitation of proxies from, the beneficial owners of our securities held of record at the close of business on the record date by such persons. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with any such activities.

Inspector of Voting

Representatives of Issuer Direct Corporation will tabulate the votes and act as inspector of election at the annual meeting.

Stockholders Entitled to Vote at the Meeting

A complete list of stockholders entitled to vote at the annual meeting will be available to view during the annual meeting. You may also access this list at our principal executive offices, for any purpose germane to the annual meeting, during ordinary business hours, for a period of ten days prior to the annual meeting.

Voting Instructions

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, or, if you requested to receive printed proxy materials, your enclosed proxy card.

Stockholder of Record and Shares Held in Brokerage Accounts

If on the record date your shares were registered in your name with our transfer agent, then you are a stockholder of record and you may vote in person at the meeting, by proxy or by any other means supported by us. If on the record date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy statement is required to be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Multiple Stockholders Sharing the Same Address

In some cases, one copy of this proxy statement and the accompanying notice of annual meeting of stockholders, and 2014 annual report, is being delivered to multiple stockholders sharing an address, at the request of such stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or the accompanying notice of annual meeting of stockholders, and 2014 annual report, to such a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also submit requests for delivery of a single copy of this proxy statement or the accompanying notice of annual meeting of stockholders, and 2014 annual report, but in such event will still receive separate forms of proxy for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to our Corporate Secretary, Clark R. Moore, at our principal executive offices at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, or a stockholder may make a request by calling our Corporate Secretary, Clark R. Moore at (855) 733-2685.

If you receive more than one notice, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account as discussed above under “Voting Process”, or sign and return by mail all proxy cards or voting instruction forms.

Voting Results

The final voting results will be tallied by the inspector of voting and published in our Current Report on Form 8-K, which we are required to file with the SEC within four business days following the annual meeting.

Company Mailing Address

The mailing address of our principal executive offices is 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

Holders of record of our common stock and Series A Preferred Stock at the close of business on the record date, August 21, 2015, will be entitled to one vote per share on all matters properly presented at the annual meeting and at any adjournment or postponement thereof (provided that no shares of Series A Preferred Stock are eligible to be voted in connection with the Series A proposal and the Series A Preferred Stock holder is the only stockholder who has a right to appoint the Series A Nominee, as defined and described in greater detail under “Proposal 1 – Election of Directors”, beginning on page 35). As of the record date, there were  44,203,639 shares of PEDEVCO common stock outstanding and entitled to vote at the annual meeting and at any adjournment or postponement thereof, held by approximately  915 holders of record and 66,625 shares of PEDEVCO Series A Preferred Stock outstanding and entitled to vote at our annual meeting, held by one holder of record. Each share of PEDEVCO common stock and each share of PEDEVCO Series A Preferred Stock is entitled to one vote on each proposal presented at our annual meeting, for  44,270,264 total voting shares, provided that no shares of PEDEVCO Series A Preferred Stock are entitled to vote in connection with the Series A proposal and as such, the total voting shares eligible to vote on that proposal will be  44,203,639 voting shares and the Series A Preferred Stock holder is the only stockholder who has a right to appoint the Series A Nominee.

Our stockholders do not have dissenters’ rights or similar rights of appraisal with respect to the proposals described herein and, moreover, do not have cumulative voting rights with respect to the election of directors.

Security Ownership of Management and Certain Beneficial Owners and Management

The following table sets forth, as of the record date, August 21, 2015, the number and percentage of outstanding shares of our common stock beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors; (c) the named executive officers, defined below under “Executive Compensation”, beginning on page 17; and (d) all current directors and executive officers, as a group. As of the record date, there were 44,203,639 shares of common stock and 66,625 shares of Series A Convertible Preferred Stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant or upon conversion of a convertible security) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock and Series A Preferred Stock shown as beneficially owned by them.

	Common Stock			Series A Preferred
Name and Address of Beneficial Owner	Number of Voting Shares Beneficially Owned		Percentage of Voting Shares Beneficially Owned(1)	Number of Voting Shares Beneficially Owned(2)		Percentage of Voting Shares Beneficially Owned(3)
Current Named Executive Officers and Directors
Frank C. Ingriselli	2,741,385	(4)	6.1%	—		—
Michael L. Peterson	1,837,858	(5)	4.1%	—		—
Clark R. Moore	1,521,011	(6)	3.4%	—		—
Elizabeth P. Smith	176,776	(7)	*	—		—
David C. Crikelair	110,109	(8)	*	—		—
David Z. Steinberg	—		—	—		—
All Named Executive Officers and Directors as a group (six persons)	6,387,139		13.9%	—		—
Greater than 5% Stockholders
Yao Hang Finance (Hong Kong) Limited (9)	4,333,336	(10)	9.6%	—		—
Golden Globe Energy (US), LLC (11)	3,409,445	(12)	7.7%	66,625	(13)	100%

*  Less than 1%.
_____________________________

Unless otherwise stated, the address of each stockholder is c/o PEDEVCO Corp., 4125 Blackhawk Plaza Circle, Suite 201, Danville, CA 94506

(1)
Ownership voting percentages are based on 44,203,639 total shares of common stock which were outstanding as of the record date, August 21, 2015. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the securities shown as beneficially owned by such person. Additionally, shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the applicable date below, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(2)
As described in greater detail under “Proposal 2—Approval of the Issuance of Shares of Common Stock Upon the Conversion of the Outstanding Shares of Series A Convertible Preferred Stock”, beginning on page 40, each share of Series A Preferred Stock is not currently convertible into shares of common stock. Accordingly, holders of our Series A Preferred Stock are not deemed to beneficially own any shares of common stock which could be issuable upon conversion of such shares of Series A Preferred Stock. The holders of our Series A Preferred Stock vote together with the holders of our common stock, with one (1) vote per share of Series A Preferred Stock.

(3)
Ownership voting percentages are based on 66,625 total shares of Series A Preferred Stock which were outstanding as of the record date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities.

(4)
Representing: (a) 1,211,941 fully-vested shares of common stock held by Mr. Ingriselli; (b) 896,500 unvested shares of common stock held by Mr. Ingriselli, which vest on various dates through July 1, 2017, provided that Mr. Ingriselli remains employed by us, or is a consultant to us, on such vesting dates; (c) options to purchase 390,800 shares of common stock exercisable by Mr. Ingriselli at an exercise price of $0.51 per share; (d) options to purchase 185,000 shares of common stock exercisable by Mr. Ingriselli at an exercise price of $0.37 per share; (e) warrants exercisable for 38,096 shares of common stock at $2.34 per share held by Global Venture Investments LLC, a limited liability company owned and controlled by Mr. Ingriselli (“GVEST”), which expire on December 16, 2017, and which securities Mr. Ingriselli is deemed to beneficially own; and (f) warrants exercisable for 19,048 shares of common stock at $5.25 per share held by GVEST which expire on March 22, 2017. Does not include options to purchase 185,000 shares of common stock at an exercise price of $0.37 per share, which had not vested as of the date of this proxy statement and do not vest within 60 days of this proxy statement. Mr. Ingriselli has voting control over his unvested shares of common stock. The vesting of options and restricted stock described above are subject in all cases to the Vesting Agreements described below under “Certain Relationships and Related Party Transactions—Vesting Agreements”, beginning on page 33.

(5)
Consisting of the following: (a) 36,668 fully-vested shares of common stock held by Mr. Peterson’s minor children; (b) 403,682 fully-vested shares of common stock (including shares held by a family trust which Mr. Peterson is deemed to beneficially own); (c) 798,250 unvested shares of common stock held by Mr. Peterson, which vest on various dates through October 8, 2017, provided that Mr. Peterson remains employed by us, or is a consultant to us, on such vesting dates; (d) options to purchase 100,000 shares of common stock exercisable by Mr. Peterson at an exercise price of $0.24 per share; (e) options to purchase 333,334 shares of common stock exercisable by Mr. Peterson at an exercise price of $0.51 per share; (f) options to purchase 162,500 shares of common stock exercisable by Mr. Peterson at an exercise price of $0.37 per share; and (g) 3,424 shares of common stock underlying currently exercisable options, of which options to purchase 2,977 shares are exercisable at $30.24 per share and options to purchase 447 shares are exercisable at $67.20 per share. Does not include options to purchase 162,500 shares of common stock at an exercise price of $0.37 per share, which had not vested as of the date of this proxy statement and do not vest within 60 days of this proxy statement. Mr. Peterson has voting control over his unvested shares of common stock. The vesting of options and restricted stock described above are subject in all cases to the Vesting Agreements described below under “Certain Relationships and Related Party Transactions—Vesting Agreements”, beginning on page 33.

(6)
Representing: (a)  481,984 fully-vested shares of common stock; (b) 28,667 fully-vested shares of common stock held by each of Mr. Moore’s two minor children, which he is deemed to beneficially own; (c) 610,500 unvested shares of common stock held by Mr. Moore, which vest on various dates through July 1, 2017, provided that Mr. Moore remains employed by us, or is a consultant to us, on such vesting dates; (d) options to purchase 233,334 shares of common stock exercisable by Mr. Moore at an exercise price of $0.51 per share; (e) options to purchase 135,000 shares of common stock exercisable by Mr. Moore at an exercise price of $0.37 per share; (f) warrants exercisable for 1,906 shares of common stock at $2.34 per share held by Mr. Moore which expire on December 16, 2017; and (g) warrants exercisable for 953 shares of common stock at $5.25 per share held by Mr. Moore which expire on March 22, 2017. Does not include options to purchase 135,000 shares of common stock at an exercise price of $0.37 per share, which had not vested as of the date of this proxy statement and do not vest within 60 days of this proxy statement. Mr. Moore has voting control over his unvested shares of common stock. The vesting of options and restricted stock described above are subject in all cases to the Vesting Agreements described below under “Certain Relationships and Related Party Transactions—Vesting Agreements”, beginning on page 33.

(7)
Representing: (i) 66,667 shares of common stock held by Ms. Smith; (ii) 13,334 shares of restricted stock held by Ms. Smith which vested in full on September 10, 2014; and (iii) 96,775 shares of restricted stock held by Ms. Smith which vest in full on September 10, 2015.

(8)
Representing: (i) 13,334 shares of restricted stock held by Mr. Crikelair which vested in full on September 10, 2014; and (ii) 96,775 shares of restricted stock held by Mr. Crikelair which vest in full on September 10, 2015.

(9)
Address: Room 5, 27/F, Richmond Comm. Bldg., 109 Argyle Street, Mongkok, Kowloon Hong Kong. Beneficial ownership information has not been provided to us despite multiple requests and we are not aware of the beneficial owners of the shares held by Yao Hang Finance (Hong Kong) Limited.

(10)
Representing: (i) 3,333,334 shares of common stock; (ii) warrants to purchase 333,334 shares of common stock with an exercise price of $3.75 per share which expire August 12, 2016; (iii) warrants to purchase 333,334 shares of common stock with an exercise price of $4.50 per share which expire August 12, 2016; and (iv) warrants to purchase 333,334 shares of common stock with an exercise price of $5.25 per share which expire August 12, 2016.

(11)
Address: c/o Platinum Partners, 250 West 55th Street, 14th Floor, New York, New York 10019. Includes beneficial holdings of Golden Globe Energy (US), LLC, a Delaware limited liability company (“GGE”), Platinum Partners Value Arbitrage Fund L.P., a Cayman Islands exempted limited partnership (“PPVA”), Platinum Management (NY) LLC, a Delaware limited liability company (“Platinum Management”), Platinum Partners Credit Opportunities Fund LLC, a Delaware limited liability company (“PPCO”), Platinum Credit Holdings LLC, a Delaware limited liability company (“Credit Holdings”), and Mark Nordlicht (collectively, the “GGE Parties”). GGE is a wholly-owned subsidiary of PPVA. Platinum Management is the investment manager and general partner of PPVA. Credit Holdings is the managing member of PPCO. Mark Nordlicht is the Chief Investment Officer of each of Platinum Management and Credit Holdings. By virtue of these relationships, each of PPVA, Platinum Management and Mark Nordlicht may be deemed to beneficially own the shares owned directly and beneficially by GGE. By virtue of these relationships, each of Credit Holdings and Mark Nordlicht may be deemed to beneficially own the shares owned directly by PPCO. The information set forth in this footnote 11 and footnotes 12 and 13 below is based solely on information filed with the Securities and Exchange Commission on Schedule 13D by the GGE Parties on March 6, 2015. The GGE Parties reported in the Schedule 13D that GGE, PPVA and Platinum Management, share voting and dispositive power of 3,375,000 shares of common stock and 66,625 shares of Series A Preferred, and PPCO and Credit Holdings share voting and dispositive power over 34,445 shares of common stock, and Mr. Nordlicht shares voting power over 3,409,445 shares of common stock and 66,625 shares of Series A Preferred.

(12)
Representing: (i) 3,375,000 shares of common stock held by Golden Globe Energy (US), LLC, and (ii) 34,445 shares of common stock held by Platinum Partners Credit Opportunities Fund LLC. See footnote 11 above.

(13)
Representing 66,625 shares of Series A Preferred Stock held by Golden Globe Energy (US), LLC. See footnote 12 above. The Series A Preferred Stock are convertible into shares of common stock subject to certain requirements and restrictions as described in greater detail herein, subject to stockholder approval at the annual meeting, described in greater detail under “Proposal 2—Approval of the Issuance of Shares of Common Stock Upon the Conversion of the Outstanding Shares of Series A Convertible Preferred Stock”, beginning on page 40.

Changes in Control

Except as contemplated by the reorganization agreement discussed and described in greater detail below under “Certain Relationships and Related Party Transactions” -  “Agreements with Related Persons” – “DOME AB Reorganization Agreement”, on page 32, the Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.  As described below, the reorganization agreement contemplates the acquisition by the Company of substantially all of the assets of Dome AB (as defined and described below under “Certain Relationships and Related Party Transactions” -  “Agreements with Related Persons” – “DOME AB Reorganization Agreement”) in exchange for capital stock of the Company representing 64% of the Company’s issued and outstanding common stock (including shares issuable upon conversion of our outstanding Series A Preferred Stock (but excluding certain redeemable Series A Preferred Stock shares)), which transaction, if closed, will constitute a change in control of the Company.  The closing of the transactions contemplated by the reorganization agreement is subject to various closing conditions, described in greater detail below under “Certain Relationships and Related Party Transactions” - “Agreements with Related Persons” – “DOME AB Reorganization Agreement”.

CORPORATE GOVERNANCE

We promote accountability for adherence to honest and ethical conduct; endeavor to provide full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications made by us; and strive to be compliant with applicable governmental laws, rules and regulations.

Information regarding the members of and biographical information of our board of directors is provided below under “Proposal 1—Election of Directors”, beginning on page 35.

Board Leadership Structure

Our board of directors has the responsibility for selecting our appropriate leadership structure. In making leadership structure determinations, the board of directors considers many factors, including the specific needs of our business and what is in the best interests of our stockholders. Our current leadership structure is comprised of a combined Chairman of the board of directors and Chief Executive Officer (CEO), Mr. Ingriselli. The board of directors believes that this leadership structure is the most effective and efficient for us at this time. Mr. Ingriselli possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing us, and is thus best positioned to develop agendas that ensure that the board of directors’ time and attention are focused on the most critical matters. Combining the Chairman of the board of directors and CEO roles promotes decisive leadership, fosters clear accountability and enhances our ability to communicate its message and strategy clearly and consistently to our stockholders, particularly during periods of turbulent economic and industry conditions.

Risk Oversight

Effective risk oversight is an important priority of the board of directors. Because risks are considered in virtually every business decision, the board of directors discusses risk throughout the year generally or in connection with specific proposed actions. The board of directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full board of directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

The board of directors exercises direct oversight of strategic risks to us. Our Audit Committee reviews and assesses our processes to manage business and financial risk and financial reporting risk. It also reviews our policies for risk assessment and assesses steps management has taken to control significant risks. Our Compensation Committee oversees risks relating to compensation programs and policies. In each case management periodically reports to our board of directors or the relevant committee, which provides the relevant oversight on risk assessment and mitigation (the Company’s committees are described in greater detail below (beginning on page 12)).

Family Relationships

None of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

Arrangements between Officers and Directors

There is no arrangement or understanding between our directors and executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, except as described below under “Series A Preferred Stock Appointment Rights”, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

Series A Preferred Stock Appointment Rights

Golden Globe Energy (US), LLC, which we refer to as GGE, the sole holder of our Series A Preferred stock, has the right pursuant to the purchase agreement with GGE and the certificate of designation designating the Series A Preferred (each described in greater detail below under “Proposal 2—Approval of the Issuance of Shares of Common Stock Upon the Conversion of the Outstanding Shares of Series A Convertible Preferred Stock”, beginning on page 40), upon notice to us, voting separately as a single class, to appoint designees to fill two (2) seats on our board of directors, one of which must be an independent director as defined by applicable rules and the exclusive right, voting the Series A Preferred Stock as sole stockholder thereof, separately as a single class, to elect such two (2) nominees to the board of directors.  On July 15, 2015, at the request of GGE the board of directors of the Company increased the number of members of the board of directors from three to four, pursuant to the power provided to the board of directors in the Company’s Bylaws, and appointed David Z. Steinberg as a member of the board of directors to fill the newly created vacancy, also pursuant to the power provided to the board of directors in the Company’s Bylaws. At the time of appointment, the board of directors made the affirmative determination that Mr. Steinberg was ‘independent’ pursuant to applicable NYSE MKT and Securities and Exchange Commission rules and regulations. Mr. Steinberg serves as one of GGE’s representatives on the Company’s board of directors. The board of directors appointment rights continue until GGE no longer holds any of the Tranche One Shares (defined and described in greater detail below under “Proposal 2—Approval of the Issuance of Shares of Common Stock Upon the Conversion of the Outstanding Shares of Series A Convertible Preferred Stock”, beginning on page 40). To date, GGE has not provided notice to PEDEVCO regarding the appointment of the second member to the board of directors, other than Mr. Steinberg.

As described below under “Proposal 1 – Election of Directors” beginning on page 35, Mr. Steinberg is the Series A Preferred Stock holder’s nominee for appointment on the board of directors at the annual meeting and GGE has the sole right to appoint Mr. Steinberg to the board of directors at the annual meeting.

All Series A Preferred Stock nominee members on our board of directors are required to immediately resign at the option of the other members of our board of directors upon such time as the rights of the Series A Preferred Stock holder to appoint members to our board of directors expires. For so long as the board appointment rights remain in effect, if for any reason a Series A Preferred Stock nominee on our board of directors resigns or is otherwise removed from the board of directors, then his or her replacement shall be a person elected by the remaining Series A Preferred Stock nominee or the holder of the Series A Preferred Stock.

Other Directorships

No directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of our directors or executive officers were involved in any of the following:  (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law; (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board of Directors Meetings

   During the fiscal year that ended on December 31, 2014, the board of directors held four meetings and took various other actions via the unanimous written consent of the board of directors and the various committees described below. All directors attended all of the board of directors meetings and committee meetings relating to the committees on which each director served during fiscal 2014. We did not hold an annual stockholders meeting in 2012 or 2013, but did hold an annual stockholders meeting on June 27, 2014, at which meeting all directors were present. Each of our directors is expected to be present at annual meetings of stockholders, absent exigent circumstances that prevent their attendance. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, we will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting.

COMMITTEES OF THE BOARD

Board Committee Membership

We currently maintain a Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee which have the following committee members:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent
Frank C. Ingriselli (1)
David C. Crikelair	C	M	M	X
Elizabeth P. Smith	M	C	C	X
David Z. Steinberg (2)				X

C - Chairman of Committee.

M – Member.

(1) – Chairman of the board of directors.
(2) – Series A Preferred Stock holder nominee.

Each of these committees has the duties described below and operates under a charter that has been approved by our board of directors and is posted on our website. Our website address is http://www.pacificenergydevelopment.com. Information contained on our website is expressly not incorporated by reference into this proxy statement.

Audit Committee

The audit committee selects, on behalf of our board of directors, an independent public accounting firm to audit our financial statements, discusses with the independent auditors their independence, reviews and discusses the audited financial statements with the independent auditors and management, and recommends to the board of directors whether the audited financial statements should be included in our annual reports to be filed with the SEC. Mr. Crikelair serves as Chair of the Audit Committee and our board of directors has determined that Mr. Crikelair is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Exchange Act.

During the year ended December 31, 2014, the audit committee held five meetings and took various other actions via written consent.

Compensation Committee

The compensation committee reviews and approves (a) the annual salaries and other compensation of our executive officers, and (b) individual stock and stock option grants. The compensation committee also provides assistance and recommendations with respect to our compensation policies and practices and assists with the administration of our compensation plans. Ms. Smith serves as Chair of the compensation committee.

During the year ended December 31, 2014, the compensation committee held one meeting and took various other actions via written consent.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee assists our board of directors in fulfilling its responsibilities by:  identifying and approving individuals qualified to serve as members of our board of directors, selecting director nominees for our annual meetings of stockholders, evaluating the performance of our board of directors, and developing and recommending to our board of directors corporate governance guidelines and oversight procedures with respect to corporate governance and ethical conduct. Ms. Smith serves as Chair of the nominating and corporate governance committee.

The nominating and governance committee of the board of directors considers nominees for director based upon a number of qualifications, including their personal and professional integrity, ability, judgment, and effectiveness in serving the long-term interests of our stockholders. There are no specific, minimum or absolute criteria for membership on the board of directors. The committee makes every effort to ensure that the board of directors and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by the NYSE MKT and/or the SEC.

The nominating and governance committee may use its network of contacts to compile a list of potential candidates. The nominating and governance committee has not in the past relied upon professional search firms to identify director nominees, but may engage such firms if so desired. The nominating and governance committee may meet to discuss and consider candidates’ qualifications and then choose a candidate by majority vote.

The nominating and governance committee will consider qualified director candidates recommended in good faith by stockholders, provided those nominees meet the requirements of NYSE MKT and applicable federal securities law. The nominating and governance committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. The Committee will consider candidates recommended by stockholders if the information relating to such candidates are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder proposals under “Stockholders Proposals” on page 54 below. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means.

During the year ended December 31, 2014, the nominating and corporate governance committee held one meeting.

Stockholder Communications with the Board of Directors

Our stockholders and other interested parties may communicate with members of the board of directors by submitting such communications in writing to our Corporate Secretary, 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Corporate Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular board member or members, the communication will be forwarded to a board member to bring to the attention of the board of directors.

Executive Sessions of the Board of Directors

The independent members of our board of directors meet in executive session (with no management directors or management present) from time to time. The executive sessions include whatever topics the independent directors deem appropriate.

Director Independence

Our board of directors has determined that each of Ms. Smith, Mr. Crikelair and Mr. Steinberg is an independent director as defined in the NYSE MKT rules governing members of boards of directors or as defined under Rule 10A-3 of the Exchange Act. Accordingly, a majority of the members of our board of directors are independent as defined in the NYSE MKT rules governing members of boards of directors and as defined under Rule 10A-3 of the Exchange Act.

Code of Ethics

In 2012, in accordance with SEC rules, our board of directors adopted a Code of Business Conduct and Ethics for our directors, officers and employees. Our board of directors believes that these individuals must set an exemplary standard of conduct. This code sets forth ethical standards to which these persons must adhere and other aspects of accounting, auditing and financial compliance, as applicable. The Code of Business Conduct and Ethics is available on our website at www.pacificenergydevelopment.com. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this proxy statement. Additionally, the Code of Business Conduct and Ethics was filed as an exhibit to our Form 8-K/A filed with the SEC on August 8, 2012 as Exhibit 14.1 thereto.

We intend to disclose any amendments to our Code of Business Conduct and Ethics and any waivers with respect to our Code of Business Conduct and Ethics granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our website at www.pacificenergydevelopment.com, within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Business Conduct and Ethics to any such officers or employees to date.

Report of Audit Committee

The following report of the Audit Committee does not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.

AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

In connection with the audited financial statements of the Company for the year ended December 31, 2014, the Audit Committee of the Board of Directors of the Company (1) reviewed and discussed the audited financial statements with the Company’s management; (2) discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T and Exchange Act Regulation S-X, Rule 2-07; (3) received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by the Company’s principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements for year ended December 31, 2014 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

Audit Committee

/s/ David C. Crikelair (Chairman)
/s/ Elizabeth P. Smith

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers (ages are as of the record date).

Name	Age	Executive Position
Frank C. Ingriselli	61	Chief Executive Officer
Michael L. Peterson	53	Chief Financial Officer and President
Clark R. Moore	42	Executive Vice President, General Counsel and Secretary

Frank C. Ingriselli, Chief Executive Officer

Information regarding Mr. Ingriselli is set forth in “Proposal 1 – Election of Directors”, below, beginning on page 35.

Michael L. Peterson, Chief Financial Officer and President

Mr. Peterson has served as our Chief Financial Officer since our acquisition of Pacific Energy Development in July 2012, as our Executive Vice President from our acquisition of Pacific Energy Development in July 2012 to October 2014, and as our President since October 2014. Mr. Peterson joined Pacific Energy Development as its Executive Vice President in September 2011, assumed the additional office of Chief Financial Officer in June 2012, and served as a member of our board of directors from July 2012 to September 2013. Mr. Peterson formerly served as Interim President and CEO (from June 2009 to December 2011) and as director (from May 2008 to December 2011) of us, as a director (from May 2006 to July 2012) of Aemetis, Inc. (formerly AE Biofuels Inc.), a Cupertino, California-based global advanced biofuels and renewable commodity chemicals company (AMTX), and as Chairman and Chief Executive Officer of Nevo Energy, Inc. (NEVE) (formerly Solargen Energy, Inc.), a Cupertino, California-based developer of utility-scale solar farms which he helped form in December 2008 (from December 2008 to July 2012). In addition, since February 2006, Mr. Peterson has served as founder and managing partner of California-based Pascal Management, a manager of hedge and private equity investments, which we believe requires only an immaterial amount of Mr. Peterson’s time and does not conflict with his roles or responsibilities with us. From 2005 to 2006, Mr. Peterson co-founded and became a managing partner of American Institutional Partners, a venture investment fund based in Salt Lake City. From 2000 to 2004, he served as a First Vice President at Merrill Lynch, where he helped establish a new private client services division to work exclusively with high net worth investors. From September 1989 to January 2000, Mr. Peterson was employed by Goldman Sachs & Co. in a variety of positions and roles, including as a Vice President with the responsibility for a team of professionals that advised and managed over $7 billion in assets. Mr. Peterson speaks Mandarin Chinese.

Mr. Peterson received his MBA at the Marriott School of Management and a BS in statistics/computer science from Brigham Young University.

Clark R. Moore, Executive Vice President, General Counsel and Secretary

Mr. Moore has served as our Executive Vice President, General Counsel, and Secretary since our acquisition of Pacific Energy Development in July 2012 and has served as the Executive Vice President, General Counsel, and Secretary of Pacific Energy Development since its inception in February 2011. Mr. Moore began his career in 2000 as a corporate attorney at the law firm of Venture Law Group located in Menlo Park, California, which later merged into Heller Ehrman LLP in 2003. In 2004, Mr. Moore left Heller Ehrman LLP and launched a legal consulting practice focused on representation of private and public company clients in the energy and high-tech industries. In September 2006, Mr. Moore joined Erin Energy Corporation (NYSE: ERN) (formerly CAMAC Energy, Inc.), an independent energy company headquartered in Houston, Texas, as its acting General Counsel and continued to serve in that role through June 2011.

Mr. Moore received his J.D. with Distinction from Stanford Law School and his B.A. with Honors from the University of Washington.

EXECUTIVE COMPENSATION

The following table sets forth the compensation for services paid in all capacities for the two fiscal years ended December 31, 2014 and 2013 to (a) Frank C. Ingriselli, who was appointed Chairman, President and Chief Executive Officer of us effective July 2012 upon the closing of the Pacific Energy Development merger, and who was serving in these positions at fiscal year-end 2013, and in the position of Chief Executive Officer and Chairman at fiscal-year end 2014, and (b) Michael L. Peterson and Clark R. Moore, who were our next two most highly compensated executive officers at fiscal year-end 2013 and 2014, who we refer to collectively, as the named executive officers. There were no other executive officers who received compensation in excess of $100,000 in either 2013 or 2014.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended December 31	Salary ($)*	Bonus ($)	Option Awards ($)(1)	Stock Awards ($)		All Other Compensation ($)	Total ($)
Frank C. Ingriselli	2014	370,000	28,000	-	1,048,000	(2)	-	1,446,000
Chief Executive Officer and	2013	350,000	140,000	-	1,688,000	(3)	-	2,178,000
Chairman of the Board of Directors

Michael L. Peterson	2014	303,000	22,000	-	1,048,000	(4)	-	1,373,000
Chief Financial Officer and President	2013	275,000	110,000	-	1,219,000	(5)	-	1,604,000

Clark R. Moore	2014	270,000	20,000	-	679,000	(6)	-	969,000
Executive Vice President,	2013	250,000	100,000	-	1,088,000	(7)	-	1,438,000
General Counsel and Secretary

Does not include perquisites and other personal benefits or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned any non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above.

*Effective February 16, 2015, each of Messrs. Ingriselli, Peterson and Moore voluntarily reduced their annual salaries to $330,000, $300,000, and $250,000, respectively, to assist in reduction of the Company’s monthly expenses and conservation of the Company’s cash.

(1)
Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. For additional information on the valuation assumptions with respect to the option grants, refer to Note 13 of our financial statements for the year ended December 31, 2014 included in our December 31, 2014 annual report. These amounts do not correspond to the actual value that will be recognized by the named individuals from these awards.

(2)	Consists of the value of 540,000 shares of restricted common stock granted in July 2014 valued at $1.94 per share.

(3)	Consists of the value of 450,000 shares of restricted common stock granted in August 2013 valued at $3.75 per share.

(4)
Consists of the value of 395,000 shares of restricted common stock granted in July 2014 valued at $1.94 per share and 200,000 shares of restricted common stock granted in October 2014 valued at $1.41 per share.

(5)	Consists of the value of 325,000 shares of restricted common stock granted in August 2013 valued at $3.75 per share.

(6)	Consists of the value of 350,000 shares of restricted common stock granted in July 2014 valued at $1.94 per share.

(7)	Consists of the value of 290,000 shares of restricted common stock granted in August 2013 valued at $3.75 per share.

Outstanding Equity Awards at Year Ended December 31, 2014

The following table sets forth information as of December 31, 2014 concerning outstanding equity awards for the executive officers named in the Summary Compensation Table.

	Outstanding Equity Awards at Fiscal Year-End
	Option Awards			Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Frank C. Ingriselli	348,267	-	$0.51	6/18/2022	270,000	(1)	$122,000
	42,534	-	$0.51	6/18/2022	540,000	(2)	$243,000

Michael L. Peterson	447	-	$67.20	5/28/2018	195,000	(1)	$88,000
	2,977	-	$30.24	2/2/2021	395,000	(2)	$178,000
	100,000	-	$0.24	10/7/2021	200,000	(3)	$90,000
	269,534	-	$0.51	6/18/2022
	63,800	-	$0.51	6/18/2022

Clark Moore	188,867	-	$0.51	6/18/2022	174,000	(1)	$78,000
	44,467	-	$0.51	6/18/2022	350,000	(2)	$158,000

(1)
Vesting with respect to 25% of these stock awards on each of February 9, 2015, August 9, 2015, February 9, 2016 and August 9, 2016, subject to the holder remaining an employee of or consultant to us on such vesting date, subject in all cases to the Vesting Agreements described below under “Certain Relationships and Related Party Transactions—Vesting Agreements”, beginning on page 33.

(2)
Vesting with respect to 20% of these stock awards on January 1, 2015, 20% on April 1, 2015, 20% on July 1, 2015, 10% on January 1, 2016, 10% on July 1, 2016, 10% on January 1, 2017 and 10% on July 1, 2017, subject to the holder remaining an employee of or consultant to us on such vesting date, subject in all cases to the Vesting Agreements described below under “Certain Relationships and Related Party Transactions—Vesting Agreements”, beginning on page 33.

(3)
Vesting with respect to 20% of these stock awards on April 8, 2015, 20% on October 8, 2015, 15% on April 8, 2016, 15% on October 8, 2016, 15% on April 8, 2017 and 15% on October 8, 2017, subject to the holder remaining an employee of or consultant to us on such vesting date, subject in all cases to the Vesting Agreements described below under “Certain Relationships and Related Party Transactions—Vesting Agreements”, beginning on page 33.

Recent Issuances of Equity to Executive Officers and Directors

On January 7, 2015, we granted options to purchase shares of common stock to our executive officers at an exercise price of $0.37 per share, pursuant to our 2012 Amended and Restated Equity Incentive Plan and in connection with our 2014 annual equity incentive compensation review process, as follows: (i) an option to purchase 370,000 shares to our Chairman and Chief Executive Officer, Frank C. Ingriselli; (ii) an option to purchase 325,000 shares to our President and Chief Financial Officer, Michael L. Peterson; and (iii) an option to purchase 270,000 shares to our Executive Vice President and General Counsel, Clark R. Moore. The options have terms of five years and fully vest in January 2017. 50% vest six months from the date of grant, 20% vest one year from the date of grant, all contingent upon the recipient’s continued service with us, subject in all cases to the Vesting Agreements described below under “Certain Relationships and Related Party Transactions—Vesting Agreements”, beginning on page 33.

On January 7, 2015, we granted shares of our restricted common stock to our executive officers pursuant to our 2012 Amended and Restated Equity Incentive Plan and in connection with our 2014 annual equity incentive compensation review process as follows: (i) 370,000 shares to Chairman and Chief Executive Officer, Frank C. Ingriselli; (ii) 325,000 shares to President and Chief Financial Officer, Michael L. Peterson; and (iii) 270,000 shares to Executive Vice President and General Counsel, Clark R. Moore. 40% of the shares vest on the nine month anniversary of the grant date, 20% vest on the twelve month anniversary of the grant date, 20% vest on the eighteen month anniversary of the grant date and 20% vest on the twenty-four month anniversary of the grant date, all contingent upon the recipient’s continued service with us, subject in all cases to the Vesting Agreements described below under “Certain Relationships and Related Party Transactions—Vesting Agreements”, beginning on page 33.

On February 6, 2015, the Company granted 96,775 shares of its restricted common stock with a fair value of $60,000, based on the market price on the date of grant, to each of Elizabeth P. Smith and David C. Crikelair, each of whom are members of the Company’s board of directors, pursuant to the Company’s 2012 Equity Incentive Plan. 100% of the shares vest on September 10, 2015, contingent upon the recipient being a Director, or employee of or consultant to, the Company on such vesting date.

Compensation of Directors

The following table sets forth compensation information with respect to our non-executive directors during our fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($)*	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
David C. Crikelair	$20,000	$-	$-	$20,000

Elizabeth P. Smith	$20,000	$-	$-	$20,000

* The table above does not include the amount of any expense reimbursements paid to the above directors. No directors received any Non-Equity Incentive Plan Compensation or Nonqualified Deferred Compensation Earnings during the period presented. Includes quarterly cash compensation earned, but not yet paid, in the amount of $5,000 each. Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.  The table above does not include David Z. Steinberg who was appointed as a member of the board of directors on July 25, 2015 who did not receive any compensation from us during fiscal 2014.

(1) Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. For additional information on the valuation assumptions with respect to the restricted stock grants, refer to Note 12 of our financial statements for the year ended December 31, 2014 included in our annual report for the year ended December 31, 2014. These amounts do not correspond to the actual value that will be recognized by the named individuals from these awards. The directors each received a grant of 13,334 shares of restricted stock on September 10, 2013, which vested in full on September 10, 2014.  The directors also each received a grant of 96,775 shares of restricted stock on February 6, 2015, each with an aggregate grant date fair value as computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718 of approximately $60,000, which will vest in full on September 10, 2015, and which stock awards are not reflected on this table as they were granted in fiscal year 2015.

 Our board of directors has adopted a compensation program that, effective for periods after 2012, provides each of our “independent” directors as defined in NYSE MKT rules or under Rule 10A-3 of the Exchange Act with compensation consisting of (a) a quarterly cash payment of $5,000, and (b) an annual equity award consisting of shares of restricted stock valued at $60,000, vesting on the date that is one year following the date of grant.

Equity Compensation Plan Information

2012 Plan

General. On June 26, 2012, our board of directors adopted the Blast Energy Services, Inc. 2012 Equity Incentive Plan, which was approved by our stockholders on July 30, 2012 and subsequently renamed to the PEDEVCO Corp. 2012 Equity Incentive Plan in connection with our name change from Blast Energy Services, Inc. to PEDEVCO Corp. The 2012 Equity Incentive Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares. Subject to the provisions of the 2012 Equity Incentive Plan relating to adjustments upon changes in our common stock, an aggregate of two million shares of common stock were reserved for issuance under the 2012 Equity Incentive Plan. On April 23, 2014, the board of directors adopted an amended and restated 2012 Equity Incentive Plan, to increase by five million shares, the number of awards available for issuance under the plan, which was approved by stockholders on June 27, 2014. We refer to the 2012 Amended and Restated Incentive Plan as the 2012 Plan. Pursuant to proposal 3, beginning on page 46, we are seeking stockholder approval at the annual meeting to increase by three million shares the number of awards available for issuance under the 2012 Plan.

 Purpose. Our board of directors adopted the 2012 Plan to provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses.

Administration. Unless it delegates administration to a committee, our board of directors administers the 2012 Plan. Subject to the provisions of the 2012 Plan, our board of directors has the power to construe and interpret the 2012 Plan, and to determine: (a) the fair value of common stock subject to awards issued under the 2012 Plan; (b) the persons to whom and the dates on which awards will be granted; (c) what types or combinations of types of awards will be granted; (d) the number of shares of common stock to be subject to each award; (e) the time or times during the term of each award within which all or a portion of such award may be exercised; (f) the exercise price or purchase price of each award; and (g) the types of consideration permitted to exercise or purchase each award and other terms of the awards.

Eligibility. Incentive stock options may be granted under the 2012 Plan only to employees of us and our affiliates. Employees, directors and consultants of us and our affiliates are eligible to receive all other types of awards under the 2012 Plan.

Terms of Options and SARs. The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of nonstatutory options also may not be less than the fair market value of the common stock on the date of grant.

Options granted under the 2012 Plan may be exercisable in cumulative increments, or “vest,” as determined by our board of directors. Our board of directors has the power to accelerate the time as of which an option may vest or be exercised. The maximum term of options, SARs and performance shares and units under the 2012 Plan is ten years, except that in certain cases, the maximum term is five years. Options, SARs and performance shares and units awarded under the 2012 Plan generally will terminate three months after termination of the participant’s service, subject to certain exceptions.

A recipient may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the recipient, only the recipient may exercise an option, SAR or performance share or unit. Our board of directors may grant nonstatutory stock options, SARs and performance shares and units that are transferable to the extent provided in the applicable written agreement.

Terms of Restricted Stock Awards. Our board of directors may issue shares of restricted stock under the 2012 Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in its sole discretion.

Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by our board of directors. In the event a recipient’s employment or service with us terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to us in accordance with such restricted stock agreement.

Rights to acquire shares of common stock under the restricted stock purchase or grant agreement shall be transferable by the recipient only upon such terms and conditions as are set forth in the restricted stock agreement, as our board of directors shall determine in its discretion, so long as shares of common stock awarded under the restricted stock agreement remain subject to the terms of such agreement.

Adjustment Provisions. If any change is made to our outstanding shares of common stock without our receipt of consideration (whether through reorganization, stock dividend or stock split, or other specified change in our capital structure), appropriate adjustments may be made in the class and maximum number of shares of common stock subject to the 2012 Plan and outstanding awards. In that event, the 2012 Plan will be appropriately adjusted in the class and maximum number of shares of common stock subject to the 2012 Plan, and outstanding awards may be adjusted in the class, number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Events. In the event of (a) a liquidation or dissolution of the Company; (b) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (c) a sale of all or substantially all of the assets of the Company; or (d) a purchase or other acquisition of more than 50% of the outstanding stock of the Company by one person or by more than one person acting in concert, any surviving or acquiring corporation may assume awards outstanding under the 2012 Plan or may substitute similar awards. Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

Duration, Amendment and Termination. Our board of directors may suspend or terminate the 2012 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2012 Plan will terminate ten years from the date of its adoption by our board of directors, i.e., in March 2022.

Our board of directors may also amend the 2012 Plan at any time, and from time to time. However, except as it relates to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes. Our board of directors may submit any other amendment to the 2012 Plan for stockholder approval if it concludes that stockholder approval is otherwise advisable, such as the amendment described in proposal 3, beginning on page 46.

As of the date of this proxy statement, options to purchase 1,817,000 shares of common stock and 4,114,802 shares of restricted stock have been issued under the 2012 Plan, with 1,068,198 shares of common stock remaining available for issuance under the 2012 Plan. The options have a weighted average exercise price of $0.95 per share, and have expiration dates ranging from 2018 to 2022.

2012 Pacific Energy Development (Pre-Merger) Plan

On February 9, 2012, prior to the Pacific Energy Development merger, Pacific Energy Development adopted the Pacific Energy Development 2012 Equity Incentive Plan, which we refer to as the 2012 Pre-Merger Plan. We assumed the obligations of the 2012 Pre-Merger Plan pursuant to the Pacific Energy Development merger, though the 2012 Pre-Merger Plan has been superseded by the 2012 Plan (described above).

The 2012 Pre-Merger Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares. Subject to the provisions of the 2012 Pre-Merger Plan relating to adjustments upon changes in our common stock, an aggregate of 1,000,000 shares of common stock have been reserved for issuance under the 2012 Pre-Merger Plan.

The board of directors of Pacific Energy Development adopted the 2012 Pre-Merger Plan to provide a means by which its employees, directors and consultants may be given an opportunity to benefit from increases in the value of its common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses.

The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of nonstatutory options also may not be less than the fair market value of the common stock on the date of grant. Options granted under the 2012 Pre-Merger Plan may be exercisable in cumulative increments, or “vest,” as determined by the board of directors of Pacific Energy Development at the time of grant.

Shares of restricted stock could be issued under the 2012 Pre-Merger Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in the sole discretion of the Pacific Energy Development board of directors. Shares of restricted stock acquired under a restricted stock purchase or grant agreement could, but need not, be subject to forfeiture or other restrictions that will lapse in accordance with a vesting schedule determined by the board of directors of Pacific Energy Development at the time of grant. In the event a recipient’s employment or service with the Company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to the Company in accordance with such restricted stock agreement.

Appropriate adjustments may be made to outstanding awards in the event of changes in our outstanding shares of common stock, whether through reorganization, stock dividend or stock split, or other specified change in capital structure of the Company. In the event of liquidation, merger or consolidation, sale of all or substantially all of the assets of the Company, or other change in control, any surviving or acquiring corporation may assume awards outstanding under the 2012 Pre-Merger Plan or may substitute similar awards. Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

As of the date of this proxy statement, 310,136 options and 571,115 shares of restricted stock remain outstanding under the 2012 Pre-Merger Plan. These options have a weighted average exercise price of $0.49 per share, and have expiration dates ranging from February 8, 2022 to June 18, 2022.

2009 Stock Incentive Plan

Effective July 30, 2012, our 2009 Stock Incentive Plan, which we refer to as the 2009 Plan was replaced by the 2012 Plan. The 2009 Plan was intended to secure for us the benefits arising from ownership of our common stock by the employees, officers, directors and consultants of the Company. The 2009 Plan was designed to help attract and retain for the Company and its affiliates personnel of superior ability for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services and to motivate such individuals through added incentives to further contribute to the success of the Company and its affiliates.

Pursuant to the 2009 Plan, our board of directors (or a committee thereof) had the ability to award grants of incentive or non-qualified options, restricted stock awards, performance shares and other securities as described in greater detail in the 2009 Plan to our employees, officers, directors and consultants. The number of securities issuable pursuant to the 2009 Plan was initially 14,881, provided that the number of shares available for issuance under the 2009 Plan would be increased on the first day of each fiscal year beginning with our 2011 fiscal year, in an amount equal to the greater of (a) 5,953 shares; or (b) three percent (3%) of the number of issued and outstanding shares of the Company on the first day of such fiscal year. The 2009 Plan was to expire in April 2019.

As of the date of this proxy statement, 3,422 options remain outstanding under the 2009 Plan. These options have a weighted average exercise price of $35.07 per share, and have an expiration date ranging from May 28, 2018 to February 2, 2021.

2003 Stock Option Plan

Effective April 1, 2009, our 2003 Stock Option Plan was replaced by the 2009 Plan. The number of securities originally grantable pursuant to the 2003 Stock Option Plan were 23,810. Any options granted pursuant to the 2003 Stock Option Plan remain in effect until they otherwise expire or are terminated according to their terms. As of the date of this proxy statement, no options remain outstanding under the 2003 Plan.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information, as of December 31, 2014, with respect to our compensation plans under which common stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A) (C)

Equity compensation plans approved by stockholders (1)	898,895	$1.71	3,493,248	(2)
Equity compensation plans not approved by stockholders (3)	2,422,516	$1.49	-
Total	3,321,411	$1.55	3,493,248

(1)
Consists of (i) options to purchase 343,471 shares of common stock issued and outstanding under the Pacific Energy Development Corp. 2012 Amended and Restated Equity Incentive Plan, (ii) options to purchase 3,424 shares of common stock issued and outstanding under the Blast Energy Services, Inc. 2009 Incentive Plan, and (iii) options to purchase 552,000 shares of common stock issued and outstanding under the PEDEVCO Corp. 2012 Amended and Restated Equity Incentive Plan.

(2)	Consists of 3,493,248 shares of common stock reserved and available for issuance under the PEDEVCO Corp. 2012 Amended and Restated Equity Incentive Plan.

(3)
Consists of (i) options to purchase 928,335 shares of common stock granted by Pacific Energy Development Corp. to employees and consultants of the Company in October 2011 and June 2012, and (ii) warrants to purchase 1,494,181 shares of common stock granted by Pacific Energy Development Corp. and PEDEVCO Corp. to placement agents and consultants between April 2012 and November 2014.

2014 Say on Pay Vote

At the annual meeting of our stockowners held on June 27, 2014, stockholders holding 39.7% of the total shares eligible to be voted at the annual meeting, 67.3% of the shares voted at the annual meeting and 85.4% of the total votes cast on the proposal, voted in favor of our named executive officers’ 2013 compensation. The board of directors and the Compensation Committee considered these favorable results and did not make significant changes to our executive compensation program because it believes this advisory stockholder vote indicates strong support for our current compensation policies. The board of directors currently plans to hold the next non-binding, advisory vote on executive compensation at our 2017 annual meeting of stockholders.

Executive Employment Agreements

Frank C. Ingriselli. Pacific Energy Development, our wholly-owned subsidiary, has entered into an employment agreement, dated June 10, 2011, as amended January 11, 2013, with Frank C. Ingriselli, its Chairman, then President and Chief Executive Officer, pursuant to which, effective June 15, 2011, Mr. Ingriselli has been employed by Pacific Energy Development, and since the Pacific Energy Development merger, our company, with a current annual base salary of $333,0000, and a target annual cash bonus of between 20% and 40% of his base salary, awardable by the board of directors in its discretion. In addition, Mr. Ingriselli’s employment agreement includes, among other things, severance payment provisions that would require us to make lump sum payments equal to 36 months’ salary and target bonus to Mr. Ingriselli in the event his employment is terminated due to his death or disability, terminated without “Cause” or if he voluntarily resigns for “Good Reason” (48 months in connection with a “Change of Control”), and continuation of benefits for up to 48 months, as such terms are defined in the employment agreement. The employment agreement also prohibits Mr. Ingriselli from engaging in competitive activities during and following termination of his employment that would result in disclosure of our confidential information, but does not contain a general restriction on engaging in competitive activities.

For purposes of Mr. Ingriselli’s employment agreement, the term “Cause” means his (1) conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude; (2) fraud on or misappropriation of any funds or property of our company or any of its affiliates, customers or vendors; (3) act of material dishonesty, willful misconduct, willful violation of any law, rule or regulation, or breach of fiduciary duty involving personal profit, in each case made in connection with his responsibilities as an employee, officer or director of our company and which has, or could reasonably be deemed to result in, a Material Adverse Effect upon our company; (4) illegal use or distribution of drugs; (5) material violation of any policy or code of conduct of our company; or (6) material breach of any provision of the employment agreement or any other employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by him for the benefit of our company or any of its affiliates, all as reasonably determined in good faith by the board of directors of our company. However, an event that is or would constitute “Cause” shall cease to be “Cause” if he reverses the action or cures the default that constitutes “Cause” within 10 days after our company notifies him in writing that Cause exists. No act or failure to act on Mr. Ingriselli’s part will be considered “willful” unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that such action or omission was in the best interests of our company. Any act or failure to act that is based on authority given pursuant to a resolution duly passed by the board of directors, or the advice of counsel to our company, shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of our company.

 For purposes of the employment agreement, “Material Adverse Effect” means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of our company or its subsidiaries, taken as a whole.

For purposes of Mr. Ingriselli’s employment agreement, “Good Reason” means the occurrence of any of the following without his written consent: (a) the assignment to him of duties substantially inconsistent with this employment agreement or a material adverse change in his titles or authority; (b) any failure by our company to comply with the compensation provisions of the agreement in any material way; (c) any material breach of the employment agreement by our company; or (d) the relocation of him by more than fifty (50) miles from the location of our company’s principal office located in Danville, California. However, an event that is or would constitute “Good Reason” shall cease to be “Good Reason” if: (i) he does not terminate employment within 45 days after the event occurs; (ii) before he terminates employment, we reverse the action or cure the default that constitutes “Good Reason” within 10 days after he notifies us in writing that Good Reason exists; or (iii) he was a primary instigator of the “Good Reason” event and the circumstances make it inappropriate for him to receive “Good Reason” termination benefits under the employment agreement (e.g., he agrees temporarily to relinquish his position on the occurrence of a merger transaction he assists in negotiating).

For purposes of Mr. Ingriselli’s employment agreement, “Change of Control” means: (i) a merger, consolidation or sale of capital stock by existing holders of capital stock of our company that results in more than 50% of the combined voting power of the then outstanding capital stock of our company or its successor changing ownership; (ii) the sale, or exclusive license, of all or substantially all of our company’s assets; or (iii) the individuals constituting our company’s board of directors as of the date of the employment agreement (the “Incumbent Board of Directors”) cease for any reason to constitute at least 1/2 of the members of the board of directors; provided, however, that if the election, or nomination for election by our stockholders, of any new director was approved by a vote of the Incumbent Board of Directors, such new director shall be considered a member of the Incumbent Board of Directors. Notwithstanding the foregoing and for purposes of clarity, a transaction shall not constitute a Change in Control if: (w) its sole purpose is to change the state of our company’s incorporation; (x) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held our company’s securities immediately before such transaction; or (y) it is a transaction effected primarily for the purpose of financing our company with cash (as determined by the board of directors in its discretion and without regard to whether such transaction is effectuated by a merger, equity financing or otherwise).

Michael L. Peterson. On September 1, 2011, Pacific Energy Development, our wholly-owned subsidiary, entered into a Consulting Agreement engaging Michael L. Peterson to serve as Executive Vice President of Pacific Energy Development. This Consulting Agreement was superseded by an employment offer letter dated February 1, 2012, which employment offer letter was later amended and restated in full on June 16, 2012. Pursuant to Mr. Peterson’s current employment offer letter, Mr. Peterson serves as our company’s Chief Financial Officer and now President at a current annual base salary of $300,000, and a target annual cash bonus of between 20% and 40% of his base salary, awardable by the board of directors in its discretion. Mr. Peterson previously served as a member of the board of directors and as the Interim President and Chief Executive Officer of Blast, and formerly as the Executive Vice President of the Company until his promotion to the office of President in October 2014.

In addition, on January 11, 2013, Mr. Peterson’s employment offer letter was amended to revise the termination and severance provisions to parallel those of Mr. Clark Moore, our Executive Vice President, Secretary and General Counsel, as described below. Mr. Peterson’s employment offer letter amendment provides for, among other things, severance payment provisions that would require the Company to make lump sum payments equal to 18 months’ salary and target bonus to Mr. Peterson in the event his employment is terminated due to his death or disability, terminated without “Cause” or if he voluntarily resigns for “Good Reason” (36 months in connection with a “Change of Control”), and continuation of benefits for up to 36 months (48 months in connection with a “Change of Control”), as such terms are defined in the employment offer letter amendment.

The definitions of “Cause” (including the applicable cure provisions associated therewith), “Material Adverse Effect”, “Good Reason” and “Change of Control” in Mr. Peterson’s employment offer letter amendment are substantially the same as in Mr. Frank C. Ingriselli’s employment agreement as discussed above.

Clark Moore. Pacific Energy Development, our wholly-owned subsidiary, has entered into an employment agreement, dated June 10, 2011, as amended January 11, 2013, with Clark Moore, its Executive Vice President, Secretary and General Counsel, pursuant to which, effective June 1, 2011, Mr. Moore has been employed by Pacific Energy Development, and since the Pacific Energy Development merger, with a current annual base salary of $250,000, and a target annual cash bonus of between 20% and 40% of his base salary, awardable by the board of directors in its discretion. In addition, Mr. Moore’s employment agreement includes, among other things, severance payment provisions that would require the Company to make lump sum payments equal to 18 months’ salary and target bonus to Mr. Moore in the event his employment is terminated due to his death or disability, terminated without “Cause” or if he voluntarily resigns for “Good Reason” (36 months in connection with a “Change of Control”), and continuation of benefits for up to 36 months (48 months in connection with a “Change of Control”), as such terms are defined in the employment agreement. The employment agreement also prohibits Mr. Moore from engaging in competitive activities during and following termination of his employment that would result in disclosure of our confidential information, but does not contain a general restriction on engaging in competitive activities.

The definitions of “Cause” (including the applicable cure provisions associated therewith), “Material Adverse Effect”, “Good Reason” and “Change of Control” in Mr. Peterson’s employment agreement are substantially the same as in Mr. Frank C. Ingriselli’s employment agreement as discussed above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as discussed below, referenced below, or otherwise disclosed above under “Executive Compensation” and “Executive Employment Agreements”, beginning on pages 17 and 24, respectively and below under “Proposal 2—Approval of the Issuance of Shares of Common Stock Upon the Conversion of the Outstanding Shares of Series A Convertible Preferred Stock”, beginning on page 40, there have been no transactions since January 1, 2013, and there is not currently any proposed transaction, in which the Company was or is to be a participant, where the amount involved exceeds $120,000, and in which any officer, director, or any stockholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest.

Loans from Directors and Officers

On March 22, 2013, we closed a private placement of secured promissory notes (the “Bridge Notes”) for an aggregate principal amount of $4.0 million, together with warrants exercisable for a total of up to 76,198 shares of our common stock at an exercise price of $5.25 per share (the “Bridge Warrants,” and, together with the Bridge Notes, the “Bridge Securities”). Frank C. Ingriselli, our Chairman, Chief Executive Officer and member of our board of directors, participated in the Bridge Financing, purchasing Bridge Notes of $1 million and receiving Bridge Warrants exercisable for 19,048 shares of our common stock, and Clark R. Moore, our Executive Vice President and General Counsel, purchased Bridge Notes of $50,000 and received Bridge Warrants exercisable for 953 shares of our common stock, respectively.

On December 16, 2013, we amended all of the Bridge Notes in order to extend the maturity date to July 31, 2014, subordinate the Bridge Notes to certain future qualified senior indebtedness, repay all accrued interest and payment-in-kind cash due, repay either none or 50% of the outstanding principal amounts due under such Bridge Notes, as elected by the holders, increase the interest rate from 10% per annum to 12% per annum on all deferred principal, and provided for an additional 10% payment-in-kind cash (“PIK”) amount equal to 10% of the deferred principal due. As additional consideration for the amendment of the Bridge Notes, we granted a new warrant (“New Warrant”) exercisable on a cashless basis at an exercise price of $2.34 per share for a number of shares of our common stock equal to (x) double (2x) the number of shares issuable under the Bridge Warrant originally issued to each holder who agreed to defer 50% of the outstanding principal of its Bridge Note, and (y) triple (3x) the number of shares issuable under the Bridge Warrant originally issued to each holder who agreed to defer 100% of the outstanding principal of its Bridge Note. Frank C. Ingriselli, our Chief Executive Officer and member of our board of directors, agreed to defer $500,000 of the original $1.0 million principal amount outstanding under his Bridge Note, and we paid to him $74,000 in accrued interest and $100,000 in PIK amounts due, and repaid 50% of his outstanding principal amount of $500,000, and Mr. Ingriselli received a New Warrant exercisable for 38,096 shares of our common stock. Clark R. Moore, our Executive Vice President and General Counsel, agreed to defer $25,000 of the original $50,000 principal amount outstanding under his Bridge Note, and we paid to him $4,000 in accrued interest and $5,000 in PIK amounts due, and repaid 50% of his outstanding principal amount of $25,000, and Mr. Moore received a New Warrant exercisable for 1,906 shares of our common stock.

In February 2014, each of Mr. Ingriselli and Mr. Moore transferred their Bridge Notes to non-affiliates of us, and as such, such officers no longer hold any Bridge Notes or rights thereunder.

Agreements with Related Persons

MIE Holdings Corporation

MIE Holdings Corporation, which we refer to as MIE Holdings, an independent upstream onshore oil company operating in China and abroad, may be deemed to be an affiliate of us due to its 80% interest held in Condor Energy Technology, LLC, which we refer to as Condor, a limited liability company in which we held a 20% interest until we divested our full interest in Condor to MIE Holdings in February 2015, and because MIE Holdings previously held a 50% interest in White Hawk Petroleum, LLC, which we refer to as White Hawk, which we acquired from MIE Holdings in December 2013 and then divested in full in February 2014. MIE Holdings also currently holds 1,333,334 shares of our common stock, and warrants exercisable for an aggregate of 333,334 shares of our common stock.

MIEJ Warrants

On June 30, 2014, we re-issued two warrants to MIE Jurassic Energy Corporation (“MIEJ”), which we refer to as MIEJ (a subsidiary of MIE Holdings), in order to extend their exercise terms through June 30, 2015 (the “Warrants”).  The Warrants were originally issued on May 23, 2012 to MIEJ and expired unexercised pursuant to their terms on May 23, 2014.  These two re-issued Warrants have the same terms and conditions as the originally issued warrants, including being exercisable on a cash-only basis for 166,667 shares of common stock of the Company at $3.75 per share and for 166,667 shares of common stock of the Company at $4.50 per share.  The Warrants were re-issued in consideration of the Company’s continued relationship with, and financial support from, MIEJ, and had no net effect on the Company’s fully-diluted capital stock (after taking into account the extension) as they simply extend the exercise term of the previously issued warrants.  These Warrants expired unexercised on June 30, 2015.

MIE Holdings Promissory Note

On February 14, 2013, the Company, through its wholly-owned Nevada subsidiary, Pacific Energy Development Corp. which we refer to as Pacific Energy Development or PEDCO, entered into a Secured Subordinated Promissory Note (the “MIEJ Note”) with MIEJ, with an effective date of November 1, 2012. Under the Note, PEDCO could draw down multiple advances up to a maximum of $5 million outstanding principal under that certain Amended and Restated Subordinated Promissory Note, date March 25, 2013, in the principal amount of $6,170,065, entered into between PEDCO and MIEJ (the “MIEJ Note”), with repaid amounts not being permitted to be re-borrowed. Amounts borrowed under the MIEJ Note could be used by PEDCO to fund fees and expenses allocable to PEDCO with respect to its operations in certain oil and gas working interests in the Wattenberg and Wattenberg Extension in the Denver-Julesburg Basin, Colorado, which we refer to as the D-J Basin, and which assets we refer to as the D-J Basin Asset. When drawn, principal borrowed under the MIEJ Note carried an interest rate of 10.0% per annum. Principal and accrued interest under the MIEJ Note were required to be paid within ten (10) business days of the earlier to occur of (i) December 31, 2013 or (ii) the closing of a debt or equity financing transaction with gross proceeds to the Company of at least $10 million. The MIEJ Note could be prepaid in full by the Company without penalty, and was secured by all of PEDCO’s ownership and working interest in the FFT2H well located in the D-J Basin Asset, and all corresponding leasehold rights pooled with respect to such well, and PEDCO’s ownership and working interest in each future well drilled and completed in a portion of the D-J Basin Asset.

On March 25, 2013, we and MIEJ amended and restated the MIEJ Note, to increase from $5 million the maximum amount available for us to borrow thereunder to $6.5 million, and to permit amounts borrowed under the MIEJ Note to be used by us to fund fees and expenses allocable to us with respect to our operations in the D-J Basin Asset, D-J Basin Asset-related acquisition expenses, and repayment of $432,000 due to Condor as a refund of the performance deposit paid by MIEJ with respect to our March 2013 acquisition of an average 97% working interest in the Mississippian Lime covering approximately 7,006 gross (6,763 net) acres located in Comanche, Harper, Barber and Kiowa Counties, Kansas, which we refer to as the Mississippian Asset, which rights to wells within the Mississippian Asset have since expired, and applied toward our purchase price of the Mississippian Asset. The MIEJ Note converted amounts previously advanced by MIEJ to us in the amount of $2.17 million to fund operations in the D-J Basin Asset through November 1, 2012, as well as an additional $2 million loaned by MIEJ to us under the MIEJ Note on February 14, 2013 and $2 million loaned by MIEJ to us under the MIEJ Note on March 25, 2013.

On July 9, 2013, the Company and MIEJ agreed to further amend the MIEJ Note to extend the maturity date from December 31, 2013 to August 31, 2014, and to remove the maturity trigger upon the closing of a debt or equity financing transaction with gross proceeds of $10 million to us. The Amended and Restated Secured Subordinated Promissory Note (the “Amended Note”), dated July 9, 2013, amended and restated the MIEJ Note. Under the Amended Note, PEDCO could draw down multiple advances up to a maximum of $6.5 million outstanding principal under the Note, with repaid amounts not being permitted to be re-borrowed. Amounts borrowed under the Amended Note could be used by PEDCO to fund fees and expenses allocable to PEDCO with respect to its operations in the D-J Basin Asset. When drawn, principal borrowed under the Amended Note carried an interest rate of 10.0% per annum. Principal and accrued interest under the Amended Note were due and payable within ten (10) business days of August 31, 2014. The total principal amount outstanding under the note was $6.17 million as of December 31, 2014, and we owed $1,203,000 in accrued interest at December 31, 2014 under the Note.

On February 19, 2015 (the “MIEJ Closing Date”), we and PEDCO entered into a Settlement Agreement (the “MIEJ Settlement Agreement”) with MIEJ. Pursuant to the MIEJ Settlement Agreement, (i) MIEJ and PEDCO agreed to restructure the MIEJ Note through the entry into a new Amended and Restated Secured Subordinated Promissory Note, dated February 19, 2015 (the “New MIEJ Note”), (ii) PEDCO agreed to sell its (x) full 20% ownership in Condor (the “Condor Interests”) to MIEJ pursuant to a Membership Interest Purchase Agreement entered into by and between PEDCO and MIEJ (the “Condor Purchase Agreement”), and (y) interests in approximately 945 net acres and interests in three (3) wells located in PEDCO’s legacy non-core Niobrara acreage located in Weld County, Colorado, that were directly held by PEDCO (the “PEDCO Direct Interests”) to Condor pursuant to an Assignment entered into by and between PEDCO and Condor, effective January 1, 2015 (the “PEDCO Direct Interests Assignment”), which Condor Interests and PEDCO Direct Interests together produce an estimated current net daily production of approximately 26 barrels of oil equivalent per day net to PEDCO as of February 7, 2015, and the parties agreed had a combined value of $4.2 million, (iii) Condor forgave approximately $1.8 million in previous working interest expenses related to the drilling and completion of certain wells operated by Condor that was due from PEDCO with respect to the PEDCO Direct Interests, and (iv) certain other related matters occurred, which, in summary, had the net effect of reducing approximately $9.4 million in aggregate liabilities due from PEDCO to MIEJ and Condor to $4.925 million, which is the new principal amount of the New MIEJ Note. In addition, pursuant to the MIEJ Settlement Agreement, (a) in consideration for the PEDEVCO Senior Loan Investors (as defined below under “Golden Globe Energy (US), LLC”) releasing their security interest on the Condor Interests and PEDCO Direct Interests, MIEJ paid $500,000 to the PEDEVCO Senior Loan Investors as a principal reduction on the PEDEVCO Senior Loan (defined below under “Golden Globe Energy (US), LLC”), which directly benefits the Company, (b) PEDCO paid $100,000 as a principal reduction under an approximately $6 million subordinated promissory note dated March 25, 2013, entered into by PEDCO in favor of MIEJ, which we refer to as the MIEJ-PEDCO Note, (c) each of MIEJ, Condor and the Company fully released each other, and their respective predecessors and successors in interest, parents, subsidiaries, affiliates and assigns, and their respective officers, directors, managers, members, agents, representatives, servants, employees and attorneys, from every claim, demand or cause of action arising on or before the MIEJ Closing Date, and (d) MIEJ confirmed that the MIEJ-PEDCO Note was paid in full and that PEDCO owes no amounts to MIEJ or Condor other than the principal amount due as reflected in the New MIEJ Note.

The New MIEJ Note is effective January 1, 2015, bears an interest rate of 10.0% per annum with no interest due until Maturity (defined below) or except as detailed below, is secured by all of our current and after-acquired assets, and is subordinated in every way to the PEDEVCO Senior Loan as well as to New Senior Lending (defined below); however, MIEJ has no control over the cash flow of the Company, nor is MIEJ’s consent required in connection with any disposition, sale, or use of any assets of the Company or any of its subsidiaries at any time in the future, provided that the requirements of the New MIEJ Note requiring the prepayment of interest, where applicable, as described below are followed. After the MIEJ Closing Date, the Company may enter into a loan, or a series of new loans or any other new non-equity investment or assumption of indebtedness (a “New Senior Lending”) which will be senior to the New MIEJ Note, without the prior consent of MIEJ, provided that, in addition to the approximately $35 million principal balance of the PEDEVCO Senior Loan, the New Senior Lending is subject to a cap of an additional $60 million in the aggregate, such that the total lending, debt or similar investment under such cap shall not exceed $95 million in the aggregate (the “Senior Debt Cap”), with any portion of New Senior Lending in excess of the Senior Debt Cap advanced first to MIEJ until the New MIEJ Note is paid in full. The New MIEJ Note shall automatically, and without further consent from MIEJ, be subordinated in every way to any such New Senior Lending. Should the Company enter into any new financing transaction that results in raising New Senior Lending of at least $20 million in excess of the balance of the PEDEVCO Senior Loan, then MIEJ has a right to be paid all interest and fees that have accrued on the New MIEJ Note each and every time that a new financing transaction reaches or exceeds the $20 million threshold. The New MIEJ Note is due and payable on March 8, 2017, subject to automatic extensions upon the occurrence of a Long-Term Financing or PEDEVCO Senior Lending Restructuring (each as defined below) (the “Maturity”). After the MIEJ Closing Date, on a onetime basis, the PEDEVCO Senior Loan may be refinanced by a new loan (“Long-Term Financing”) by one or more third party replacement lenders (“Replacement Lenders”), and in such event the Company shall undertake commercially reasonable best efforts to cause the Replacement Lenders to simultaneously refinance both the PEDEVCO Senior Loan and the New MIEJ Note as part of such Long-Term Financing. Despite such efforts, should the Replacement Lenders be unable or unwilling to include the New MIEJ Note in such financing, then the Long-Term Financing may proceed without including the New MIEJ Note, and the New MIEJ Note shall remain in place and shall be automatically subordinated, without further consent of MIEJ, to such Long-Term Financing. Furthermore, upon the occurrence of a Long-Term Financing, the Maturity of the New MIEJ Note is automatically extended, without further consent of MIEJ, to the same maturity date of the Long-Term Financing (the “Extended Maturity Date”), provided that the Extended Maturity Date may not exceed March 8, 2020. Additionally, upon the closing of such Long-Term Financing: (a) the Long-Term Financing is required to be subject to the Senior Debt Cap, (b) we are required to make commercially reasonable best efforts for the Long-Term Financing to include adequate reserves or other payment provisions whereby MIEJ is paid all interest and fees accrued on the New MIEJ Note commencing as of March 8, 2017 (and annually thereafter, until such time as the New MIEJ Note is paid in full), but in any event the Replacement Lenders are required to agree to allow for quarterly interest payments (starting March 31, 2017) of not less than 5% per annum on the outstanding balance of the New MIEJ Note, plus a one-time payment of accrued interest (not to exceed $500,000) as of March 31, 2017 (the “Subordinated Interest Payments”), and the remaining 5% interest shall continue to accrue, and (c) MIEJ has the Right of Conversion (defined below) commencing as of March 8, 2017, the original maturity date of the New MIEJ Note. If the PEDEVCO Senior Loan and/or New Senior Lending is not refinanced by Replacement Lenders, but is instead refinanced, restructured or extended by the existing PEDEVCO Senior Loan Investors (a “PEDEVCO Senior Lending Restructuring”), the maturity of both the New MIEJ Note and the PEDEVCO Senior Loan may be extended to no later than March 8, 2019, without requiring the consent of MIEJ, provided that (i) any such extension of the maturity date of the New MIEJ Note past March 8, 2017 shall give MIEJ the Right of Conversion (described below) commencing on March 8, 2017, and (ii) such extension agreement shall include payment provisions whereby MIEJ shall be paid all interest and fees accrued on the New MIEJ Note as of March 8, 2018. The New MIEJ Note may be prepaid any time without penalty, and should the Company repay the New MIEJ Note on or before December 31, 2015, 20% of the principal of the New MIEJ Note amount is required to be forgiven by MIEJ, and should the Company repay the New MIEJ Note on or before December 31, 2016, 15% of the principal of the New MIEJ Note amount is required to be forgiven by MIEJ.

The New MIEJ Note has a conversion feature that provides, in the event that the final maturity of the New MIEJ Note is extended beyond March 8, 2017 for whatever reason, MIEJ has the right, at its discretion, to have the outstanding balance of the New MIEJ Note plus any accrued and unpaid interest thereon converted in whole or in part into common stock of the Company at a price (the “Conversion Price”) equal to 80% of the average closing price per share of common stock over the then previous 60 days from the date MIEJ exercises its conversion right (subject to adjustment for stock splits, recapitalizations and the like)(such event, a “Right of Conversion”); provided, however, that in no event shall the Conversion Price be less than $0.30 per share of common stock (the “Floor Price”). Additionally, the New MIEJ Note contains a provision preventing the conversion of the MIEJ Note to the extent that such conversion would result in more than 19.9% of our outstanding common stock or voting stock being issued in aggregate upon the conversion of such note, or otherwise require stockholder approval under the NYSE MKT rules. Notwithstanding that, the Company agreed to include a proposal in its proxy statement for its 2016 annual meeting of its stockholders (the “2016 Annual Meeting”) for the approval of the issuance of the maximum number of shares of common stock issuable in connection with conversion of the New MIEJ Note, assuming conversion at the Floor Price (the “Maximum Conversion Shares”). In the event that a vote in favor of the issuance by the Company of the Maximum Conversion Shares fails at the 2016 Annual Meeting, the Company shall thereafter take all commercially reasonable action to procure such approval no later than the 2017 annual meeting of its stockholders. The Company shall also take all reasonable actions as may be necessary to procure any associated approvals from the NYSE MKT for the issuance of the shares.

Sale of Condor to MIE Holdings

Pursuant to the Condor Purchase Agreement and PEDCO Direct Interests Assignment, as described above, the Condor Interests and the PEDCO Direct Interests were conveyed to MIEJ and Condor, respectively, effective as of January 1, 2015, and contain customary adjustments for allocation of income, revenue, cost and expense attributable to the properties as of the MIEJ Closing Date. In addition, under the Condor Purchase Agreement, effective January 1, 2015, PEDCO ceased to be a member of Condor, Mr. Frank C. Ingriselli was removed as a manager and officer of Condor, and all other employees of PEDCO who were officers of Condor were removed as officers and employees of Condor. PEDCO further agreed to provide assistance in the orderly transfer of the operational management, finance and accounting matters involving Condor to MIEJ, and upon the request of MIEJ, PEDCO agreed for a period of up to six (6) months (terminable upon fifteen (15) days’ prior written notice from MIEJ to PEDCO), PEDCO shall continue to assist with Condor’s accounting and audits and perform joint interest billing accounting on behalf of Condor for a monthly fee of $55,000 for January 2015, $0 for February 2015, $10,000 for March 2015 and $30,000 per month thereafter, pro-rated for partial months.

Condor Promissory Note

On July 9, 2013, Condor, our then 20% owned subsidiary, and MIEJ agreed to amend the Promissory Note (the “Original Condor-MIEJ Note”) previously entered into on February 14, 2013 by Condor and MIEJ, to increase the amount available for borrowing from $14 million to $25 million for the purposes of funding drilling and development of Condor’s assets. The Amended and Restated Promissory Note, executed July 9, 2013 by Condor and effective June 28, 2013 (the “Amended Condor-MIEJ Note”), amended and restated the Original Condor-MIEJ Note. Under the Amended Condor-MIEJ Note, Condor could draw down multiple advances up to a maximum of $25 million outstanding principal under the Amended Condor-MIEJ Note (previously $14 million), with repaid amounts not being permitted to be re-borrowed. When drawn, principal borrowed under the Amended Condor-MIEJ Note carried an interest rate per annum equal to the one (1) month LIBOR rate, plus four percent (4%). Principal and accrued interest due under the Amended Condor-MIEJ Note were due and payable on the date that was 36 months from the date each advance is made under the Amended Condor-MIEJ Note. The note may be prepaid in full by Condor without penalty. The total principal amount outstanding as of December 31, 2014 under the Amended Condor-MIEJ Note was $26,473,000.

On November 26, 2012, we entered into an agreement with MIEJ providing for the allocation of 50% of the purchase price, payment of the aggregate of an $865,000 performance deposit due, ownership interest, development and operational expenses with respect to the Mississippian Asset to each of the Company and MIEJ, provided that if MIEJ elected to not participate in the acquisition of the Mississippian Asset, that the Company would refund MIEJ’s $432,000 paid as its 50% portion of the performance deposit paid and allow MIEJ to exit the transaction. In February 2013, MIEJ elected not to participate in the Mississippian Asset acquisition transaction, the seller and the Company agreed to restructure the Mississippian Asset acquisition transaction to provide for the Company to be the sole buyer and apply the performance deposit previously paid toward the purchase price due from the Company in the restructured transaction. In March 2014, the Company fully satisfied its obligation to refund to MIEJ the amount of $432,000.

As a result of the MIEJ Settlement Agreement and Condor Purchase Agreement, the Company has no further interests in Condor or any obligations to Condor or MIE Holdings except as set forth in the New MIEJ Note, the MIEJ Settlement Agreement, and the Condor Purchase Agreement, as described in more detail above.

White Hawk Acquisition

On December 20, 2013, White Hawk entered into a series of transactions pursuant to which MIEJ divested its 50% share of interests in the assets held through White Hawk to a third party, and withdrew from White Hawk as a member thereof effective December 31, 2013, with our effective interests in its Eagle Ford shale assets remaining unchanged and unaffected by the transactions (prior to the divesture of such assets as described below). As a result of the transactions, White Hawk divested 50% of its assets and we became the 100% owner of White Hawk. Thereafter, we sold our Eagle Ford assets to a third party, effective November 1, 2013, and exited the Eagle Ford play.

Yao Hang Finance (Hong Kong) Limited

Yao Hang Finance (Hong Kong) Limited, which we refer to as Yao Hang, may be deemed to be an affiliate of the Company due to its beneficial ownership of 3,333,334 shares of our common stock, and warrants exercisable for an aggregate of 1,000,002 shares of our common stock. On August 12, 2013, we sold (a) 6,666,667 shares of common stock at a price of $3.00 per share (the “Purchased Shares”), which included rights to the following warrants (b) three-year warrants exercisable on a cash basis only for (i) an aggregate of 666,667 shares of common stock at $3.75 per share, (ii) an aggregate of 666,667 shares of common stock at $4.50 per share, and (iii) an aggregate of 666,667 shares of common stock at $5.25 per share (collectively (i), (ii) and (iii), the “Purchased Warrants”), to Yao Hang in consideration for $20 million.

Yao Hang paid $10 million in cash at the closing, and entered into a common stock and Warrant Subscription Agreement (the “Subscription Agreement”), First Amendment to common stock and Warrant Subscription Agreement (the “Amendment”), and full-recourse promissory note (the “Note”), which Amendment and Note required that it pay the balance of $10 million in cash no later than December 1, 2013, with 3,333,333 of the shares of common stock issued to Yao Hang in the private placement (the “Escrowed Shares”), as well as warrants exercisable for (i) an aggregate of 333,333 shares of common stock at $3.75 per share, (ii) an aggregate of 333,333 shares of common stock at $4.50 per share, and (iii) an aggregate of 333,333 shares of common stock at $5.25 per share (collectively (i), (ii) and (iii), the “Escrowed Warrants”), being held in escrow by us pending Yao Hang’s payment in full of the $10 million due under the Note.

Yao Hang failed to pay the $10 million balance due under the Note by December 1, 2013. On March 7, 2014, PEDEVCO notified Yao Hang that, effective immediately, the Escrowed Shares and Escrowed Warrants were rescinded as permitted pursuant to the terms of the Note, and the Note was cancelled and forgiven, with no further action required by Yao Hang.

Golden Globe Energy (US), LLC

Effective February 23, 2015, we entered into several transactions with Golden Globe Energy (US), LLC, which we refer to as GGE, which may be deemed to be an affiliate of us due to its beneficial ownership of 3,409,445 shares of our common stock and 66,625 shares of our Series A Convertible Preferred Stock, as described below.

On March 7, 2014, in connection with our acquisition of certain oil and gas interests in the Wattenberg and Wattenberg Extension in the D-J Basin, which we acquired from Continental Resources, Inc., which we refer to as Continental and the Continental Acquisition, we entered into a $50 million 3-year term debt facility with and issued those certain promissory notes in favor of BRe BCLIC Primary, BRe BCLIC Sub, BRe WINIC 2013 LTC Primary, BRe WNIC 2013 LTC Sub, and RJC, as investors (the “PEDEVCO Senior Loan Investors”), and BAM Administrative Services LLC, as agent for the investors, and any related collateral documents (collectively, the “PEDEVCO Senior Loan”).  On March 19, 2015, BRe WNIC 2013 LTC Primary transferred a portion of its PEDEVCO Senior Loan to HEARTLAND Bank, and effective April 1, 2015, BRe BCLIC Primary transferred its PEDEVCO Senior Loan to Senior Health Insurance Company of Pennsylvania (“SHIP”), with each of HEARTLAND Bank and SHIP becoming a “PEDEVCO Senior Loan Investor” upon such dates.  As part of the transaction, GGE (formerly Golden Globe Energy Corp.) (an affiliate of RJ Credit LLC) acquired an equal 13,995 net acre position in the assets the Company acquired from Continental (the “GGE Assets”), thereby making GGE an equal working interest partner with us in the development of these newly acquired assets, and allowing us to undertake a more aggressive drilling and development program. On February 23, 2015, we completed the acquisition of the GGE Assets from GGE pursuant to the D-J Basin Acquisition, thereby reunifying the assets we originally acquired in the Continental Acquisition, and we assumed approximately $8.35 million of junior subordinated debt from GGE that GGE incurred to develop the GGE Assets subsequent to GGE’s acquisition of them from us in March 2014 and owed to RJ Credit LLC, all as described in greater detail below under “Proposal 2—Approval of the Issuance of Shares of Common Stock Upon the Conversion of the Outstanding Shares of Series A Convertible Preferred Stock”, beginning on page 40.

On February 23, 2015 (the “Closing”), we entered into and closed the transactions contemplated by a Purchase and Sale Agreement (the “Purchase Agreement”) with GGE, pursuant to which the Company, through Red Hawk, acquired from GGE all of its rights, title and interest in approximately 12,977 net acres in the DJ Basin located almost entirely within Weld County, Colorado, including acreage located in the prolific Wattenberg core area, and interests in 53 gross (7.8 net) wells with an estimated current net daily production of approximately 500 barrels of oil equivalent per day as of February 7, 2015, which we refer to as the GGE Assets, and which acquisition we refer to as the D-J Basin Acquisition. All of GGE’s leases and related rights, oil and gas and other wells, equipment, easements, contract rights, and production are included in the purchase, the majority of which assets were originally conveyed to GGE’s predecessor-in-interest, RJ Resources Corp., by us in March 2014 in connection with the Continental Acquisition.

As consideration for the acquisition of the GGE Assets, the Company (i) issued to GGE 3,375,000 restricted shares of common stock and 66,625 restricted shares of the Company’s then newly-designated Amended and Restated Series A Convertible Preferred Stock (the “Series A Preferred” (described in greater detail in “Proposal 2—Approval of the Issuance of Shares of Common Stock Upon the Conversion of the Outstanding Shares of Series A Convertible Preferred Stock”, beginning on page 40), (ii) assumed approximately $8.35 million of junior subordinated debt from GGE (the “Junior Debt”) pursuant to an Assumption and Consent Agreement and an Amendment to Note and Security Agreement, and (iii) provided GGE with a one-year option to acquire the Company’s interest in its Kazakhstan opportunity for $100,000 pursuant to a Call Option Agreement (the “Kazakhstan Call Option Agreement”, described in greater detail below).

The Purchase Agreement contains customary representations, warranties, covenants and indemnities by the parties thereto. In addition, the Company provided GGE, as the sole stockholder of our Series A Preferred Stock, the right pursuant to the Purchase Agreement and the certificate of designation designating the Series A Preferred, upon notice to the Company, to appoint designees to fill two (2) seats on the board of directors, one of which must be an independent director as defined by applicable rules, and the exclusive right, voting the Series A Preferred Stock as sole stockholder thereof, separately as a single class, to elect such two (2) nominees to the board of directors. On July 15, 2015, at the request of GGE the board of directors of the Company increased the number of members of the board of directors from three to four, pursuant to the power provided to the board of directors in the Company’s Bylaws, and appointed David Z. Steinberg as a member of the board of directors to fill the newly created vacancy, also pursuant to the power provided to the board of directors in the Company’s Bylaws. At the time of appointment, the board of directors made the affirmative determination that Mr. Steinberg was ‘independent’ pursuant to applicable NYSE MKT and Securities and Exchange Commission rules and regulations. The board of directors appointment rights continue until GGE no longer holds any of the Tranche One Shares (defined  in “Proposal 2—Approval of the Issuance of Shares of Common Stock Upon the Conversion of the Outstanding Shares of Series A Convertible Preferred Stock”, beginning on page 40). The Company has further agreed to seek stockholder approval for the issuance of the Company’s common stock upon conversion of the Series A Preferred, and to include the Company’s board of directors’ recommendation to the stockholders that they approve such proposal in this proxy statement.

The Series A Preferred stock has the rights, privileges and terms and conditions described below under “Proposal 2—Approval of the Issuance of Shares of Common Stock Upon the Conversion of the Outstanding Shares of Series A Convertible Preferred Stock”, beginning on page 40.

The Assumption and Consent Agreement provides that, as of the effective date of the acquisition, the Company assumed all of GGE’s rights, obligations and liabilities under that certain Note and Security Agreement, dated April 10, 2014 (the “GGE Note”), as amended by that certain Amendment to Note and Security Agreement, dated as of the Effective Date (the GGE Note, as amended, the “Amended GGE Note”). The lender under the Amended GGE Note is RJ Credit LLC (“RJC”), and the Amended GGE Note has an aggregate principal balance of $8,353,000. The Amended GGE Note is due and payable on December 31, 2017, and bears interest at the per annum rate of twelve percent (12%) (24% upon an event of default), which interest is payable monthly in cash by the Company. The Amended GGE Note is subordinate and subject to the terms and conditions of the PEDEVCO Senior Loan, as well as any future secured indebtedness of the Company from a lender with an aggregate principal amount of at least $20,000,000 (“Future PEDEVCO Loan”). Should the Company repay the PEDEVCO Senior Loan and replace such indebtedness with a Future PEDEVCO Loan, then, upon the reasonable request of such senior lender, RJC agreed to further amend the Amended GGE Note to adjust the frequency of interest payments or to eliminate such payments and replace the same with the accrued interest to be paid at maturity.

            The GGE Note contains customary representations, warranties, covenants and requirements for the Company to indemnify RJC and its affiliates, related parties and assigns. The GGE Note also includes various covenants (positive and negative) binding the Company, including requiring that the Company provide RJC with quarterly (unaudited) and annual (audited) financial statements, restricting the Company’s creation of liens and encumbrances, or sell or otherwise disposing, the Collateral (as defined therein). RJC is one of the lenders under the PEDEVCO Senior Loan, and is an affiliate of GGE.

The Call Option Agreement provides that for a period of one (1) year following the closing, GGE may acquire from us, for a purchase price of $100,000, the 23,182,880 shares of Caspian Energy Inc., which we refer to as Caspian, which we acquired as part of the original transaction with Asia Sixth Energy Resources Limited. Caspian’s common stock trades on the TSX Venture Exchange under the symbol “CKZ-H.V”.

DOME AB Reorganization Agreement

On May 21, 2015, we entered into an Agreement and Plan of Reorganization, as amended on July 15, 2015, which we refer to as the reorganization agreement, with PEDEVCO Acquisition Subsidiary, Inc., our then newly formed wholly-owned subsidiary, which we refer to as Exchange Sub, Dome Energy AB, which we refer to as Dome AB, and Dome Energy, Inc. a wholly-owned subsidiary of Dome AB, which we refer to individually as Dome US and collectively with Dome AB as Dome Energy. Pursuant to the reorganization agreement, we plan to acquire substantially all of the assets of Dome AB through an exchange of certain of the shares of our common stock for the shares of Dome US, with the outstanding shares of Dome USbeing received by Exchange Sub and Dome AB receiving our shares, which we refer to as the exchange. Following the exchange, Dome AB plans to dissolve and to distribute our shares which it will receive in the exchange ratably to its stockholders, which we refer to as the Dome AB dissolution and distribution, and together with the exchange, the reorganization. The obligations of the Company, Exchange Sub, Dome US and Dome AB to effect the exchange and reorganization are subject to the satisfaction or waiver of several conditions set forth in the reorganization agreement. Pursuant to the terms of the reorganization agreement, upon completion of the exchange, (i) Dome AB will transfer 100% the outstanding common stock of Dome US (representing all of the outstanding capital stock of Dome US) to Exchange Sub, solely in exchange for shares of our common stock; (ii) Exchange Sub will continue as a wholly-owned subsidiary of the Company and Dome US will be a wholly-owned subsidiary of Exchange Sub; and (iii) we will issue Dome AB approximately 152 million shares of our common stock (subject to adjustment before closing such that the number of shares issued equals 64% of our issued and outstanding common stock (including shares issuable upon conversion of our outstanding Series A Convertible Preferred Stock (but excluding certain redeemable Series A Convertible Preferred Stock shares)).

The exchange is subject to customary closing conditions, including (1) approval of the reorganization agreement by the shareholders of the Company (which approval we are not seeking at the annual meeting) and Dome AB, (2) receipt of required regulatory approvals, (3) the absence of any law or order prohibiting the consummation of the exchange, (4) approval of the NYSE MKT, and (5) the effectiveness of a Form S-4 Registration Statement relating to the Company’s common stock to be issued in the exchange and including proxy information for both the Company and Dome AB (the “Form S-4”). Each party’s obligation to complete the exchange is also subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, and (b) performance in all material respects by the other party of its obligations under the reorganization agreement. Additionally, closing conditions relating to Dome AB’s obligation to close the transaction include the obligation of the Company to furnish Dome AB with (A) evidence satisfactory to it that (i) our junior lender has agreed to subordinate approximately $8.35 million of debt owed to a $43.75 million credit facility held by Dome US; and (ii) we have satisfied in full all obligations under our senior loan; and (B) copies of new employment agreements with Frank C. Ingriselli (our Chairman and Chief Executive Officer); Michael L. Peterson (our President and Chief Financial Officer); and Clark R. Moore (our General Counsel and Executive Vice President), modifying the terms of their current agreements to, among other things, waive certain change of control provisions set forth therein.

Voting Agreements

As an inducement to Dome AB and Dome US to enter into the reorganization agreement, our executive officers Mr. Ingriselli; Mr. Peterson; and Mr. Moore and GGE and who in aggregate can vote 7,873,718 voting shares or 17.8% of our capital stock, entered into a voting agreement with Dome AB and Dome US. The voting agreement provided that each party subject to the voting agreement will vote his or its, as applicable, shares of common stock in favor of adoption of the reorganization agreement and the proposals thereto as set forth in the Form S-4 we plan to file to seek approval for such proposals, and also grants an irrevocable proxy to Paul Morch, the Chief Executive Officer of Dome AB, to vote such shares in favor of those proposals. The parties to the voting agreement also agreed not to sell, transfer or otherwise dispose of their shares of common stock, subject to certain exceptions provided in the voting agreement. The voting agreement remains in effect until the earlier of the effective date of the exchange or the date on which the reorganization agreement is terminated, or upon the notice from any stockholder party to the voting agreement to Dome US and Dome AB of their intent to terminate their obligations under the agreement in the event the consideration to be received by us is materially decreased by an amendment to the reorganization agreement which was not approved by such applicable stockholder.

Vesting Agreements

As a required term of our entry into the reorganization agreement, Mr. Ingriselli, Mr. Peterson, and Mr. Moore, our executive officers, entered into Vesting Agreements with us, pursuant to which they each individually agreed, that effective as of the date of such agreements (May 21, 2015), all existing so-called “10b5-1 trading plans” providing for the periodic sale of their restricted stock upon vesting shall be terminated, and the vesting of all restricted stock they hold which is subject to vesting prior to the exchange being consummated (the “Exchange Closing”) will be delayed until the 2nd business day following either (x) the Exchange Closing, or (y) our public disclosure of the termination of the exchange (the “Vesting Delay”).  This Vesting Delay will occur provided that effective upon the 2nd trading day following our public announcement of the Exchange Closing, all unvested stock subject to the Vesting Delay, and all unvested stock and options subject to vesting through July 1, 2016, will vest immediately (subject to not more than 573,000 shares of unvested stock and options to purchase 333,000 shares  vesting to Mr. Ingriselli, not more than 520,500 shares of unvested stock and options to purchase 292,500 shares vesting to Mr. Peterson, and not more than 389,000 shares of unvested stock and options to purchase 243,000 shares vesting to Mr. Moore) (the “Closing Acceleration”).

The Closing Acceleration will occur even if the executives are not then employees or directors of us on such date. Notwithstanding the above, in the event the reorganization agreement is terminated or the exchange is not consummated by December 29, 2015 (unless otherwise agreed upon in writing by the parties to the reorganization agreement), all restricted stock subject to the Vesting Delay will vest on the 2nd business day following our public disclosure of the termination of the exchange (in the event the reorganization agreement is terminated prior to December 29, 2015), or, in the event the exchange is not terminated by, or consummated by, December 29, 2015, on January 7, 2016, and the original vesting terms for all future unvested stock and options will be reinstated to the terms in effect prior to the parties’ entry into the Vesting Agreements. We also agreed to pay up to $370,000 in taxes due in connection with such Closing Acceleration, including gross ups (allocated up to $143,008 for Mr. Ingriselli, up to $129,906 for Mr. Peterson, and up to $97,086 for Mr. Moore). Finally, all options subject to the Closing Acceleration will be extended for a period of five years following the closing of the exchange, regardless of their original terms.

Review and Approval of Related Party Transactions

We have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant stockholders, provided that it is our policy that any future material transactions between us and members of management or their affiliates shall be on terms no less favorable than those available from unaffiliated third parties.

In addition, our Code of Ethics (described above under “Code of Ethics” on page 14), which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership in our common stock and other equity securities, on Form 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us and on written representation by our officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that with respect to the fiscal year ended December 31, 2014, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

Pursuant to SEC rules, we are not required to disclose in this proxy statement any failure to timely file a Section 16(a) report that has been disclosed by us in a prior proxy statement.

PROPOSAL 1
ELECTION OF DIRECTORS

At the annual meeting, four directors are to be elected to hold office until the 2016 annual meeting of stockholders and until their respective successors are duly elected and qualified. The Nominating and Governance Committee has recommended, and the board of directors has selected, the following nominees for election: Frank C. Ingriselli, David C. Crikelair and Elizabeth P. Smith, collectively, the “non-Series A Nominees” and David Z. Steinberg, who has been nominated by the holder of our Series A Preferred Stock (the “Series A Nominee”), all of whom are current members of the board of directors of the Company. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to, or for good cause will not, serve as a director.  The Series A Nominee was nominated by GGE, as the sole stockholder of our Series A Preferred Stock, who has the right pursuant to the Purchase Agreement and the certificate of designation designating the Series A Preferred (as described in greater detail below under “Proposal 2—Approval of the Issuance of Shares of Common Stock Upon the Conversion of the Outstanding Shares of Series A Convertible Preferred Stock”), upon notice to the Company, to appoint designees to fill two (2) seats on the board of directors, one of which must be an independent director as defined by applicable rules, and the exclusive right, voting the Series A Preferred Stock as sole stockholder thereof, separately as a single class, to elect such two (2) nominees to the board of directors. To date, GGE has nominated Mr. Steinberg as its sole nominee on the Board of Directors.

The Series A Nominee is required to immediately resign at the option of the other members of our board of directors upon such time as the rights of the Series A Preferred Stock holder to appoint members to our board of directors expires. For so long as the Series A Preferred Stock board appointment rights remain in effect, if for any reason the Series A Nominee resigns or is otherwise removed from the board of directors, then his or her replacement shall be a person elected by any remaining Series A Preferred Stock nominee or the holder of the Series A Preferred Stock.

The Company’s Nominating Committee has reviewed the qualifications of the director nominees and has recommended each of the nominees for election to the Board.

We believe that each of our directors possesses high standards of personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; mature judgment; diversity in professional experience, skills and background and a proven record of success in their respective fields; and valuable knowledge of our business and industry. Moreover, each of our directors is willing to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to serving us and our stockholders. Set forth below is a brief description of the specific experiences, qualifications and skills attributable to each of our directors that led the board of directors, as of the date of this proxy statement, to its conclusion that such director should serve as a director of the Company. Director nominee ages set forth below are as of the record date.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW.

FRANK C. INGRISELLI (Age 61) CHAIRMAN Director since July 2012

Mr. Ingriselli has served as our Executive Chairman of the board of directors and Chief Executive Officer since our acquisition of Pacific Energy Development in July 2012, and as our President from July 2012 to October 2014. Mr. Ingriselli also served as the President, Chief Executive Officer, and Director of Pacific Energy Development since its inception in February 2011 through its July 2012 acquisition by the Company. Mr. Ingriselli began his career at Texaco, Inc. in 1979 and held management positions in Texaco’s Producing-Eastern Hemisphere Department, Middle East/Far East Division, and Texaco’s International Exploration Company. While at Texaco, Mr. Ingriselli negotiated a successful foreign oil development investment contract in China in 1983. In 1992, Mr. Ingriselli was named President of Texaco International Operations Inc. and over the next several years directed Texaco’s global initiatives in exploration and development. In 1996, he was appointed President and CEO of the Timan Pechora Company, a Houston, Texas headquartered company owned by affiliates of Texaco, Exxon, Amoco and Norsk Hydro, which was developing an investment in Russia. In 1998, Mr. Ingriselli returned to Texaco’s Executive Department with responsibilities for Texaco’s power and natural gas operations, merger and acquisition activities, pipeline operations and corporate development. In August 2000, Mr. Ingriselli was appointed President of Texaco Technology Ventures, which was responsible for all of Texaco’s global technology initiatives and investments. In 2001, Mr. Ingriselli retired from Texaco after its merger with Chevron, and founded Global Venture Investments LLC, which we refer to as GVEST, an energy consulting firm, for which Mr. Ingriselli continues to serve as the President and Chief Executive Officer. We believe Mr. Ingriselli’s positions with GVEST require only an immaterial amount of Mr. Ingriselli’s time and do not conflict with his roles or responsibilities with our company. In 2005, Mr. Ingriselli co-founded Erin Energy Corporation (NYSE: ERN) (formerly CAMAC Energy, Inc.) an independent energy company headquartered in Houston, Texas, and served as its President, Chief Executive Officer and a member of its board of directors from 2005 to July 2010.

From 2000 to 2006, Mr. Ingriselli sat on the board of directors of the Electric Drive Transportation Association (where he was also Treasurer) and the Angelino Group, and was an officer of several subsidiaries of Energy Conversion Devices Inc., a U.S. public corporation engaged in the development and commercialization of environmental energy technologies. From 2001 to 2006, he was a Director and Officer of General Energy Technologies Inc., a “technology facilitator” to Chinese industry serving the need for advanced energy technology and the demand for low-cost high quality components, and Eletra Ltd, a Brazilian hybrid electric bus developer. Mr. Ingriselli currently sits on the Advisory Board of Directors of the Eurasia Foundation, a Washington D.C.-based non-profit that funds programs that build democratic and free market institutions in the new independent states of the former Soviet Union , and since May 2015, as a non-executive director of Caspian Energy Inc., an oil and gas exploration company operating in Kazakhstan.

Mr. Ingriselli graduated from Boston University in 1975 with a Bachelor of Science degree in Business Administration. He also earned a Master of Business Administration degree from New York University in both Finance and International Finance in 1977 and a Juris Doctor degree from Fordham University School of Law in 1979.

Mr. Ingriselli brings to the board of directors over 36 years’ experience in the energy industry. The board of directors believes that Mr. Ingriselli’s experience with our acquired subsidiary Pacific Energy Development and the insights he has gained from these experiences will benefit our future plans to evaluate and acquire additional oil producing properties and that they qualify him to serve as our director.

DAVID C. CRIKELAIR (Age 67) CHAIRMAN OF THE AUDIT COMMITTEE Director since September 2013

Mr. Crikelair joined our board of directors on September 10, 2013, immediately prior to the listing of our common stock on the NYSE MKT. Mr. Crikelair has more than 40 years of experience in the oil and gas industry, and has broad experience in the areas of corporate finance, banking, capital markets and financial reporting. Since 2001, Mr. Crikelair has been as co-owner and serves as a Managing Partner of FrontStreet Partners, LLC, a privately-held energy and real estate investment firm. Previously, Mr. Crikelair spent most of his career with Texaco Inc. and affiliates, serving in various financial and operating positions, including: Vice President of Texaco Inc. (1991 - 1999), corporate Treasurer (1986 - 1991), and Head of the Alternate Energy Department (1991 - 1996), responsible for worldwide co-generation and power businesses, technology licensing, gasification business, ethanol manufacturing, intellectual property, and non-oil and gas natural resources. Mr. Crikelair also served as Chief Financial Officer of Equilon Enterprises, LLC (1998 - 1999), the major Houston based joint venture of the Shell Oil Company and Texaco Inc. focused on the refining, marketing, trading, transportation and lubricant businesses. Mr. Crikelair also served as a Director of Caltex Petroleum Corporation, the principal international refining and marketing joint venture company owned by Texaco Inc. and Chevron. He also served as Chief Financial Officer for a privately-held software company focused on collaborative supply chain activities.

Mr. Crikelair has served as a member of various not for profit community and governmental organizations and boards. He continues to be involved in a number of charitable organizations. Mr. Crikelair graduated from Franklin and Marshall College in 1969 with a Bachelor of Arts degree in Mathematics and received a Master’s of Business Administration in Corporate Finance from the New York University Graduate School of Business Administration in 1971.

The board of directors believes that Mr. Crikelair’s over 40 years’ experience in corporate finance, banking, capital markets and financial reporting in the energy industry, and the insights he has gained from these experiences, will provide crucial guidance for our future operations, capital raising efforts, and oversight of our financial reporting and internal controls.

ELIZABETH P. SMITH (Age 65) CHAIRWOMAN OF THE COMPENSATION COMMITTEE CHAIRWOMAN OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Director since September 2013

Ms. Smith joined our board of directors on September 10, 2013, immediately prior to the listing of our common stock on the NYSE MKT. Ms. Smith retired from Texaco Inc. as Vice President-Investor Relations and Shareholder Services in late 2001 following its merger with Chevron Corp. Ms. Smith was also the Corporate Compliance Officer for Texaco and was a member of the Board of Directors of The Texaco Foundation. Ms. Smith joined Texaco’s Legal Department in 1976. As an attorney in the Legal Department, Ms. Smith handled administrative law matters and litigation. She served as Chairman of the American Petroleum Institute’s Subcommittee on Department of Energy Law for the 1983-1985 term. Ms. Smith was appointed Director of Investor Relations for Texaco, Inc. in 1984, and was named Vice President of the Corporate Communications division in 1989. In 1992, Ms. Smith was elected a Vice President of Texaco Inc. and assumed additional responsibilities as head of that company’s Shareholder Services Group. In 1999, Ms. Smith was named Corporate Compliance Officer for Texaco. Ms. Smith served as a Director of Pacific Asia Petroleum, Inc. until its merger with Erin Energy Corporation (formerly CAMAC Energy, Inc.) in April of 2010.

 Ms. Smith was elected to the Board of Directors of Finance of Darien, Connecticut, in November 2007, and since November 2010, has been serving as the Chairman. In June of 2012, Ms. Smith was elected a Trustee of St. Luke’s School in New Canaan, Connecticut, and in 2013, Ms. Smith was elected as Treasurer of the Board of Directors of Trustees. Ms. Smith also serves on the Financial Affairs Committee and the Investment Committee. From 2007 through 2010, Ms. Smith has also served as a Board of Directors Member of the Community Fund of Darien, Connecticut, and from 1996 through 2006, Ms. Smith served on the Board of directors of INROADS/Fairfield Westchester Counties, Inc. From 2002 through 2005, Ms. Smith served as a member of the Board of Directors of Families With Children From China-Greater New York, and from 2004 through 2005, she served as a member of the Board of Directors of The Chinese Language School of Connecticut. While at Texaco, Ms. Smith was an active member in NIRI (National Investor Relations Institute) and the NIRI Senior Roundtable. She has been a member and past President of both the Investor Relations Association and the Petroleum Investor Relations Association. Ms. Smith was a member of the Board of Directors of Trustees of Marymount College Tarrytown from 1993 until 2001. She was also a member of the Board of Directors of The Education and Learning Foundation of Westchester and Putnam Counties from 1993 to 2002.
Ms. Smith graduated from Bucknell University in 1971 with a Bachelor of Arts degree, cum laude, and received a Doctor of Jurisprudence degree from Georgetown University Law Center in 1976.

The board of directors believes that Ms. Smith’s over 30 years’ experience in corporate compliance, investor relations, and law in the energy industry working at a major U.S. oil and gas company, and the insights she has gained from these experiences, will provide crucial guidance for our future operations and compliance efforts.

DAVID Z. STEINBERG (Age 33) Director since July 2015

Mr. Steinberg joined our board of directors on July 15, 2015.  Mr. Steinberg joined Platinum Management (NY) LLC (“PM LLC”), a New York based investment management firm, in May 2009, and currently serves as a portfolio manager at PM LLC and heads its structured products credit group. Mr. Steinberg received his Masters of Business Administration degree, with a concentration in finance, cum laude, from The New York Institute of Technology in 2009.

Mr. Steinberg serves on the board of directors as a designee appointed by GGE.  The board of directors believes that Mr. Steinberg’s extensive knowledge and experience in corporate debt finance and banking in the energy industry, and the insights he has gained from these experiences, will provide crucial guidance for our future corporate finance efforts.

Director Qualifications

The board of directors believes that each of our directors is highly qualified to serve as a member of the board of directors. Each of the directors has contributed to the mix of skills, core competencies and qualifications of the board of directors. When evaluating candidates for election to the board of directors, the board of directors seeks candidates with certain qualities that it believes are important, including integrity, an objective perspective, good judgment, and leadership skills. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions.

Vote Required to Elect the Director Nominees

A plurality of the votes cast in person or by proxy by the holders of our common stock entitled to vote at the annual meeting are required to elect the three non-Series A Nominees. A plurality of the votes cast means (1) the director nominee with the most votes for a particular seat is elected for that seat; and (2) votes cast shall include votes to “withhold authority” (shown as “AGAINST” on the enclosed form of proxy) and exclude abstentions and broker non-votes with respect to that director’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within ten days of the annual meeting) will not be counted in determining the number of votes cast with respect to that director’s election.  A plurality of the votes cast by the holder of our Series A Preferred Stock, in person or by proxy is required to elect the Series A Nominee.  Votes cast by our common stock holders on the appointment of the Series A Nominee will be disregarded for purposes of determining whether such Series A Nominee has received the affirmative vote of a plurality of the Series A Preferred Stock shares outstanding as of the record date.

Properly executed proxies will be voted at the annual meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to the persons named as agents and proxies in the enclosed form of proxy to vote for a substitute.

Pursuant to the power provided to the board of directors in our Bylaws, the board of directors has set the number of directors that shall constitute the board of directors at four, with three non-Series A Nominees and one Series A Nominee, as described above. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2
APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE CONVERSION OF THE OUTSTANDING SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK

Background

On February 23, 2015, we entered into and closed the transactions contemplated by a Purchase and Sale Agreement, which we refer to as the purchase agreement, with Golden Globe Energy (US), LLC, which we refer to as GGE, pursuant to which we, through our wholly-owned subsidiary Red Hawk, acquired from GGE all of its rights, title and interest in approximately 12,977 net acres in the DJ Basin located almost entirely within Weld County, Colorado, including acreage located in the prolific Wattenberg core area, and interests in 53 gross (7.8 net) wells with an estimated current net daily production of approximately 500 barrels of oil equivalent per day as of February 7, 2015, which assets we refer to as the GGE Assets. All of GGE’s leases and related rights, oil and gas and other wells, equipment, easements, contract rights, and production were included in the purchase, the majority of which assets were originally conveyed to GGE’s predecessor-in-interest, RJ Resources Corp., by us in March 2014 in connection with the acquisition from Continental Resources, Inc., which we refer to as Continental, of Continental’s right, title and interest in approximately net 27,990 acres of oil and gas properties and interests in 40 wells located in the DJ Basin, Colorado, including approximately 2,200 net acres in the prolific Wattenberg Area.

As consideration for the acquisition of the GGE Assets, we (i) issued to GGE 3,375,000 restricted shares of common stock and 66,625 restricted shares of ours then newly-designated Amended and Restated Series A Convertible Preferred Stock, which we refer to as the Series A Preferred (described in greater detail below), (ii) assumed approximately $8.35 million of junior subordinated debt from GGE, which we refer to as the Junior Debt pursuant to an Assumption and Consent Agreement and an Amendment to Note and Security Agreement, and (iii) provided GGE with a one-year option to acquire our interest in our Kazakhstan opportunity for $100,000 pursuant to a Call Option Agreement, described in greater detail below.

The purchase agreement contains customary representations, warranties, covenants and indemnities by the parties thereto. The purchase agreement and the certificate of designation designating the Series A Preferred also provides GGE, as sole stockholder of the Series A Preferred Stock, the right, upon notice to us, to appoint designees to fill two (2) seats on our board of directors, one of which must be an independent director as defined by applicable rules and the exclusive right, voting the Series A Preferred Stock as sole stockholder thereof, separately as a single class, to elect such two (2) nominees to the board of directors.  On July 15, 2015, at the request of GGE the board of directors of the Company increased the number of members of the board of directors from three to four, pursuant to the power provided to the board of directors in the Company’s Bylaws, and appointed David Z. Steinberg as a member of the board of directors to fill the newly created vacancy, also pursuant to the power provided to the board of directors in the Company’s Bylaws. At the time of appointment, the board of directors made the affirmative determination that Mr. Steinberg was ‘independent’ pursuant to applicable NYSE MKT and Securities and Exchange Commission rules and regulations. Mr. Steinberg serves as one of GGE’s representatives on the Company’s board of directors. The board of directors appointment rights continue until GGE no longer holds any of the Tranche One Shares (defined below). We further agreed to seek stockholder approval for the issuance of our common stock upon conversion of the Series A Preferred, which approval we are seeking pursuant to this proposal 2.

Specifically, as the aggregate number of shares of common stock that we may be required to issue (subject to certain redemption rights described below under “Terms of Series A Preferred Stock”) pursuant to the Series A Preferred stock Certificate of Designation (as described below) will be in excess of twenty percent (20%) of our pre-closing outstanding shares of common stock, we are required to seek stockholder approval of such issuance pursuant to applicable NYSE MKT rules and regulations. This is because Section 712 of the Company Guide of the NYSE MKT, requires that companies with securities listed on the NYSE MKT, such as us, receive stockholder approval in connection with any securities to be issued as sole or partial consideration for an acquisition of the stock or assets of another company where the present or potential issuance of common stock would result in an increase in outstanding common stock of 20% or more. In order for the issuance of the shares of common stock issuable upon conversion of the Series A Preferred stock (up to 66,625,000 shares of common stock) to be approved, a majority of the votes cast on this proposal 2, in person or by proxy at the annual meeting, must be voted “FOR” approval and adoption of proposal 2 in order for such proposal to be approved and adopted.

Terms of Series A Preferred Stock

Pursuant to the Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations, and Relative Rights of our Series A Convertible Preferred Stock, which we refer to as the Certificate of Designation, the 66,625 shares of Series A Preferred stock issued to GGE (which represent all of the Series A Convertible Preferred Stock designated pursuant to the terms of the Certificate of Designation) (i) have a liquidation preference senior to all of ours common stock equal to $400 per share, which we refer to as the liquidation preference, (ii) accrue an annual dividend equal to 10% of their liquidation preference, payable annually from the date of issuance, which we refer to as the Dividend, (iii) vote together with the common stock on all matters, with each share having one (1) vote, and (iv) are not convertible into common stock of the Company until our stockholders approve the issuance of such shares of common stock issuable upon conversion of the Series A Preferred consistent with Section 712 of the Company Guide, which approval we refer to as the Stockholder Approval, and which Stockholder Approval we are seeking pursuant to this proposal 2. Upon our receipt of Stockholder Approval, (x) the Series A Preferred stock automatically cease accruing Dividends and all accrued and unpaid Dividends are automatically forfeited and forgiven in their entirety, (y) the liquidation preference of the Series A Preferred stock is reduced to $0.001 per share from $400 per share, and (z) each share of Series A Preferred is convertible into common stock on a 1,000:1 basis, subject to a lock-up that prohibits GGE from selling the shares through the public markets for less than $1 per share (on an as-converted to common stock basis) for a period that is twelve (12) months following the closing of the purchase agreement (February 23, 2016), which February 23, 2015 closing date we refer to as the closing, provided that no conversion is allowed in the event, the holder thereof, would beneficially own more than 9.99% of ours outstanding common stock or voting stock.

In the event the Company repays all amounts due and outstanding under the PEDEVCO Senior Loan (defined above under “Certain Relationships and Related Party Transactions—Agreements with Related Persons—Golden Globe Energy (US), LLC”, beginning on page 30) within nine (9) months of the closing, we are entitled, at our option, to redeem (or assign the right to redeem or purchase) the Series A Preferred stock as follows: (i) for the first nine (9) months following the closing, we may repurchase and redeem any or all of 15,000 shares of Series A Preferred stock (the “Tranche One Shares”) at a repurchase price of $500 per share; (ii) following the first nine (9) months after the closing until twenty-four (24) months following the closing, we may repurchase and redeem any or all of the outstanding Tranche One Shares or any or all of an additional 15,000 shares of Series A Preferred stock (the “Tranche Two Shares”) at a repurchase price of $650 per share; and (iii) following twenty-four (24) months after the closing until thirty-six (36) months following the closing, we may repurchase and redeem any or all remaining outstanding shares of Series A Preferred stock at a repurchase price of $800 per share, which we refer to collectively as the redemption rights. In addition, in the event we repay the PEDEVCO Senior Loan and redeem all the Tranche One Shares within nine (9) months of the closing, (i) 25,000 shares of Series A Preferred stock (the “Tranche Four Shares”) are automatically redeemed and repurchased by us for $0 per share, and (ii) GGE may request (but not require) that we redeem and repurchase (x) the Tranche Two Shares (or such portion thereof that is then outstanding) at a redemption price of $650 per share for a period of thirty (30) days following the twenty-four (24) month anniversary of the closing, and (y) the Tranche Two Shares (or such portion thereof that is then outstanding) and 11,625 shares of Series A Preferred stock (the “Tranche Three Shares”) at a redemption price of $800 per share for a period of thirty (30) days following the thirty-six (36) month anniversary of the closing, which we refer to as the redemption requests. In the event we do not redeem and repurchase (or if we have assigned such right, another party has redeemed or purchased) all such shares pursuant to the redemption requests, the holders thereof have no recourse against us, provided that if we (or if applicable, the third party) do not repurchase and redeem all such requested shares, and the average closing price of our common stock over the thirty (30) day period immediately preceding the third anniversary of the closing is below $0.80 per share (as adjusted for any stock split), then we are required to issue the holders up to an additional 10,000 shares of Series A Preferred stock, pro-rated based on the actual number of shares redeemed and repurchased by us.

The Assumption and Consent Agreement provides that, as of the effective date, January 1, 2015, we assumed all of GGE’s rights, obligations and liabilities under that certain Note and Security Agreement, dated April 10, 2014, which we refer to as the GGE Note, as amended by that certain Amendment to Note and Security Agreement, dated as of the effective date, which GGE Note, as amended, we refer to as the Amended GGE Note. The lender under the Amended GGE Note is RJ Credit LLC, which we refer to as RJC, and the Amended GGE Note has an aggregate principal balance of $8,353,000. The Amended GGE Note is due and payable on December 31, 2017, and bears interest at the per annum rate of twelve percent (12%) (24% upon an event of default), which interest is payable monthly in cash by us. The Amended GGE Note is subordinate and subject to the terms and conditions of those certain promissory notes issued by us in favor of Senior Health Insurance Company of Pennsylvania (as successor-in-interest to BRe BCLIC Primary), BRe BCLIC Sub, BRe WINIC 2013 LTC Primary, BRe WNIC 2013 LTC Sub, HEARTLAND Bank, and RJC, as investors, who we refer to collectively as the PEDEVCO Senior Loan Investors, and BAM Administrative Services LLC, as agent for the investors, and any related collateral documents, which we refer to collectively as the PEDEVCO Senior Loan, as well as any of our future secured indebtedness from a lender with an aggregate principal amount of at least $20,000,000, which we refer to as the Future PEDEVCO Loan. Should we repay the PEDEVCO Senior Loan and replace such indebtedness with a Future PEDEVCO Loan, then, upon the reasonable request of such senior lender, RJC agreed to further amend the Amended GGE Note to adjust the frequency of interest payments or to eliminate such payments and replace the same with the accrued interest to be paid at maturity.

The GGE Note contains customary representations, warranties, covenants and requirements for us to indemnify RJC and its affiliates, related parties and assigns. The GGE Note also includes various covenants (positive and negative) binding us, including requiring that we provide RJC with quarterly (unaudited) and annual (audited) financial statements, restricting our creation of liens and encumbrances on, and restricting us from selling or otherwise disposing of, the collateral described therein. RJC is one of the lenders under the PEDEVCO Senior Loan, and is an affiliate of GGE.

In addition, the Company provided GGE, as the sole stockholder of our Series A Preferred Stock, the right pursuant to the Purchase Agreement and the certificate of designation designating the Series A Preferred, upon notice to the Company, to appoint designees to fill two (2) seats on the board of directors, one of which must be an independent director as defined by applicable rules, and the exclusive right, voting the Series A Preferred Stock as sole stockholder thereof, separately as a single class, to elect such two (2) nominees to the board of directors. On July 15, 2015, at the request of GGE the board of directors of the Company increased the number of members of the board of directors from three to four, pursuant to the power provided to the board of directors in the Company’s Bylaws, and appointed David Z. Steinberg as a member of the board of directors to fill the newly created vacancy, also pursuant to the power provided to the board of directors in the Company’s Bylaws. At the time of appointment, the board of directors made the affirmative determination that Mr. Steinberg was ‘independent’ pursuant to applicable NYSE MKT and Securities and Exchange Commission rules and regulations. The board of directors appointment rights continue until GGE no longer holds any of the Tranche One Shares. To date, GGE has not provided notice to PEDEVCO regarding the appointment of the second member to the board of directors, other than Mr. Steinberg.

As described above under “Proposal 1 – Election of Directors” beginning on page 35, Mr. Steinberg is the Series A Preferred Stock holder’s nominee for appointment on the board of directors at the annual meeting and GGE has the sole right to appoint Mr. Steinberg to the board of directors at the annual meeting.

The Call Option Agreement provides that for a period of one (1) year following the closing, GGE may acquire from us, for a purchase price of $100,000, the 23,182,880 shares of Caspian Energy Inc., which we refer to as Caspian, which we acquired as part of the original transaction with Asia Sixth Energy Resources Limited. Caspian’s common stock trades on the TSX Venture Exchange under the symbol “CKZ-H.V”.

The description of the Series A Preferred above is only a summary of the actual terms of the Series A Preferred as set forth in greater detail in the Certificate of Designation, and is qualified in all respects to the actual Certificate of Designations which we previously filed with the Secretary of State of Texas and which is attached hereto as Appendix A. You should carefully read and review the Certificate of Designation prior to making any investment decision in connection with this proposal 2.

Risks Related to Our Series A Preferred Stock

Our currently outstanding Series A Preferred stock provides the holder thereof a liquidation preference over our outstanding common stock.

We have designated 66,625 shares of Series A Convertible Preferred stock. The Series A Convertible Preferred stock has a liquidation preference of $400 per share. As a result, in the event we liquidate, dissolve or wind up, either voluntarily or involuntarily, the holder of our Series A Preferred stock would have the right to receive up to the first approximately $26.65 million left after the payment of our liabilities and creditors, which payment to the Series A Preferred holder would take priority over any amount that could be received by our common stock stockholders. The payment of the liquidation preference could result in common stock stockholders not receiving any consideration if we were to liquidate, dissolve or wind up, either voluntarily or involuntarily. Additionally, the existence of the liquidation preference may reduce the value of our common stock, make it harder for us to sell shares of common stock in offerings in the future, or prevent or delay a change of control. The liquidation preference of the Series A Preferred stock is automatically reduced to $0.001 per share ($66.62 in aggregate) at such time as our stockholders, consistent with the rules and requirements of the NYSE MKT and the SEC, approve the conversion of the Series A Preferred stock which stockholder approval we are requesting pursuant to this proposal 2. In the event the issuance of the shares of common stock issuable upon conversion of the Series A Preferred stock is not approved by the stockholders, the liquidation preference of such Series A Preferred stock will remain $400 per share ($26.65 million in aggregate), and as such, upon our liquidation, stockholders holding our common stock may not receive any funds upon such liquidation.

The issuance of common stock upon conversion of the Series A Preferred stock will cause immediate and substantial dilution to existing stockholders.

Our 66,625 outstanding shares of Series A Preferred stock are not convertible into common stock until the Stockholder Approval is received. At such time as the Stockholder Approval is received, (x) the Series A Preferred stock automatically ceases accruing Dividends and all accrued and unpaid Dividends are automatically forfeited and forgiven in their entirety, (y) the liquidation preference of the Series A Preferred stock is reduced to $0.001 per share, and (z) each share of Series A Preferred stock is convertible into common stock on a 1,000:1 basis (subject to certain limitations on conversions described in the Series A Preferred designation), subject to a lock-up that prohibits the holder from selling shares of common stock issuable upon conversion for less than $1 per share (as adjusted for any stock splits) until February 23, 2016, provided further that no conversion of the Series A Preferred stock is allowed in the event the holder thereof would beneficially own more than 9.99% of our common stock or voting stock.

The issuance of common stock upon conversion of the Series A Preferred stock will result in immediate and substantial dilution to the interests of other stockholders since the holder of the Series A Preferred stock may ultimately receive and sell the full amount of shares issuable in connection with the conversion of such Series A Preferred stock. Although the Series A Preferred stock may not be converted if such conversion would cause the holder thereof to own more than 9.99% of our outstanding common stock, this restriction does not prevent the holder from converting some of its holdings, selling those shares, and then converting the rest of its holdings, while still staying below the 9.99% limit. In this way, the holder of the Series A Preferred stock could sell more than this limit while never actually holding more shares than this limit allows. If the holder of the Series A Preferred stock chooses to do this, it will cause substantial dilution to the then holders of our common stock.

Our outstanding Series A Preferred stock accrues an annual cash dividend until or unless this proposal 2 is approved by stockholders.

Our 66,625 outstanding shares of Series A Preferred stock accrue an annual dividend equal to 10% of the liquidation preference of such Series A Preferred stock (which liquidation preference is $400 per share or $26.65 million in aggregate), payable annually. In the event we fail to pay any required dividends such unpaid dividends accrue interest at the rate of twelve percent (12%) per annum until such default is cured. Notwithstanding the above, at such time as the stockholder approval is received, the Series A Preferred stock automatically ceases accruing dividends and all accrued and unpaid dividends are automatically forfeited and forgiven in their entirety. We do not currently have unpaid accrued dividends on our Series A Preferred stock; however, to the extent we do in the future, we will not be able to pay any dividends on our common stock without first paying such accrued dividends (subject to the terms of the Series A Preferred stock described above). Consequently, the failure to pay dividends on our Series A Preferred stock restricts the actions that we may take with respect to our common stock. We may not have sufficient available cash to pay the dividends as they accrue, may be unable to obtain stockholder approval, and may be forced to pay penalties in connection with our failure to pay such dividends. The payment of the dividends, or our failure to timely pay the dividends when due, could reduce our available cash on hand, have a material adverse effect on our results of operations and cause the value of our stock to decline in value.

We may be required to issue additional shares of Series A Convertible Preferred stock upon the occurrence of certain events.

In the event we repay our senior credit facility (which we refer to herein as the PEDEVCO Senior Loan) and redeem 15,000 of the Series A Preferred Stock shares (designated as the Tranche One Shares) by November 23, 2015 (nine (9) months from the closing of the transaction pursuant to which the Series A Preferred stock shares were issued), (i) 25,000 shares of Series A Preferred stock are automatically redeemed and repurchased by us for $0 per share, and (ii) the holder may request (but not require) that we redeem and repurchase (x) an additional 15,000 of the Series A Preferred stock shares (designated as the Tranche Two Shares)(or such portion thereof that is then outstanding) at a redemption price of $650 per share for a period of thirty (30) days following the twenty-four (24) month anniversary of the closing (February 23, 2017), and (y) the Tranche Two Shares (or such portion thereof that is then outstanding) and 11,625 shares of Series A Preferred stock (which we refer to as the Tranche Three Shares) at a redemption price of $800 per share for a period of thirty (30) days following the thirty-six (36) month anniversary of the closing (February 23, 2018). In the event we do not redeem and repurchase (or if we have assigned such right, another party has not redeemed or purchased) all such shares pursuant to the holder redemption requests, the holder has no recourse against us, provided that if we (or if applicable, the third party) does not repurchase and redeem all such requested shares, and the average closing price of our common stock over the thirty (30) day period immediately preceding the third anniversary of the closing is below $0.80 per share (as adjusted for stock splits), then we are required to issue the holder up to an additional 10,000 shares of Series A Preferred stock, pro-rated based on the actual number of shares we redeem and repurchase. Notwithstanding the potential obligation to issue up to an additional 10,000 shares of Series A Preferred stock as described above, because such obligation is triggered only if we first redeem 15,000 shares of Series A Convertible Preferred stock, at no time will more than the original 66,625 shares of Series A Preferred stock be outstanding or more than 66,625,000 shares of common stock issuable upon conversion of the Series A Preferred stock.

The issuance and sale of common stock upon conversion of the Series A Preferred stock may depress the market price of our common stock.

If sequential conversions of the Series A Preferred stock and sales of such converted shares take place, the price of our common stock may decline. The Series A Preferred stock may not be converted until or unless the stockholder approval is received. Additionally, in the event we repay our senior credit facility and redeem the Tranche One Shares by November 23, 2015, the Tranche Two Shares are only convertible after February 23, 2017, and the Tranche Three Shares are only convertible after February 23, 2018. Additionally, until February 23, 2016, any shares of common stock issuable upon conversion of the Series A Preferred stock may only be sold if the trading price of our common stock is above $1.00 (as adjusted for any stock splits).

In addition, the common stock issuable upon conversion of the Series A Preferred stock may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb converted shares sold by the Series A Preferred stock holder, then the value of our common stock will likely decrease.

The holder of our Series A Preferred stock has the exclusive right to appoint two members to our board of directors.

The Purchase Agreement contains customary representations, warranties, covenants and indemnities by the parties thereto. In addition, the Company provided GGE the right pursuant to the Purchase Agreement and the certificate of designation designating the Series A Preferred, upon notice to the Company, to appoint designees to fill two (2) seats on the board of directors, one of which must be an independent director as defined by applicable rules and the exclusive right, voting the Series A Preferred Stock as sole stockholder thereof, separately as a single class, to elect such two (2) nominees to the board of directors.  On July 15, 2015, at the request of GGE the board of directors of the Company increased the number of members of the board of directors from three to four, pursuant to the power provided to the board of directors in the Company’s Bylaws, and appointed David Z. Steinberg as a member of the board of directors to fill the newly created vacancy, also pursuant to the power provided to the board of directors in the Company’s Bylaws. At the time of appointment, the board of directors made the affirmative determination that Mr. Steinberg was ‘independent’ pursuant to applicable NYSE MKT and Securities and Exchange Commission rules and regulations. The board of directors appointment rights continue until GGE no longer holds any of the Tranche One Shares (defined above). The board appointment rights mean that assuming such rights are exercised; the common stock stockholders may only have the right to appoint 60% (three of five members) of our board of directors, provided that as of the date of this proxy statement, the common stockholders have the right to appoint three of our four directors (75% of such members).

As described above under “Proposal 1 – Election of Directors” beginning on page 35, Mr. Steinberg is the Series A Preferred Stock holder’s nominee for appointment on the board of directors at the annual meeting and GGE has the sole right to appoint Mr. Steinberg to the board of directors at the annual meeting.  All Series A Preferred Stock nominee members on our board of directors are required to immediately resign at the option of the other members of our board of directors upon such time as the rights of the Series A Preferred Stock holder to appoint members to our board of directors expires. For so long as the board appointment rights remain in effect, if for any reason a Series A Preferred Stock nominee on our board of directors resigns or is otherwise removed from the board of directors, then his or her replacement shall be a person elected by the remaining Series A Preferred Stock nominee or the holder of the Series A Preferred Stock.

What Are Stockholders Being Asked to Approve?

Pursuant to this proposal 2, stockholders are being asked to consider and vote upon a proposal to approve and ratify, for purposes of Section 712 of the Company Guide of the NYSE MKT, the issuance of up to 66,625,000 shares of common stock to Golden Globe Energy (US), LLC (and its assigns) upon conversion of our outstanding shares of Series A Preferred stock, which we refer to as the PEDEVCO Series A Preferred Stock, as set forth in greater detail above, which we refer to as the Series A proposal.  While there are currently 66,625 shares of Series A Preferred stock issued and outstanding, such shares, as described above, are both subject to redemption by the Company, and subject, upon certain conditions, to the right to receive additional shares of Series A Preferred stock, provided that the aggregate number of shares of Series A Preferred stock issued and outstanding and convertible into common stock will never exceed 66,625 shares of Series A Preferred stock and will never be convertible into more than 66,625,000 shares of common stock. As such, by approving this proposal 2, stockholders approve the issuance of up to 66,625,000 shares of common stock upon conversion of the Series A Preferred stock, whether such shares are issuable upon conversion of currently outstanding shares of Series A Preferred stock or upon conversion of additional shares of Series A Preferred stock issuable pursuant to the terms of the Series A Preferred stock, summarized above.

What Will Happen if the Series A Proposal Is Approved?

In the event stockholders approve the Series A proposal, (x) the Series A Preferred stock will immediately and automatically cease accruing Dividends and all accrued and unpaid Dividends will be automatically forfeited and forgiven in their entirety, (y) the liquidation preference of the Series A Preferred stock will be automatically reduced to $0.001 per share, and (z) each share of Series A Preferred stock will be convertible into common stock on a 1,000:1 basis at the option of the holder thereof (subject to certain limitations on conversions described in the Series A Preferred designation), subject to a lock-up that prohibits the holder from selling shares of common stock issuable upon conversion for less than $1 per share (as adjusted for any stock splits) until February 23, 2016, provided further that no conversion of the Series A Preferred stock is allowed in the event the holder thereof would beneficially own more than 9.99% of our common stock or voting stock.

What Will Happen if the Series A Proposal Is Not Approved?

The 66,625 outstanding shares of Series A Preferred stock will continue to accrue annual Dividends equal to 10% of their liquidation preference ($26.65 million), or $2.665 million per year (instead of no Dividends after stockholder approval, and any accrued Dividends being forgiven) and will continue to have a liquidation preference of $400 per share (instead of $0.001 per share following stockholder approval). As a result, in the event we liquidate, dissolve or wind up, either voluntarily or involuntarily, the holder of our Series A Preferred stock would have the right to receive up to the first approximately $26.65 million left after the payment of our liabilities and creditors, which payment to the Series A Preferred holder would take priority over any amount that could be received by our common stock stockholders.

Vote Required

Approval of this proposal to approve and ratify, for purposes of Section 712 of the Company Guide of the NYSE MKT, the issuance of up to 66,625,000 shares of common stock to GGE (and its assigns) upon conversion of our outstanding shares of Series A Preferred stock requires the affirmative vote by our stockholders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, this proposal 2, assuming a quorum is present at the annual meeting. For the purposes of this proposal 2, the outstanding shares of Series A Preferred Stock are not eligible to vote “FOR” or “AGAINST” the proposal.

Abstentions will represent the equivalent of a vote “AGAINST” the proposal. Broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

Properly executed proxies will be voted at the annual meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the approval of this proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE CONVERSION OF THE OUTSTANDING SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK.

PROPOSAL 3
AMENDMENT TO THE PEDEVCO CORP. 2012 EQUITY INCENTIVE PLAN

At the annual meeting, stockholders are requested to approve an amendment to the Amended and Restated 2012 Equity Incentive Plan, which we refer to as the 2012 Plan, to increase by 3 million, the number of shares reserved for issuance under such plan. The amendment to the 2012 Plan has previously been approved by the board of directors. If this proposal 3 is not approved by our stockholders, we will continue to operate the 2012 Plan pursuant to its current provisions.

As of the date of this proxy statement filing, options to purchase 1,817,000 shares of restricted stock and 4,114,802 shares of restricted stock have been issued under the 2012 Plan, with 1,068,198 shares of common stock remaining available for issuance under the 2012 Plan. In the event proposal 3 is approved at the annual meeting, the 2012 Plan will have 4,068,198 shares available for future issuance.

The following is a summary of the principal features of the 2012 Plan. This summary does not purport to be a complete description of all of the provisions of the 2012 Plan. It is qualified in its entirety by reference to the full text of the 2012 Plan, as proposed to be amended, which has been filed with the SEC with this proxy statement as Appendix B.

General

On June 26, 2012, our board of directors adopted the 2012 Plan, and recommended that the adoption of the 2012 Plan be submitted for approval by our stockholders, who approved the adoption of the 2012 Plan on July 27, 2012. Our board of directors adopted the 2012 Plan because there were a limited number of shares available for grants of awards under our prior stock option plan, the 2009 Stock Incentive Plan (the “Prior Plan”). In addition, the Prior Plan was to expire in April 2019. Our board of directors adopted the 2012 Plan to continue to provide a means by which employees, directors and consultants of us may be given an opportunity to benefit from increases in the value of our common stock, and to attract and retain the services of such persons. All of our employees, directors and consultants are eligible to participate in the 2012 Plan. On April 23, 2014, the board adopted an amended and restated 2012 Equity Incentive Plan, to increase by 5 million shares (i.e., to 7 million shares from 2 million shares pursuant to the terms of the original plan), the number of awards available for issuance under the plan, which was approved by shareholders on June 27, 2014.

The 2012 Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares. Incentive stock options granted under the 2012 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Non-statutory stock options granted under the 2012 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Consequences” below beginning on page 49, for a discussion of the principal federal income tax consequences of awards under the 2012 Plan.

Purpose

Our board of directors adopted the 2012 Plan to provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses. All of our employees, directors and consultants are eligible to participate in the 2012 Plan.

Administration

Unless it delegates administration to a committee as described below, our board of directors will administer the 2012 Plan. Subject to the provisions of the 2012 Plan, our board of directors has the power to construe and interpret the 2012 Plan, and to determine: (i) the fair value of common stock subject to awards issued under the 2012 Plan; (ii) the persons to whom and the dates on which awards will be granted; (iii) what types or combinations of types of awards will be granted; (iv) the number of shares of common stock to be subject to each award; (v) the time or times during the term of each award within which all or a portion of such award may be exercised; (vi) the exercise price or purchase price of each award; and (vii) the types of consideration permitted to exercise or purchase each award and other terms of the awards.

Our board of directors has the power to delegate administration of the 2012 Plan to a committee composed of one or more directors. In the discretion of our board of directors, a committee may consist solely of two or more “independent directors” or two or more “non-employee directors” (as such terms are defined in the 2012 Plan).

Stock Subject to the 2012 Plan

Subject to the provisions of the 2012 Plan relating to adjustments upon changes in our common stock, an aggregate of 7,000,000 shares of common stock are currently reserved for issuance under the 2012 Plan (provided we are seeking stockholder approval for the increase in such number of shares of common stock by 3 million shares pursuant to this proposal 3), with 1,068,198 shares of common stock remaining available for issuance under the 2012 Plan as of the date of this proxy statement.

If shares of common stock subject to an option, SAR or performance share or unit granted under the 2012 Plan expire or otherwise terminate without being exercised (or exercised in full), such shares shall become available again for grants under the 2012 Plan. If shares of restricted stock awarded under the 2012 Plan are forfeited to us or repurchased by us, the number of shares forfeited or repurchased shall again be available under the 2012 Plan. Where the exercise price of an option granted under the 2012 Plan is paid by means of the optionee’s surrender of previously owned shares of common stock, or our withholding of shares otherwise issuable upon exercise of the option as may be permitted under the 2012 Plan, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed “issued” and no longer available for issuance under the 2012 Plan.

Eligibility

Incentive stock options may be granted under the 2012 Plan only to employees of our company and its affiliates.  Employees, directors and consultants of our company and its affiliates are eligible to receive all other types of awards under the 2012 Plan.

No incentive stock option may be granted under the 2012 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of our company or any affiliate of our company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, no employee may be granted options under the 2012 Plan exercisable for more than four million shares of common stock during any twelve-month period.

Terms of Options and SARs

Options, SARs and performance shares and units may be granted under the 2012 Plan pursuant to stock option agreements, stock appreciation rights agreements and performance award agreements, respectively. The following is a description of the permissible terms of options, SARs and performance units under the 2012 Plan. Individual grants of options, SARs and performance shares and units may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options also may not be less than the fair market value of the common stock on the date of grant. The base value of an SAR or performance share or unit may not be less than the fair market value of the common stock on the date of grant. The exercise price of options granted under the 2012 Plan must be paid either in cash at the time the option is exercised or, at the discretion of our board of directors, (i) by delivery of already-owned shares of our common stock, (ii) pursuant to a deferred payment arrangement, (iii) pursuant to a net exercise arrangement, or (iv) pursuant to a cashless exercise as permitted under applicable rules and regulations of the Securities and Exchange Commission.

In addition, the holder of an SAR is entitled to receive upon exercise of such SAR only shares of our common stock at a fair market value equal to the benefit to be received by the exercise.

Vesting

Options granted under the 2012 Plan may be exercisable in cumulative increments, or “vest,” as determined by our board of directors. Our board of directors has the power to accelerate the time as of which an option may vest or be exercised.

Tax Withholding

To the extent provided by the terms of an option, SAR or performance share or unit, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option, SAR or performance share or unit by a cash payment upon exercise, or in the discretion of our board of directors, by authorizing us to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

Term

The maximum term of options, SARs and performance shares and units under the 2012 Plan is ten years, except that in certain cases (see “Eligibility” above) the maximum term is five years. Options, SARs and performance shares and units awarded under the 2012 Plan generally will terminate three months after termination of the participant’s service; however, pursuant to the terms of the 2012 Plan, a grantee’s employment shall not be deemed to terminate by reason of such grantee’s transfer from us to an affiliate of us, or vice versa, or sick leave, military leave or other leave of absence approved by our board of directors, if the period of any such leave does not exceed ninety (90) days or, if longer, if the grantee’s right to reemployment by us or any of our affiliates is guaranteed either contractually or by statute.

Restrictions on Transfer

A recipient may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the recipient, only the recipient may exercise an option, SAR or performance share or unit. Our board of directors may grant nonstatutory stock options, SARs and performance shares and units that are transferable to the extent provided in the applicable written agreement.

Terms of Restricted Stock Awards

Restricted stock awards may be granted under the 2012 Plan pursuant to restricted stock purchase or grant agreements. No awards of restricted stock may be granted under the 2012 Plan after ten (10) years from our board of directors’ adoption of the 2012 Plan (March 2022).

Payment

Our board of directors may issue shares of restricted stock under the 2012 Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in its sole discretion. If restricted stock under the 2012 Plan is issued pursuant to a purchase agreement, the purchase price must be paid either in cash at the time of purchase or, at the discretion of our board of directors, pursuant to any other form of legal consideration acceptable to our board of directors.

Vesting

Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by our board of directors. In the event a recipient’s employment or service with us terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to us in accordance with such restricted stock agreement.

Tax Withholding

Our board of directors may require any recipient of restricted stock to pay to us in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, our board of directors may withhold that amount from other amounts payable by us to the recipient, including salary, subject to applicable law. With the consent of our board of directors in its sole discretion, a recipient may deliver shares of our common stock to us to satisfy this withholding obligation.

Restrictions on Transfer

Rights to acquire shares of common stock under the restricted stock purchase or grant agreement shall be transferable by the recipient only upon such terms and conditions as are set forth in the restricted stock agreement, as our board of directors shall determine in its discretion, so long as shares of common stock awarded under the restricted stock agreement remain subject to the terms of such agreement.

Adjustment Provisions

If any change is made to our outstanding shares of common stock without our receipt of consideration (whether through reorganization, stock dividend or stock split, or other specified change in our capital structure), appropriate adjustments may be made in the class and maximum number of shares of common stock subject to the 2012 Plan and outstanding awards. In that event, the 2012 Plan will be appropriately adjusted in the class and maximum number of shares of common stock subject to the 2012 Plan, and outstanding awards may be adjusted in the class, number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Events

In the event of (i) a liquidation or dissolution of the Company; (ii) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a sale of all or substantially all of the assets of the Company; or (iv) a purchase or other acquisition of more than 50% of the outstanding stock of the Company by one person or by more than one person acting in concert, any surviving or acquiring corporation may assume awards outstanding under the 2012 Plan or may substitute similar awards. Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

Duration, Amendment and Termination

Our board of directors may suspend or terminate the 2012 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2012 Plan will terminate ten years from the date of its adoption by our board of directors, i.e., in March 2022.

Our board of directors may also amend the 2012 Plan at any time, and from time to time. However, except as it relates to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes. Our board of directors may submit any other amendment to the 2012 Plan for stockholder approval if it concludes that stockholder approval is otherwise advisable.

Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the recipient and us with respect to participation in the 2012 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options

There will be no federal income tax consequences to either us or the recipient upon the grant of an incentive stock option. Upon exercise of the option, the excess of the fair market value of the stock over the exercise price, or the “spread,” will be added to the alternative minimum tax base of the recipient unless a disqualifying disposition is made in the year of exercise. A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant and one year from the date of exercise. If the shares of common stock are disposed of in a disqualifying disposition, the recipient will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a federal income tax deduction equal to such amount. If the recipient sells the shares of common stock after the specified periods, the gain or loss on the sale of the shares will be long-term capital gain or loss and we will not be entitled to a federal income tax deduction.

Non-statutory Stock Options and Restricted Stock Awards

Non-statutory stock options and restricted stock awards granted under the 2012 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or us by reason of the grant. Upon acquisition of the stock, the recipient will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to “a substantial risk of forfeiture” (as defined in Section 83 of the Code), the taxable event will be delayed until the forfeiture provision lapses unless the recipient elects to be taxed on receipt of the stock by making a Section 83(b) election within 30 days of receipt of the stock. If such election is not made, the recipient generally will recognize income as and when the forfeiture provision lapses, and the income recognized will be based on the fair market value of the stock on such future date. On that date, the recipient’s holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin. If a recipient makes a Section 83(b) election, the recipient will recognize ordinary income equal to the difference between the stock’s fair market value and the purchase price, if any, as of the date of receipt and the holding period for purposes of characterizing as long-term or short-term any subsequent gain or loss will begin at the date of receipt.

With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income with respect to the stock. Such gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

Stock Appreciation Rights or SARs

A recipient receiving a stock appreciation right will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When a recipient exercises the stock appreciation right, the fair market value of any shares of common stock received will be ordinary income to the recipient and will be allowed as a deduction to us for federal income tax purposes.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain senior executives of the Company (a “covered employee”) in a taxable year to the extent that compensation to such employees exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a committee solely comprising “outside directors” (as defined in the 2012 Plan) and, among other things, the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant. Awards to purchase restricted stock under the 2012 Plan will not qualify as performance-based compensation under the Treasury Regulations issued under Section 162(m).

Securities Issued and Granted Under 2012 Plan

As of the date of this proxy filing, options to purchase 1,817,000 shares of restricted stock and 4,114,802 shares of restricted stock have been issued under the 2012 Plan, with 1,068,198 shares of common stock remaining available for issuance under the 2012 Plan. Information regarding all of our equity compensation plans can be found above under “Equity Compensation Plan Information”, on page 20.

Reasons for and Purpose of the Amendment to the 2012 Plan

The reason for the amendment is solely to increase the shares available for issuances under the 2012 Plan in order for us to be able to issue additional equity incentive compensation awards under the 2012 Plan for the purpose of attracting and retaining the best available personnel for positions of substantial responsibility, providing additional incentive to employees, directors and consultants, and promoting the success of our business.

The amendment would increase the number of shares that may be granted during the life of the 2012 Plan from 7,000,000 to 10,000,000 shares.

We are asking stockholders to increase the number of shares available for grants under the 2012 Plan to a level that we believe will, on the basis of current assumptions, ensure that enough shares remain available for anticipated issuances under the 2012 Plan through 2016.

Amendment of the 2012 Plan

Specifically, under this proposal 3, our stockholders are being asked to approve an amendment to clause (a) of Section 3 of the 2012 Plan such that the paragraph would provide in its entirety as follows:

“Stock Subject to the Plan. Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be issued under the Plan is 10 million (10,000,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.”

The other paragraphs of Section 3 and all other sections of the 2012 Plan would remain unchanged, other than (a) Section 15(a)(i), which relates to the maximum number of incentive stock options which may be issued under the 2012 Plan, (b) Section 15(b)(ii)(1), which relates to the maximum number of shares issuable to any participant under the 2012 Plan in any one fiscal year, (c) Section 15(b)(ii)(2), which relates to the maximum fair market value of shares relating to awards denominated in shares and satisfied in cash under the 2012 Plan in any one fiscal year, and (d) Section 15(b)(ii)(3), which relates to the maximum fair market value of shares relating to cash awards, payable in any one fiscal year under the 2012 Plan, which will each be increased to 10 million (10,000,000)  shares after the amendment of the 2012 Plan, compared to seven million (7,000,000) shares prior to such amendment, to reflect the corresponding increase in the maximum aggregate number of shares which may be issued under the 2012 Plan as described above.

 Vote Required

Although Section 710 of the NYSE MKT Company Guide, requires the affirmative vote of the holders of voting stock representing a majority of the votes cast at a stockholders meeting held by a NYSE MKT listed company on a proposal to approve a stock plan or amendment thereto such as the amendment to our 2012 Plan, our bylaws and the Texas Business Organizations Code, which supersede the NYSE MKT Company Guide requirements, require the affirmative vote by our stockholders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, this proposal 3, in order to approve the proposal relating to the amendment of the 2012 Plan as set forth in this proposal 3, assuming a quorum is present at the annual meeting.

Our board of directors has approved the amendment to the 2012 Plan described in proposal 3. If proposal 3 is not approved by our stockholders at the annual meeting, we will continue to operate the 2012 Plan pursuant to its current provisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 2012 PLAN.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF AUDITORS

The board of directors has selected GBH CPAs, PC (“GBH”), as our independent auditors for the fiscal year ended December 31, 2015, and recommends that the stockholders vote to ratify such appointment.

We do not anticipate a representative from GBH to be present at the annual stockholders meeting. In the event that a representative of GBH is present at the annual meeting, the representative will have the opportunity to make a statement if he/she desires to do so and we will allow such representative to be available to respond to appropriate questions.

AUDIT FEES

We previously appointed GBH as our independent auditors to audit the consolidated financial statements of the Company for the fiscal years ended December 31, 2014 and December 31, 2013.

The following table presents fees for professional audit services performed by GBH for the audit of our annual financial statements for the fiscal years ended December 31, 2014 and 2013 (in thousands).

	2014	2013
GBH CPAs, PC:
Audit Fees(1)	$272	$191
Audit-Related Fees(2)	31	101
Tax Fees(3)	63	-
All Other Fees(4)	3	212
Total	$369	$504

(1)
Audit fees include professional services rendered for (1) the audit of our annual financial statements for the fiscal years ended December 31, 2014 and 2013 and (ii) the reviews of the financial statements included in our quarterly reports on Form 10-Q for such years.

(2)
Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements, but are not reported under “Audit fees.”

(3)	Tax fees include professional services relating to preparation of the annual tax return.
(4)	Other fees include professional services for review of various filings and issuance of consents.

Pre-Approval Policies

It is the policy of our board of directors that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by our board of directors. Our board of directors pre-approved all services, audit and non-audit, provided to us by GBH CPAs, PC for fiscal 2014 and 2013.

In order to assure continuing auditor independence, the Audit Committee periodically considers the independent auditor’s qualifications, performance and independence and whether there should be a regular rotation of our independent external audit firm. We believe the continued retention of GBH to serve as our independent auditor is in the best interests of the Company and its stockholders, and we are asking our stockholders to ratify the appointment of GBH as our independent auditor for the year ended December 31, 2015. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our board of directors are requesting, as a matter of policy, that the stockholders ratify the appointment of GBH as our independent registered public accounting firm.

Ratification of this appointment shall be effective upon the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, this proposal, provided that a quorum exists at the annual meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote “AGAINST” ratification of this appointment. Properly executed proxies will be voted at the annual meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the ratification of the appointment of GBH.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the committee determines that such a change would be in our and the stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPOINTMENT OF GBH CPAS, PC AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015.

PROPOSAL 5 ADJOURNMENT OF THE ANNUAL MEETING

Our stockholders may be asked to consider and act upon one or more adjournments of the annual meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.

If a quorum is not present at the annual meeting, our stockholders may be asked to vote on the proposal to adjourn the annual meeting to solicit additional proxies. If a quorum is present at the annual meeting, but there are not sufficient votes at the time of the annual meeting to approve one or more of the proposals, our stockholders may also be asked to vote on the proposal to approve the adjournment of the annual meeting to permit further solicitation of proxies in favor of the other proposals. However, a stockholder vote may be taken on one of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal.

If the adjournment proposal is submitted for a vote at the annual meeting, and if our stockholders vote to approve the adjournment proposal, the meeting will be adjourned to enable the board of directors to solicit additional proxies in favor of one or more proposals. If the adjournment proposal is approved, and the annual meeting is adjourned, the board of directors will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the annual meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal.

The board of directors believes that, if the number of shares of our common stock and Series A Preferred Stock voting in favor of any of the proposals presented at the annual meeting is insufficient to approve a proposal, it is in the best interests of our stockholders to enable the board of directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal. Any signed proxies received by us in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the annual meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the annual meeting as adjourned or postponed.

Vote Required

Authority to adjourn the annual meeting pursuant to this proposal 5, to another place, date or time, if deemed necessary or appropriate, in the discretion of the board of directors, requires the vote of a majority of the shares of stock entitled to vote which are present, in person or by proxy at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ADJOURNMENT OF THE ANNUAL MEETING,
IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

Stockholder Proposals for 2016 Annual Meeting of Stockholders and 2016 Proxy Materials

Proposals of holders of our voting securities intended to be presented at our 2016 annual meeting of stockholders and included in our proxy statement and form of proxy relating to such meeting pursuant to Rule 14a-8 of Regulation 14A must be received by us, addressed to our Corporate Secretary, at our principal executive offices at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, not earlier than the close of business on June 9, 2016, and not later than the close of business on July 9, 2016, together with written notice of the stockholder’s intention to present a proposal for action at the fiscal 2016 annual meeting of stockholders, unless our annual meeting date occurs more than 30 days before or 30 days after October 7, 2016. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the fiscal 2016 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting.

Stockholder proposals must be in writing and must include (a) the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of us which are owned beneficially or of record by such stockholder; (b) a representation that the stockholder is a holder of record of stock of us entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act. The board of directors reserves the right to refuse to submit any proposal to stockholders at an annual meeting if, in its judgment, the information provided in the notice is inaccurate or incomplete, or does not comply with the requirements for stockholder proposals set forth in our Bylaws.

Additionally, the Nominating and Governance Committee will consider director candidates recommended by stockholders, provided stockholders include (a) as to each person whom the stockholder proposes for the Nominating and Governance Committee to consider for nomination for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of us which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of us which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Nominating and Governance Committee through other means.

Additional Filings

Our Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through our website (www.pacificenergydevelopment.com) as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. Information on our website does not constitute part of this proxy statement.

We will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any of the filings described above. Individuals may request a copy of such information by sending a request to us, Attn: Corporate Secretary, PEDEVCO Corp., 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506.

Other Matters

As of the date of this proxy statement, our management has no knowledge of any business to be presented for consideration at the annual meeting other than that described above. If any other business should properly come before the annual meeting or any adjournment thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the enclosed form of proxy.

The board of directors does not intend to bring any other matters before the annual meeting of stockholders and has not been informed that any other matters are to be presented by others.

Interest of Certain Persons in or Opposition to Matters to Be Acted Upon:

(a)	No officer or director of us has any substantial interest in the matters to be acted upon, other than his or her role as an officer or director of us, or as a stockholder of us.

(b)	No director of us has informed us that he or she intends to oppose the action taken by us set forth in this proxy statement.

Company Contact Information

All inquiries regarding our Company should be addressed to our Company’s principal executive office:

PEDEVCO Corp.
4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506

DOCUMENTS INCORPORATED BY REFERENCE

In accordance with Item 13(b)(2) of the SEC’s Schedule 14A, certain financial and other information required to be disclosed in connection with “Proposal 2 - Approval of the Issuance of Shares of Common Stock Upon the Conversion of the Outstanding Shares of Series a Convertible Preferred Stock”, beginning on page 40, of this proxy statement are incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 31, 2015, a copy of which has been included with this proxy statement, and specifically to the sections included therein entitled as follows: (i) “Selected Financial Data”; (ii) “Financial Statements and Supplementary Data”; (iii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (iv) “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure”; and (v) “Quantitative and Qualitative Disclosures About Market Risk”.  We are delivering to security holders with this proxy statement the aforementioned information incorporated by reference in accordance with Item 13(b)(2) of Schedule 14A.

By Order of the Board of Directors,

Frank C. Ingriselli, Chairman and Chief Executive Officer

APPENDIX A

AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS OF PEDEVCO CORP. ESTABLISHING THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ITS SERIES A CONVERTIBLE PREFERRED STOCK

Form 426	Resolution Relating to a Series of Shares	This space reserved for office use.
(Revised 05/11)
Return in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512/463-5709
Filing Fee: $15

Entity Information

The name of the corporation is:

PEDEVCO Corp.
State the name of the entity as currently shown in the records of the secretary of state.

The file number issued to the filing entity by the secretary of state is:	0800949748

Copy of Resolution
(Please check only one box.)

☐  A copy of a resolution establishing and designating a series of shares is attached.

☐  A copy of a resolution increasing or decreasing the number of shares in an established series is attached.

☐  A copy of a resolution deleting an established series is attached.

☒  A copy of a resolution amending an established series is attached

Adoption of Resolution

The resolutions was adopted by all necessary actions on the part of the corporation on:
02/20/2015
mm/dd/yyyy

Effectiveness of Filing (Select either A, B, or C.)

A. ☒        This document becomes effective when the document is filed by the secretary of state.

B. ☐         This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing.  The delayed effective date is: __________________.

C. ☐          This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: _______________.  The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	February 20, 2015

/s/ Clark Moore

Clark Moore, EVP
Signature and title of authorized officer

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATIONS
OF
PEDEVCO CORP.
ESTABLISHING THE DESIGNATIONS, PREFERENCES,
LIMITATIONS AND RELATIVE RIGHTS OF ITS
SERIES A CONVERTIBLE PREFERRED STOCK

Pursuant to Section 21.155 of the Texas Business Organizations Code (the “Code”), PEDEVCO CORP., a company organized and existing under the State of Texas (the “Corporation”):

DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Formation of the Corporation, and pursuant to Section 21.155 of the Code, the Board of Directors, by unanimous consent of all members of the Board of Directors on February 20, 2015, duly adopted a resolution providing for the designation of an amended and restated series of sixty-six thousand six hundred and twenty-five (66,625) shares of Series A Convertible Preferred Stock, which shall amend, replace and supersede the Amended and Restated Series A Convertible Preferred Stock Designation previously filed by the Corporation on July 27, 2012 (the “Prior Preferred Stock”), which resolution is and reads as follows:

RESOLVED, that no shares of Prior Preferred Stock are currently outstanding; and it is further

RESOLVED, that pursuant to the authority expressly granted to and invested in the Board of Directors by the provisions of the Certificate of Formation of the Corporation, as amended, a series of the preferred stock, par value $0.001 per share, of the Corporation be, and it hereby is, established; and

FURTHER RESOLVED, that the series of preferred stock of the Corporation be, and it hereby is, given the distinctive designation of “Series A Convertible Preferred Stock”; and

FURTHER RESOLVED, that the Series A Convertible Preferred Stock shall consist of sixty-six thousand six hundred and twenty-five (66,625) shares; and

FURTHER RESOLVED, that the Series A Convertible Preferred Stock shall have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below, which shall amend, replace and supersede the Prior Preferred Stock (the “Designation”):

1.           Definitions. In addition to other terms defined throughout this Designation, the following terms have the following meanings when used herein:

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

1.1           “Affiliate” of a specified Person means any other Person that (at the time when the determination is made) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.  As used in the foregoing sentence, the term “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) means the power to direct the management and/or the policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

1.2           “Asset Purchase Agreement” means that certain Purchase and Sale Agreement, dated on or around February 20, 2015, between Golden Globe and Red Hawk, pursuant to which Red Hawk is purchasing certain assets and oil and gas interests from Golden Globe as set forth in greater detail therein.

1.3           “Automatically Redeemed Shares” shall mean 25,000 (subject to equitable adjustments for Recapitalizations) Preferred Stock Shares. The Automatically Redeemed Shares shall be deemed to be part of Tranche Four, provided that if there are not sufficient Preferred Stock Shares remaining in Tranche Four, any Automatically Redeemed Shares remaining after cancelling all of the Tranche Four Preferred Stock Shares, shall instead be deemed to be part of Tranche Three, provided that if there are not sufficient Preferred Stock Shares remaining in Tranche Three, any Automatically Redeemed Shares remaining after cancelling all of the Tranche Four and Tranche Three Preferred Stock Shares, shall instead be deemed to be part of Tranche Two, provided that if there are not sufficient Preferred Stock Shares remaining after cancelling all of the Tranche Four, Tranche Three and Tranche Two Preferred Stock Shares, the equivalent Common Stock amount of the remaining Automatically Redeemed Shares (i.e., the number of remaining Automatically Redeemed Shares multiplied by the Conversion Rate), shall be returned to the Corporation pro rata by the Holders for cancellation to fully satisfy the entire amount of the Automatically Redeemed Shares.

1.4            “Business Day” means any day except Saturday, Sunday or any day on which banks are authorized by law to be closed in (a) the City of Houston, Texas or (b) Danville, California.

1.5           “Closing Date” means the date that the sale and purchase of oil and gas interests as contemplated by the Asset Purchase Agreement are consummated.

1.6           “Common Stock” shall mean the common stock, $0.001 par value per share of the Corporation.

1.7           “Conversion Price” shall equal $0.40 per share, subject to equitable adjustment in connection with any Recapitalization.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

1.8           “Distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise (other than dividends on Common Stock payable in Common Stock), or the purchase or redemption of shares of the Corporation for cash or property other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, (iii) repurchase of capital stock of the Corporation in connection with the settlement of disputes with any stockholder, or (iv) any other repurchase or redemption of capital stock of the Corporation approved by the holders of (a) a majority of the outstanding shares of Common Stock and (b) a majority of the outstanding shares of Series A Convertible Preferred Stock voting as separate classes.

1.9           “Dividend Default” shall mean the failure of the Corporation to pay any Dividends when due, subject to any cure provisions described below.

1.10           “Dividend Rate” shall mean an annual rate of ten percent (10%) of the Original Issue Price.

1.11           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.12           “Golden Globe” means Golden Globe Energy (US), LLC.

1.13           “Holder” shall mean the person or entity in which the Series A Convertible Preferred Stock is registered on the books of the Corporation, which shall initially be the person or entity which such Series A Convertible Preferred Stock is issued to, and shall thereafter be permitted and legal assigns which the Corporation is notified of by the Holder and which the Holder has provided a valid legal opinion in connection therewith to the Corporation and to whom such Preferred Stock Shares are legally transferred.

1.14            “Independent Director” means a member of the Board of Directors of the Corporation who is deemed “independent”, in the reasonable determination of the members of the Board of Directors of the Corporation not appointed pursuant to the Preferred Stock Director Appointment Rights (as defined in Section 5.4(a)), pursuant to applicable NYSE MKT and Securities and Exchange Commission rules, regulations and requirements.

1.15           “Investors” means BRe BCLIC Primary, BRe BCLIC Sub, BRe WNIC 2013 LTC Primary, BRe WNIC 2013 LTC Sub, and RJ Credit LLC.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

1.16           “Junior Securities” shall mean each other class of capital stock or series of preferred stock of the Corporation other than the Common Stock established after the Original Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series A Convertible Preferred Stock upon the liquidation, winding-up or dissolution of the Corporation.

1.17           “Liquidation Preference” shall (a) at all times prior to the Shareholder Approval Date equal the Original Issue Price per share; and (b) at all times after the Shareholder Approval Date equal the par value of the Series A Convertible Preferred Stock, $0.001 per share (subject to equitable adjustment for Recapitalizations).

1.18           “Majority In Interest” means Holders holding in aggregate at least 51% of the then aggregate Preferred Stock Shares issued and outstanding (less any Preferred Stock Shares which are subject to a pending Corporation Redemption but for which any Holder has refused to accept delivery or which delivery was successful of any applicable Corporation Redemption Price).

1.19           “Minimum Sales Price” means $1.00 per share, as equitably adjusted for any Recapitalizations.

1.20           “Original Holders” shall mean those Holders who were issued Preferred Stock Shares on the Original Issue Date.

1.21           “Original Issue Date” shall mean the date upon which the first shares of Series A Convertible Preferred Stock are issued.  The Original Issue Date shall be the Closing Date.

1.22           “Original Issue Price” shall mean Four Hundred Dollars ($400) per share (as appropriately adjusted for any Recapitalizations).

1.23           “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, business or statutory trust, trust, union, association, instrumentality, governmental authority or other entity, enterprise, authority, unincorporated organization or business organization.

1.24           “Preferred Stock Certificates” means the original certificate(s) representing the applicable Series A Convertible Preferred Stock shares.

1.25           “Preferred Stock Shares” means shares of Series A Convertible Preferred Stock.

1.26           “Principal Market” means initially the NYSE MKT, and shall also include the NASDAQ Capital Market, New York Stock Exchange, the NASDAQ National Market, the OTCQB Market, the OTCQX Market, or the OTC Pink Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

1.27           “Recapitalization” shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event described in Sections 7.2 through 7.5.

1.28           “Red Hawk” means Red Hawk Petroleum, LLC, the wholly-owned subsidiary of the Corporation.

1.29           “Repayment” means the repayment in full, of all amounts due and outstanding under those certain Senior Secured Promissory Notes issued by the Corporation in favor of the Investors, and BAM Administrative Services LLC, as agent for the Investors.

1.30           “Repayment Date” means the date the Corporation has completed the Repayment.

1.31           “Restricted Shares” means shares of the Corporation’s Common Stock which are restricted from being transferred by the Holder thereof unless the transfer is effected in compliance with the Securities Act and applicable state securities laws (including investment suitability standards, which shares shall bear the following restrictive legend (or one substantially similar)):

“The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such acts.”

1.32           “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

1.33           “Shareholder Approval” means the approval by the shareholders of the Corporation, as required pursuant to applicable rules and regulations of the NYSE MKT, of (a) the transactions contemplated by the Asset Purchase Agreement; (b) the issuance of shares of Common Stock upon the Conversion of the Preferred Stock Shares as provided herein; and (c) such other terms and conditions hereof or the Asset Purchase Agreement as may be required by the NYSE MKT or the Securities and Exchange Commission.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

1.34           “Shareholder Approval Date” means the date that the Corporation has received the Shareholder Approval.

1.35           “Timely First Tranche Redemption and Repayment” means that the Corporation has both (i) completed the Corporation Redemption (as defined in Section 6.1) of all Tranche One Preferred Stock Shares during the First Redemption Period (as described in Section 6.1(a)); and (ii) completed the Repayment, in each case within the first nine (9) months following the Closing.

1.36           “Tranches” means Tranche One, Tranche Two, Tranche Three and Tranche Four.

1.37           “Tranche One” means 15,000 (as equitably adjusted for any Recapitalization) Preferred Stock Shares, which shall be issued in one or several certificates on the Original Issuance Date pro rata to all Holders, and keep as separate certificates at all times without being combined at any time with any other Tranches. The Holders shall further provide the Corporation prompt written notice of any changes in the Preferred Stock Certificates subject to Tranche One.

1.38           “Tranche Two” means 15,000 (as equitably adjusted for any Recapitalization) Preferred Stock Shares, which shall be issued in one or several certificates on the Original Issuance Date pro rata to all Holders, and keep as separate certificates at all times without being combined at any time with any other Tranches. The Holders shall further provide the Corporation prompt written notice of any changes in the Preferred Stock Certificates subject to Tranche Two.

1.39           “Tranche Three” means 11,625 (as equitably adjusted for any Recapitalization) Preferred Stock Shares, which shall be issued in one or several certificates on the Original Issuance Date pro rata to all Holders, and keep as separate certificates at all times without being combined at any time with any other Tranches. The Holders shall further provide the Corporation prompt written notice of any changes in the Preferred Stock Certificates subject to Tranche Three.

1.40           “Tranche Four” means 25,000 (as equitably adjusted for any Recapitalization) Preferred Stock Shares, which shall be issued in one or several certificates on the Original Issuance Date pro rata to all Holders, and keep as separate certificates at all times without being combined at any time with any other Tranches. The Holders shall further provide the Corporation prompt written notice of any changes in the Preferred Stock Certificates subject to Tranche Four.

2.           Dividends.

2.1           Dividends in General. Dividends shall accrue on the Series A Convertible Preferred Stock at the end of each year that such Series A Convertible Preferred Stock is outstanding, beginning on the Closing Date (the “Dividend Accrual Start Date”), based on the Original Issue Price, at the Dividend Rate, until such dividends are paid in full as provided below or Forfeited and Forgiven as provided in Section 2.8 below (“Dividends”). Notwithstanding the above, no Dividends shall accrue or be due on the Series A Convertible Preferred Stock after the Shareholder Approval Date.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

2.2           Payment of Dividends. The Corporation shall pay the Holder of the Series A Convertible Preferred Stock the accrued Dividends in cash, within five (5) Business Days of the end of each anniversary of the Closing Date, for so long as the Series A Convertible Preferred Stock remains outstanding.

2.3           Manner of Payment. All Dividends payable in cash hereunder shall be made in lawful money of the United States of America to each Holder in whose name the Series A Convertible Preferred Stock is registered as set forth on the books and records of the Corporation. Such payments shall be made by wire transfer of immediately available funds to the account such Holder may from time to time designate by written notice to the Corporation or by Corporation check, without any deduction, withholding or offset for any reason whatsoever except to the extent required by law.

2.4           Dividend Default. In the event a Dividend Default should occur in respect to the Dividends due to Holder, any unpaid Dividends shall accrue interest at the rate of twelve percent (12%) per annum until such Dividend Default is cured by the Corporation.

2.5           Participation. Subject to the rights of the holders, if any, of any shares of preferred stock issued after the Shareholder Approval Date, the Holders shall, as holders of Series A Convertible Preferred Stock, be entitled to such dividends paid and Distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Series A Convertible Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and Distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. Following the occurrence of a Liquidation Event (defined in Section 3.1 below) and the payment in full to a Holder of its applicable Liquidation Preference, such Holder shall cease to have any rights hereunder to participate in any future dividends or distributions made to the holders of Common Stock. No Distributions shall be made with respect to the Common Stock until all past due, if any, and/or declared Dividends on the Series A Convertible Preferred Stock have been paid or set aside for payment to the Series A Convertible Preferred Stock Holders. Notwithstanding the above Section 2.5, the Series A Convertible Preferred Stock Holders shall have no right of participation in connection with dividends or Distributions made to the Common Stock shareholders consisting solely of shares of Common Stock.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

2.6           Non-Cash Distributions. Whenever a Distribution provided for in this Section 2 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

2.7           Other Distributions. Subject to the terms of this Certificate of Designations, and to the fullest extent permitted by the Code, the Corporation shall be expressly permitted to redeem, repurchase or make distributions on the shares of its capital stock in all circumstances other than where doing so would cause the Corporation to be unable to pay its debts as they become due in the usual course of business.

2.8           Forfeiture and Forgiveness of Unpaid Dividends On The Shareholder Approval Date. Any and all declared, accrued and/or unpaid Dividends owed or due to any Holder (the “Accrued Dividends”) on the Shareholder Approval Date, shall be automatically, and without any required action by any Holder or the Corporation, be forfeited, waived, released and forgiven in their entirety and the Preferred Stock Shares shall cease to accrue any further Dividends on such Shareholder Approval Date (“Forfeited and Forgiven”). Each Holder hereby agrees to release, acquit and forever discharge the Corporation from all liability, claims and demands, whatsoever in connection with any Accrued Dividends owed on any Series A Convertible Preferred Stock on the Shareholder Approval Date, which Accrued Dividends shall be automatically Forfeited and Forgiven upon such Shareholder Approval Date without any required action by the Holder or the Corporation. The terms and conditions of this Section 2.8, shall be referred to herein as a “Forfeiture”.

3.           Liquidation Rights.

3.1           Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (each a “Liquidation Event”), the Holders of Series A Convertible Preferred Stock shall be entitled to receive prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Common Stock or the Junior Securities by reason of their ownership of such stock, an amount per share for each share of Series A Convertible Preferred Stock held by them equal to the sum of (i) the applicable Liquidation Preference, and (ii) all accrued Dividends and all declared but unpaid dividends on such share of Series A Convertible Preferred Stock. If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series A Convertible Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3.1, then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Convertible Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3.1.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

3.2           Remaining Assets. After the payment to the Holders of Series A Convertible Preferred Stock of the full preferential amounts specified above, the entire remaining assets of the Corporation legally available for distribution by the Corporation shall be distributed with equal priority and pro rata among the holders of the Junior Securities in proportion to the number of shares of Junior Securities held by them and the holders of Common Stock in proportion to the number of shares of Common Stock held by them.

3.3           Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors. In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes.

4.           Conversion. The holders of the Series A Convertible Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1           Conversion. Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof (a “Conversion”), at any time following the Shareholder Approval, but subject to the Conversion Restrictions set forth in Section 4.2 below, if applicable, at the office of the Corporation or any transfer agent for the Series A Convertible Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the Series A Convertible Preferred Stock by the Conversion Price, as adjusted for any Recapitalizations (such shares of Common Stock issuable upon a Conversion, the “Conversion Shares”). In order to effectuate the Conversion under this Section 4.1, the Holder must provide the Corporation a written notice of conversion in the form of Exhibit A hereto (the “Notice of Conversion”) as well as those other items required in Section 4.4, below. The number of shares of Common Stock into which each share of Series A Convertible Preferred Stock may be converted is hereinafter referred to as the “Conversion Rate”.   Upon any conversion, and subject to the Conversion Restrictions, the Holder shall elect which Tranche of Preferred Shares are to be converted.

4.2           Conversion Restrictions. Upon and after a Timely First Tranche Redemption and Repayment, the Conversion of the Preferred Stock Shares shall be subject to the following conversion schedule (the “Conversion Restrictions”):

(a)           The Tranche Two Preferred Stock Shares shall only be convertible following the date which is twenty-four (24) months following the Closing; and

(b)           The Tranche Three Preferred Stock Shares shall only be convertible following the date which is thirty-six (36) months following the Closing.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

4.3           Beneficial Ownership Limitation. No Conversion of the Series A Convertible Preferred Stock shall be affected during any time that, and only to the extent that, the number of shares of Common Stock to be issued to such Holder upon such Conversion, when added to the number of shares of Common Stock, if any, that the Holder otherwise beneficially owns (outside of the Series A Convertible Preferred Stock, and not including any other securities of the Corporation held by Holder having a provision substantially similar to this Section 4.2) at the time of such Conversion, would exceed 9.9% (the “Maximum Percentage”) of the number of shares of Common Stock of the Corporation outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon Conversion of such Preferred Stock set forth in the Notice of Conversion, as determined in accordance with Section 13(d) of the Exchange Act (the “Beneficial Ownership Limitation”). The provisions of this Section 4.2 shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4.2 to correct this Section (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

4.4           Mechanics of Conversion. In order to effect a Conversion, a holder shall: (i) fax or email a copy of the fully executed Notice of Conversion to the Corporation (Attention: Corporate Secretary, 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, Fax: (510) 743-4262 and (925) 403-0703, Email: cmoore@pacificenergydevelopment.com and contact@pacificenergydevelopment.com) and (ii) surrender or cause to be surrendered the Preferred Stock Certificates being converted, duly endorsed, as soon as practicable thereafter to the Corporation. Upon receipt by the Corporation of a facsimile or emailed copy of a Notice of Conversion from a Holder, the Corporation shall promptly send, via facsimile or email, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the Conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a Conversion unless the Preferred Stock Certificates are delivered to the Corporation as provided above. In the event the Holder has lost or misplaced the certificates evidencing the Preferred Stock, the Holder shall be required to provide the Corporation or the Corporation’s Transfer Agent (as applicable) with whatever documentation and fees each may require to re-issue the Preferred Stock Certificates and shall be required to provide such re-issued Preferred Stock Certificates to the Corporation in connection with such Notice of Conversion. Unless the Notice of Conversion provided by the Holder includes a valid opinion from an attorney stating that such shares of Common Stock issuable in connection with the Notice of Conversion can be issued free of restrictive legend, which shall be determined by the Corporation in its sole and reasonable discretion, such shares shall be issued as Restricted Shares.   If requested by the Holder, the Company shall cause its counsel at the Company’s expense to issue any necessary legal opinion (to the extent lawful) in order to permit sales of the Common Stock pursuant to Rule 144 under the Securities Act or under another applicable exemption from the registration requirements; provided that (i) an exemption under Rule 144 under the Securities Act or another applicable exemption from the registration requirements is available with respect to such shares, and (ii) the Holder provides the Company and the legal counsel providing the necessary opinion with such representations and other related information reasonably requested in order for such legal counsel to issue the legal opinion.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

4.5           Failure to Delivery Preferred Stock Certificates. In the event the Holder provides the Corporation with a Notice of Conversion, but fails to provide the Corporation with the Preferred Stock Certificates subject to the Conversion within ten (10) Business Days of the date the Notice of Conversion is received by the Corporation, the Corporation shall be able to consider the Notice of Conversion void and the Corporation shall not be required to comply with such Notice of Conversion.

4.6           Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its Transfer Agent) shall, no later than the tenth (10th) Business Day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Section 4.4 above) (the “Delivery Period”), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the Holder or its nominee (x) a certificate representing that number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock being converted and (y) a certificate representing the number of shares of Series A Convertible Preferred Stock not being converted, if any. Notwithstanding the foregoing, if the Corporation’s transfer agent is participating in the Depository Trust Corporation (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation shall cause its Transfer Agent to promptly electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the Holder physical certificates representing the Common Stock issuable upon Conversion. Further, a Holder may instruct the Corporation to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

4.7           Fractional Shares. If any Conversion of Series A Convertible Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series A Convertible Preferred Stock being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the market value of the Common Stock on the Principal Market prior to the date of conversion (as determined in good faith by the Board of Directors) and the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be the next lower whole number of shares. If the Corporation elects not to, or is unable to, make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

4.8           Taxes.  The Corporation shall not be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of shares of Common Stock upon Conversion in a name other than that in which the shares of the Series A Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid. The Corporation shall withhold from any payment due whatsoever in connection with the Series A Convertible Preferred Stock any and all required withholdings and/or taxes the Corporation, in its sole discretion deems reasonable or necessary, absent an opinion from Holder’s accountant or legal counsel, acceptable to the Corporation in its sole determination, that such withholdings and/or taxes are not required to be withheld by the Corporation.

4.9           No Impairment. The Corporation will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Convertible Preferred Stock against impairment. Notwithstanding the foregoing, nothing in this Section 4.9 shall prohibit the Corporation from amending its Certificate of Formation with the requisite consent of its stockholders and the Board of Directors.

4.10           Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

4.11           Lock-Up Requirements Relating to Common Stock Issuable Upon Conversion.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

(a)           Following the Conversion of any Series A Convertible Preferred Stock into shares of Common Stock pursuant to this Section 4, and until the first (1st) anniversary of the Closing Date (the “Lock-Up Period”), such Conversion Shares will be subject to a mandatory lock-up preventing the sale, assignment, disposition of, distribution of, pledge or transfer of (each a “Transfer”) of such Converted Shares by the Holder thereof as provided below (collectively the “Lock-Up”), prohibiting such Conversion Shares from being Transferred during the Lock-Up Period for less than the Minimum Sales Price.

(b)           Notwithstanding the foregoing Section 4.1(a), any Holder may transfer all or any portion of the Conversion Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the terms and conditions of this Designation, including, but not limited to, the Corporation Redemption Rights, Lock-Up and Forfeiture provisions described herein, (ii) to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound by the terms and conditions of this Designation, including, but not limited to the Corporation Redemption Rights, Lock-Up and Forfeiture provisions described herein, (iii) to an Affiliate of a Holder, and (iv) by will or intestacy, provided such recipient agrees to be bound by the terms and conditions of this Designation, including, but not limited to the Corporation Redemption Rights, Lock-Up and Forfeiture provisions described herein; provided further than any such transfer shall not involve a disposition for value. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Any such transfer must be in compliance with all applicable securities laws and the Company may require customary and usual legal opinions from such Holder or its counsel confirming compliance with such.

(c)           Each Holder by accepting such Series A Convertible Preferred Stock consents to the entry of stop transfer instructions with the Corporation’s Transfer Agent and registrar against the transfer of the Conversion Shares except in compliance with the preceding provisions of this Designation. The Holder also consents to the placement of the following legend on any and all stock certificates that evidence the Conversion Shares during the Lock-Up Period:

“The shares represented by this certificate are subject to, and the transfer of the shares are restricted by, the terms of that certain Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of its Series A Convertible Preferred Stock (the “Designation”), and more specifically, the Lock-Up set forth therein, as filed with the Secretary of State of Texas. A copy of the Designation and Lock-Up may be inspected at the principal office of the Corporation.”

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

5.           Voting; Director Appointment Rights.

5.1           Class Voting. Except as otherwise expressly provided herein, in Section 5.4, or as required by law, the Holders of Series A Convertible Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

5.2           No Series Voting. Other than as provided herein or required by law, there shall be no series voting.

5.3           Series A Convertible Preferred Stock.   Each outstanding share of Series A Convertible Preferred Stock shall be entitled to one (1) vote on all shareholder matters to come before the shareholders of the Corporation (the “Voting Rights”), provided that the Voting Rights shall not apply, and the Holders shall not be allowed to vote on, the Shareholder Approval.

5.4           Board of Directors Appointment Rights.

(a)           If requested of the Company in writing by a Majority in Interest (a “Board Election Notice”), the Holders of Series A Convertible Preferred Stock shall have the exclusive right, voting separately as a single class, to elect two (2) members of the Corporation’s Board of Directors following the Director Increase (defined below)(each such member elected by the Series A Convertible Preferred Holders, a “Preferred Stock Member”), subject when applicable to the Reappointment Rights until the Director Appointment Right Termination Date (the “Preferred Stock Director Appointment Rights”). In any such election the Holders of Series A Convertible Preferred Stock shall be entitled to cast one (1) vote per share of Series A Convertible Preferred Stock held of record on the record date for the determination of the Holders of Series A Convertible Preferred Stock entitled to vote on such election. At least one (1) Preferred Stock Member shall be an Independent Director and the non-Preferred Stock Members of the Board of Directors shall make the determination as to whether each Preferred Stock Member is an Independent Director from time to time, when and as necessary, as determined by the non-Preferred Stock Members in their sole discretion.

(b)           Promptly following the Original Issue Date, the Corporation shall take action to increase the number of members of its Board of Directors from three (3) to five (5) members (the “Director Increase”). Following such increase and until the Director Appointment Right Termination Date (as defined below), the Corporation shall maintain a Board of Directors consisting of five (5) members; provided that two vacancies shall remain on the Board until the Board Election Notice is delivered.  Upon and after delivery of the Board Election Notice, if at any time the Corporation shall have less than five (5) members, the remaining members of the Board of Directors (a) not appointed subject to the Preferred Stock Director Appointment Rights shall promptly take action pursuant to the powers provided to the Board of Directors in the Corporation’s Bylaws (as amended), to nominate and appoint such additional non-Preferred Stock Members as necessary such that the Board of Directors has three (3) non-Preferred Stock Members; and (b) appointed subject to the Preferred Stock Appointment Rights shall promptly take action pursuant to the powers provided to the Board of Directors in the Corporation’s Bylaws (as amended) and this Section 5.4, to nominate and appoint such additional Preferred Stock Members as necessary such that the Board of Directors has two (2) Preferred Stock Members (one (1) of which shall always be an Independent Director); provided further that (i) the Preferred Stock Members shall vote to approve the appointment of any and all other members of the Board of Directors recommended by the non-Preferred Stock Members pursuant to Section 5.4(b)(a) above, and (ii) the non-Preferred Stock Members shall vote to approve the appointment of any and all other members of the Board of Directors recommended by the Preferred Stock Members pursuant to Section 5.4(b)(b) above, subject to the requirement to at all times have one Independent Director appointed by the Preferred Stock Members (collectively, the “Reappointment Rights”). Any and all members of the Board of Directors (including, but not limited to Preferred Stock Members), shall upon appointment as provided in this Section 5.4(b), hold their positions until (x) the next annual meeting of stockholders; (y) until their respective successors have been elected and qualified; or (z) until their earlier resignation or removal, provided that any and all Preferred Stock Members shall immediately resign at the option of the non-Preferred Stock Members upon the Director Appointment Right Termination Date, provided that if such Preferred Stock Members refuse to resign, the non-Preferred Stock Members shall be authorized by the Holders to take action as such Holders’ power of attorney and attorneys in fact, to vote all Preferred Stock Shares outstanding via a written consent to remove any such Preferred Stock Members as members of the Board of Directors, which right is irrevocable and coupled with an interest (such removal of the Preferred Stock Member(s), the “Preferred Stock Member Termination”).

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

(c)           The initial Preferred Stock Members shall be designated and appointed following the Board Election Notice, and shall be elected to serve until their successors are duly elected; and thereafter the Preferred Stock Members shall be elected at the same time as other members of the Board of Directors, subject to the provisions of this Section 5.4. A Preferred Stock Member may only be removed by the written consent or affirmative vote of a Majority In Interest of the Holders, except in connection with a Preferred Stock Member Termination. If for any reason a Preferred Stock Member shall resign or otherwise be removed from the Board of Directors, then his or her replacement shall be a person elected by the remaining Preferred Stock Members (pursuant to the Reappointment Rights) or the Holders of the Series A Convertible Preferred Stock, in accordance with the voting procedures set forth in this Section 5.4. The Preferred Stock Members shall be appointed by the Board of Directors to serve on committees of the Board of Directors, subject to the determination of the non-Preferred Stock Members of the Board of Directors that such Preferred Stock Members are independent for the purposes of the Principal Market and the Securities and Exchange Commission rules and requirements.

(d)           Termination of Preferred Stock Director Appointment Rights. The Preferred Stock Director Appointment Rights shall terminate and be of no force and effect at such time as the Original Holders no longer hold any Tranche One Preferred Stock Shares, whether upon conversion, redemption, cancellation, private sale or otherwise (the “Director Appointment Right Termination Date”). The Holders shall provide the Corporation prompt written notice where and when applicable of the Director Appointment Right Termination Date.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

6.           Redemption Rights.

6.1           Corporation Redemption. The Corporation shall have the option, exercisable from time to time after the Repayment Date, in the event the Corporation has caused the Repayment within nine months of the Closing Date, subject to the below, to redeem the outstanding shares of Series A Convertible Preferred Stock (a “Corporation Redemption”) which have not been Converted into Common Stock (as provided above in Section 4), as follows (the “Corporation Redemption Rights”):

(a)           For the first nine (9) months following the Closing, the Corporation shall have the right, in its option, exercisable from time to time, to repurchase and redeem any or all of the outstanding Tranche One Preferred Stock Shares (provided that any redemption shall be pro rata between the Holders) at the applicable Corporation Redemption Price (the “First Corporation Redemption Period”);

(b)           From the end of the First Redemption Period until twenty-four (24) months following the Closing, the Corporation shall have the right, in its option, exercisable from time to time, to repurchase and redeem any or all of the outstanding Tranche One or Tranche Two Preferred Stock Shares (provided that any redemption shall be pro rata between the Holders) at the applicable Corporation Redemption Price (the “Second Corporation Redemption Period”); and

(c)           From the end of the Second Corporation Redemption Period until thirty-six (36) months following the Closing, the Corporation shall have the right, in its option, exercisable from time to time, to repurchase and redeem any and all remaining outstanding shares of Series A Convertible Preferred Stock at the applicable Corporation Redemption Price (the “Third Corporation Redemption Period” and together with the First Corporation Redemption Period and the Second Corporation Redemption Period, the “Redemption Periods”).

(d)           The “Corporation Redemption Price” shall be (i) $500 per Series A Convertible Preferred Stock share during the First Corporation Redemption Period; (ii) $650 per Series A Convertible Preferred Stock share during the Second Corporation Redemption Period; and (iii) $800 per Series A Convertible Preferred Stock share during the Third Corporation Redemption Period, in each case subject to equitable adjustment in the event of any Recapitalization.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

(e)           In the event the Corporation exercises its Corporation Redemption Rights, it shall redeem and repurchase Preferred Stock Shares pro rata between all Holders.

(f)           To exercise the Corporation Redemption Right, the Corporation shall deliver to each Holder an irrevocable written notice (a “Corporation Redemption Notice”), indicating the date the Corporation intends to pay the Corporation Redemption Price (the “Corporation Redemption Date”), which date shall not be less than ten (10) days nor more than twenty (20) days from the date the Corporation Redemption Notice is delivered to a Holder. In the event the applicable aggregate Corporation Repayment Price is not paid to the Holders on the applicable Corporation Redemption Date, the Corporation Redemption Notice shall be considered void and of no force or effect; provided, that at least 30 days shall elapse from the date of any Corporation Redemption in which the Corporation Repayment Price is not paid in full and the delivery of any subsequent Corporation Redemption Notice.

6.2           Automatic Redemption. In the event of the Timely First Tranche Redemption and Repayment the Automatically Redeemed Shares shall be automatically redeemed and repurchased by the Corporation, on the later of the redemption of all Tranche One Preferred Stock Shares or the Repayment Date, pursuant to the provisions of Sections 6.1 through 6.6, above provided that the applicable Corporation Redemption Price payable to the Holders for such Automatically Redeemed Shares shall be $0 per share (i.e., such Automatically Redeemed Shares shall be redeemed by the Corporation and cancelled by the Holders for no additional consideration)(an “Automatic Redemption”).

6.3           Effect of Corporation Redemption or Automatic Redemption. The payment by the Corporation to each Holder (at each such Holder’s address of record) of the Corporation Redemption Price (a “Corporation Redemption Delivery”) in connection with a Corporation Redemption and/or Automatic Redemption, and effective as of the Corporation Redemption Date in connection with a Corporation Redemption or the later of the date of such First Tranche Redemption or Repayment Date, as applicable (the “Automatic Redemption Date”), in connection with an Automatic Redemption, shall fully discharge the Corporation from any and all further obligations under the Preferred Stock Shares redeemed and shall automatically, and without any required action by the Corporation or the Holder (including the requirement that the Holder provide the Corporation or the Corporation’s Transfer Agent the Preferred Stock Certificates relating to such Corporation Redemption or Automatic Redemption), result in the cancellation, termination and invalidation of any outstanding Preferred Stock Shares and related Preferred Stock Certificates held by a Holder which are subject to a Corporation Redemption and/or Automatic Redemption (an “Automatic Cancellation”). No Corporation Redemption Price shall be required to be paid by the Corporation until or unless the applicable Holder has delivered to the Corporation or its Transfer Agent, the Preferred Stock Certificates evidencing such Preferred Stock Shares subject to such Corporation Redemption and/or Automatic Redemption, provided that the Corporation may in its sole discretion pay such Corporation Redemption Price prior to the delivery of such Preferred Stock Certificates, subject to an Automatic Cancellation.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

6.4           Further Actions Following Corporation Redemption and Automatic Redemption. The Corporation and/or the Corporation’s Transfer Agent shall be authorized to take whatever action necessary, if any, following the payment of the Corporation Redemption Price, to reflect the cancellation of the Preferred Stock Shares subject to the Corporation Redemption or Automatic Redemption, which shall not require the approval and/or consent of any Holder, and provided that by agreeing to the terms and conditions of this Designation and the acceptance of the Preferred Stock Shares, each Holder hereby agrees to release the Corporation and the Corporation’s Transfer Agent from any and all liability whatsoever in connection with the cancellation of the Preferred Stock Shares subject to and following a Corporation Redemption and/or Automatic Redemption, regardless of the return to the Corporation or the Transfer Agent of any Preferred Stock Certificates evidencing such Preferred Stock Shares subject to the Corporation Redemption and/or Automatic Redemption, which as stated above, shall be automatically cancelled upon the payment of the Corporation Redemption Amount (a “Corporation Redemption Cancellation”).

6.5           Further Corporation Redemption and Automatic Redemption Assurances. Notwithstanding the above (including the Automatic Cancellation), each Holder, by accepting such Preferred Stock Certificates hereby covenants that it will (a) deliver to the Corporation or the Corporation’s Transfer Agent, promptly upon the receipt of any Corporation Redemption Notice or upon notice of an Automatic Redemption, but in any case prior to the applicable Corporation Redemption Date or within ten (10) Business Days of the Automatic Redemption Date, the applicable Preferred Stock Certificates relating to the Corporation Redemption or Automatic Conversion (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction); and (b) whenever and as reasonably requested by the Corporation and the Corporation’s Transfer Agent, at the Corporation’s sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Corporation or the Transfer Agent may reasonably require in order to complete, insure and perfect a Corporation Redemption Cancellation or cancellation in connection with an Automatic Redemption, if such may be reasonably required by the Corporation and/or the Corporation’s Transfer Agent.

6.6           Additional Corporation Redemption Procedures. In the event that (a) any Corporation Redemption Delivery is unsuccessful notwithstanding the fact that the Corporation has mailed such applicable Corporation Redemption Price to the correct address of the Holder as set forth in the records of the Corporation; or (b) any Holder fails to timely deliver to the Corporation for cancellation the Preferred Stock Certificates evidencing the Preferred Stock Shares subject to such Corporation Redemption and the Corporation therefore refrains from completing a Corporation Redemption Delivery, such Redemption Amount shall be held by the Corporation in trust and such Redemption Amount shall be released to such Holder upon reasonable evidence to the Corporation or the Transfer Agent that such Holder is (y) the legal owner of such Redemption Amount and/or (z) the delivery to the Corporation or its Transfer Agent of the applicable Preferred Stock Certificates, as applicable, provided that the Holder’s failure to accept such Redemption Amount, the Corporation’s inability to affect a Corporation Redemption Delivery, and/or the Holder’s failure to deliver the Preferred Stock Certificates, under such circumstances shall in no event effect the validity of the Corporation Redemption Cancellation, the Automatic Cancellation or the consequences of a Corporation Redemption Delivery as described in Section 6.2 hereof. Furthermore, the Holder shall be due no interest on the Redemption Amount while being held by the Corporation in trust and any and all interest, if any, which shall accrue on such amount, if any, shall be the sole property of the Corporation.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

6.7           Redemption Legend. Each Holder by accepting such Series A Convertible Preferred Stock consents to the entry of stop transfer instructions with the Corporation’s Transfer Agent and registrar against the transfer of the Preferred Stock Shares except in compliance with the provisions of this Designation. The Holder also consents to the placement of the following legend on any and all stock certificates that evidence the Preferred Stock Shares during the Redemption Periods applicable to each Tranche above:

“The shares represented by this certificate are subject to certain redemption and repurchase and similar rights on behalf of the Company pursuant to the terms of that certain Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of its Series A Convertible Preferred Stock (the “Designation”) as filed with the Secretary of State of Texas. A copy of the Designation may be inspected at the principal office of the Corporation.”

6.8           Right to Assign Corporation Redemption Rights. Notwithstanding the above Sections 6.1 through 6.6, in lieu of undertaking a Corporation Redemption pursuant to Section 6.1 above, the Corporation may instead assign its rights (or any portion thereof) to any party or any parties (which may also be a related party of the Corporation)(collectively, a “Designated Purchaser”), which party shall have the right to purchase the Series A Preferred Stock subject to the Corporation Redemption Rights described above directly from the Holders in consideration for the applicable Corporation Redemption Price (the “Right to Assign”). For the sake of clarity and in an abundance of caution, if the Corporation exercises its Right to Assign, the Holders would be obligated to sell the Preferred Stock Shares subject to the Right to Assign directly to the Designated Purchaser and such Preferred Stock Shares would not be cancelled by the Corporation. In the event the Corporation exercises its Right to Assign, the Holders agree to enter into a stock purchase agreement with such Designated Purchaser containing usual and customary representations regarding their ownership of the Preferred Stock Shares and ability to sell and transfer such shares, in such form as reasonably requested by such Designated Purchaser, and to further not unreasonably delay or condition the sale of such Preferred Stock Shares to the Designated Purchaser, subject to the Designated Purchaser and the sale meeting applicable exemptions from registration under federal law. Any shares of Series A Convertible Preferred Stock pursuant to which the Corporation has exercised its Right to Assign, shall no longer be subject to the Corporation Redemption Rights above, and the Preferred Stock Shares subject to the Right to Assign shall be reduced by the total number of Preferred Stock Shares subject to the Corporation Redemption Rights above, beginning first with Tranche One, if any Preferred Stock Shares are outstanding under Tranche, second with Tranche Two, if any Preferred Stock Shares are outstanding under Tranche Two, third with Tranche Three, if any Preferred Stock Shares are outstanding under Tranche Three, and fourth with Tranche Four, if any Preferred Stock Shares are outstanding under Tranche Four. Each Holder hereby covenants that, in consideration for receiving shares of Series A Convertible Preferred Stock, that he, she or it will, whenever and as reasonably requested by the Corporation or the Designated Purchaser, do, execute, acknowledge and deliver any and all such other and further acts, deeds, confirmations, agreements and documents as the Corporation or the Designated Purchaser may reasonably require in order to complete, insure and perfect the sale of the Preferred Stock Shares to such Designated Purchaser in the event the Corporation exercises its Right to Assign.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

6.9           Holder Redemption Rights. In the event of the Timely First Tranche Redemption and Repayment, the Holders shall have the right to request that the Corporation redeem and repurchase Preferred Stock Shares as follows (this Section 6.9, a “Holder Redemption”, and to together with a Corporation Redemption, a “Redemption”):

(a)           During the period beginning on the first (1st) Business Day following the twenty-forth (24th) month anniversary of the Closing and for a period of thirty (30) days thereafter (the “First Holder Redemption Period”), the Holders may request that the Corporation repurchase and redeem any Tranche Two Preferred Stock Shares remaining outstanding at a redemption price of $650 per Preferred Stock Share (the “First Holder Redemption Amount”); and

(b)           During the period beginning on the first (1st) Business Day following the thirty-sixth (36th) month anniversary of the Closing and for a period of thirty (30) days thereafter (the “Second Holder Redemption Period” and together with the First Holder Redemption Period, the “Holder Redemption Periods”), the Holders may request that the Corporation repurchase and redeem any Tranche Two and Tranche Three Preferred Stock Shares remaining outstanding at a redemption price of $800 per Preferred Stock Share (the “Second Holder Redemption Amount” and together with the First Holder Redemption Amount, each a “Holder Redemption Amount”).

(c)           To exercise a Holder Redemption, a Holder shall deliver to the Corporation (i) an irrevocable written notice (a “Holder Redemption Notice”), indicating that the Holder desires for the Corporation to repurchase and redeem the Preferred Stock Shares and the number of Preferred Stock Shares subject to such Holder Redemption Notice and the required redemption date (the “Holder Redemption Date”, and together with the Corporation Redemption Date, the “Redemption Dates”); and (ii) the applicable Preferred Stock Certificates relating to the Holder Redemption (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction).

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

(d)           Notwithstanding the delivery by any Holder to the Corporation of a Holder Redemption Notice, the Corporation shall not be required to redeem or repurchase any Preferred Stock Shares subject to such Holder Redemption Notice, and any repurchases and redemptions shall be in the Corporation’s sole discretion and with the Holders having no recourse against the Corporation should the Corporation in its sole discretion and for any reason whatsoever determine not to repurchase or redeem the Preferred Stock Shares subject to a Holder Redemption Notice, provided that if the Corporation for any reason shall not repurchase and redeem (i) all Tranche Two Preferred Stock Shares subject to a Holder Redemption Notice during the First Holder Redemption Period; or (ii) all Tranche Three Preferred Stock Shares subject to a Holder Redemption Notice during the Second Redemption Period, and (iii) the thirty (30) day average closing price of the Corporation’s Common Stock on the Principal Market, for the thirty (30) day period immediately preceding the third anniversary of the Closing is below $0.80 per share (the “Minimum Price”, as equitably adjusted for any Recapitalizations), then the Corporation shall promptly thereafter issue the Holders, pro rata with their ownership of the Preferred Stock Shares, up to an additional 10,000 (as equitably adjusted for any Recapitalizations) shares of Series A Convertible Preferred Stock, subject to the Holders making similar representations regarding such securities as Golden Globe made in the Asset Purchase Agreement in order that the Corporation can confirm an exemption from registration for such issuances (the “Damages Shares”)(which shall be designated as Tranche Four shares, but for the avoidance of doubt, shall not be subject to Section 6.2, and shall increase in the amount of Preferred Stock Shares included in the definition of Tranche Four, above), equal to the Damages Shares multiplied by a fraction, (A) the numerator of which is [a] the total number of Preferred Stock Shares for which the Holders had provided valid Holder Redemption Notices minus [b] the actual number of Preferred Stock Shares repurchased and redeemed by the Corporation during the Holder Redemption Periods for which the Holders had provided valid Holder Redemption Notices, and (B) the denominator of which is the total number of Preferred Stock Shares for which the Holders had provided valid Holder Redemption Notices.

(e)           The payment by the Corporation to each Holder (at each such Holder’s address of record) of the applicable Holder Redemption Amount in connection with a Holder Redemption (a “Holder Redemption Delivery” and together with the Corporation Redemption Delivery, a “Redemption Delivery”), and effective as of the date of such payment, shall fully discharge the Corporation from any and all further obligations under the Preferred Stock Shares redeemed.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

6.10           Further Holder Redemption Assurances. Notwithstanding the above, each Holder, by accepting such Preferred Stock Certificates will whenever and as reasonably requested by the Corporation and the Corporation’s Transfer Agent, at its sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Corporation or the Transfer Agent may reasonably require in order to complete, insure and perfect the cancellation of such Holder’s shares in the event of a Holder Redemption, if such may be reasonably required by the Corporation and/or the Corporation’s Transfer Agent.

6.11           Effect of All Redemptions. The Preferred Stock Shares subject to a Redemption and/or an Automatic Redemption shall have all Conversion rights immediately terminate effective as of the Redemption Date or Automatic Redemption Date, as applicable (provided that the Corporation has validly paid all redemption amounts owed in connection with such redemption on such date).

7.           Adjustments For Recapitalizations.

7.1           Equitable Adjustments For Recapitalizations. The (a) Automatically Redeemed Shares, the Liquidation Preference, the number of shares of Series A Convertible Preferred Stock subject to each Tranche, the Original Issue Price, the Conversion Rate (as and if applicable), the Voting Rights, each Corporation Redemption Price (as applicable), each Holder Redemption Amount (as applicable), and the Damage Shares (the “Preferred Stock Adjustable Provisions”); (b) the Conversion Price, the Minimum Sales Price, the Conversion Rate and the Minimum Price (the “Common Stock Adjustable Provisions”), and (c) any and all other terms, conditions, amounts and provisions of this Designation which (i) pursuant to the terms of this Designation provide for equitable adjustment in the event of a Recapitalization; or (ii) the Board of Directors of the Corporation determine in their reasonable good faith judgment is required to be equitably adjusted in connection with any Recapitalizations (collectively Sections (c)(i) and (ii), the “Other Equitable Adjustable Provisions”), shall each be subject to equitable adjustment as provided in Sections 7.2 through 7.4, below, as determined by the Board of Directors in their sole and reasonable discretion.

7.2           Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, without a corresponding subdivision of the Series A Convertible Preferred Stock, the applicable Common Stock Adjustable Provisions and the Other Equitable Adjustable Provisions (if any) in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately and equitably adjusted. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, without a corresponding combination of the Series A Convertible Preferred Stock, the Common Stock Adjustable Provisions and the Other Equitable Adjustable Provisions (if any) in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately and equitably adjusted.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

7.3           Adjustments for Subdivisions or Combinations of Series A Convertible Preferred Stock. In the event the outstanding shares of Series A Convertible Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Series A Convertible Preferred Stock, the applicable Preferred Stock Adjustable Provisions and the Other Equitable Adjustable Provisions (if any) in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately and equitably adjusted. In the event the outstanding shares of Series A Convertible Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Series A Convertible Preferred Stock, the applicable Preferred Stock Adjustable Provisions and the Other Equitable Adjustable Provisions (if any) in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately and equitably adjusted. Provided however that the result of any concurrent adjustment in the Common Stock (as provided under Section 7.2) and Preferred Stock (as provided under Section 7.3) shall only be to affect the equitable adjustable provisions hereof once.

7.4           Adjustments for Reclassification, Exchange and Substitution. Subject to Section 3 above (“Liquidation Rights”), if the Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, each holder of such Series A Convertible Preferred Stock shall have the right thereafter to convert such shares of Series A Convertible Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A Convertible Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

7.5           Other Adjustments. The Board of Directors of the Corporation shall also adjust equitably, and shall have the right to adjust equitably, any or all of the Preferred Stock Adjustable Provisions, Common Stock Adjustable Provisions or Other Equitable Adjustable Provisions from time to time, if the Board of Directors of the Corporation determine in their reasonable good faith judgment that such values and/or provisions are required to be equitably adjusted in connection with any Corporation action.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

7.6           Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Convertible Preferred Stock.

8.           Notices.

8.1           Notices In General. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile or email transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party. The addresses for such communications are (i) if to the Corporation to, Attn: Corporate Secretary, 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, Fax: (510) 743-4262 and (925) 403-0703, Telephone: (855) 733-3826, Email: cmoore@pacificenergydevelopment.com and contact@pacificenergydevelopment.com, and (ii) if to any Holder to the address set forth in the records of the Corporation or its Transfer Agent, as applicable, or such other address as may be designated in writing hereafter, in the same manner, by such person.

8.2           Notices of Record Date. In the event that the Corporation shall propose at any time:

(a)           to declare any Distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b)           to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(c)           to voluntarily liquidate or dissolve;

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

then, in connection with each such event, the Corporation shall send to the Holders of the Series A Convertible Preferred Stock at least ten (10) Business Days’ prior written notice of the date on which a record shall be taken for such Distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of such Distribution) or for determining rights to vote in respect of the matters referred to in (b) and (c) above.

Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Series A Convertible Preferred Stock at the address for each such holder as shown on the books of the Corporation and shall be deemed given on the date such notice is mailed.

The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the vote or written consent of the holders of a Majority In Interest of the Series A Convertible Preferred Stock, voting together as a single class.

9.           Protective Provisions.

9.1           Subject to the rights of series of preferred stock which may from time to time come into existence, so long as any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by written consent, as provided by law) of the holders of a Majority In Interest of Series A Convertible Preferred Stock, voting together as a single class:

(a)           Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Convertible Preferred Stock;

(b)           Re-issue any shares of Series A Convertible Preferred Stock converted or redeemed pursuant to the terms of this Designation;

(c)           Effect an exchange, reclassification, or cancellation of all or a part of the Series A Convertible Preferred Stock;

(d)           Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Convertible Preferred Stock;

(e)           Alter or change the rights, preferences or privileges of the shares of Series A Convertible Preferred Stock so as to affect adversely the shares of such series;

(f)           Authorize or issue, or obligate itself to issue, prior to the Shareholder Approval Date, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over (or on parity with) the Series A Convertible Preferred Stock with respect to liquidation; or

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

(g)           Amend or waive any provision of the Corporation’s Amended and Restated Certificate of Formation or Bylaws relative to the Series A Convertible Preferred Stock so as to affect adversely the shares of Series A Convertible Preferred Stock.

For clarification, the creation or issuance of shares of other series of preferred stock, provided the rights and preferences of such series of preferred stock are not senior to the Series A Convertible Preferred Stock Liquidation Preference, shall not require the authorization or approval of the holders of the Series A Convertible Preferred Stock. Once the Shareholder Approval Date has occurred, the Corporation shall not be prohibited whatsoever, from creating or issuing additional shares or other series of preferred stock, including in connection with any liquidation preference thereon.

10.           Preemptive Rights. No stockholder of the Corporation (including, but not limited to any Holder) shall have the right to repurchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such right may from time to time be set forth in a written agreement between the Corporation and such stockholder.

11.           Construction. When used in this Designation, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Designation shall refer to this Designation as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Designation unless otherwise specified; (viii) references to “dollars”, “Dollars” or “$” in this Designation shall mean United States dollars; (ix) reference to a particular statute, regulation or law means such statute, regulation or law as amended or otherwise modified from time to time; (x) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xi) unless otherwise stated in this Designation, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; (xii) references to “days” shall mean calendar days; and (xiii) the paragraph and section headings contained in this Designation are for convenience only, and shall in no manner affect the interpretation of any of the provisions of this Designation.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

12.           Miscellaneous.

12.1           Cancellation of Series A Convertible Preferred Stock. If any shares of Series A Convertible Preferred Stock are converted pursuant to Section 4 or redeemed or repurchased by the Corporation pursuant to Section 6, the shares so converted or redeemed shall be canceled and shall return to the status of designated, but unissued Series A Convertible Preferred Stock.

12.2           Further Assurances. Each Holder hereby covenants that, in consideration for receiving shares of Series A Convertible Preferred Stock, that he, she or it will, whenever and as reasonably requested by the Corporation, do, execute, acknowledge and deliver any and all such other and further acts, deeds, confirmations, agreements and documents as the Corporation or its Transfer Agent may reasonably require in order to complete, insure and perfect any of the terms, conditions or provisions of this Designation, including, but not limited to, (a) any Forfeiture; (b) any Redemption, and (c) any Automatic Redemption.

12.3           Technical, Corrective, Administrative or Similar Changes. The Corporation may, by any means authorized by law and without any vote of the Holders of shares of the Series A Convertible Preferred Stock, make technical, corrective, administrative or similar changes in this Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the Holders of shares of the Series A Convertible Preferred Stock.

12.4           Waiver. Notwithstanding any provision in this Designation to the contrary, any provision contained herein and any right of the holders of Series A Convertible Preferred Stock granted hereunder, except for the Beneficial Ownership Limitation and the Maximum Percentage, may be waived as to all shares of Series A Convertible Preferred Stock (and the Holders thereof) upon the written consent of a Majority In Interest, unless a higher percentage is required by applicable law, in which case the written consent of the Holders of not less than such higher percentage of shares of Series A Convertible Preferred Stock shall be required.

12.5           Interpretation. Whenever possible, each provision of this Designation shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Designation would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

12.6           No Other Rights. Except as may otherwise be required by law, the shares of the Series A Convertible Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Designation.

12.7           Specific Performance. The Corporation and each Holder by accepting Preferred Stock Shares, agree that the covenants and obligations contained in this Designation relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Corporation and each Holder agree that if either the Corporation or any Holder fails or refuses to fulfill any of its obligations under this Designation or to make any payment or deliver any instrument required hereunder or thereunder, then (a) the Corporation in the event the non-performing party is any Holder; or (b) a Majority In Interest of the Holders, in the event the non-performing party is the Corporation, shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such party might be entitled.

----------------------------------------------------

NOW THEREFORE BE IT RESOLVED, that the Designation is hereby approved, affirmed, confirmed, and ratified; and it is further

RESOLVED, that each officer of the Corporation be and hereby is authorized, empowered and directed to execute and deliver, in the name of and on behalf of the Corporation, any and all documents, and to perform any and all acts necessary to reflect the Board of Directors approval and ratification of the resolutions set forth above; and it is further

RESOLVED, that in addition to and without limiting the foregoing, each officer of the Corporation and the Corporation’s attorney be and hereby is authorized to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Corporation, all such instruments and documents as he may deem appropriate in order to effect the purpose or intent of the foregoing resolutions (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments, as the case may be) and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is approved, ratified and confirmed in all respects as the act and deed of the Corporation; and it is further

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

RESOLVED, that this Designation may be executed in several counterparts, each of which is an original; that it shall not be necessary in making proof of this Designation or any counterpart hereof to produce or account for any of the other.

[Remainder of page left intentionally blank. Signature page follows.]

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

IN WITNESS WHEREOF, the Board of Directors of the Corporation has unanimously approved and caused this “Amended And Restated Certificate Of Designations of PEDEVCO CORP. Establishing The Designations, Preferences, Limitations and Relative Rights of its Series A Convertible Preferred Stock” to be duly executed and approved this 20th day of February 2015.

DIRECTORS:

/s/Frank C. Ingriselli
Frank C. Ingriselli
Director

/s/David C. Crikelair
David C. Crikelair
Director

/s/Elizabeth P. Smith
Elizabeth P. Smith
Director

PEDEVCO CORP.
Amended and Restated Certificate of Designations of
Series A Convertible Preferred Stock

Exhibit A
NOTICE OF CONVERSION

This Notice of Conversion is executed by the undersigned holder (the “Holder”) in connection with the conversion of shares of the Series A Convertible Preferred Stock of PEDEVCO Corp., a Texas corporation (the “Corporation”), pursuant to the terms and conditions of that certain Amended and Restated Certificate of Designations of PEDEVCO Corp., Establishing the Designations, Preferences, Limitations and Relative Rights of its Series A Convertible Preferred Stock (the “Designation”), approved by the Board of Directors of the Corporation on February 20, 2015. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Designation.

Conversion: In accordance with and pursuant to such Designation, the Holder hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below into shares of Common Stock of the Corporation as of the date specified below.

Date of Conversion:  _________________

Number of Preferred Shares Held by Holder:  _________________

Being Converted Hereby:

Tranche: _________________

Preferred Stock Shares Owned After Conversion: _________________

Number of Shares of Common Stock (“Shares”) To Be Issued: _________________

Delivery of Shares: Pursuant to this Notice of Conversion, the Corporation shall deliver the applicable number of Shares issuable in accordance with the terms of the Designation as set forth below. If Shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. The Holder acknowledges and confirms that the Shares issued pursuant to this Notice of Conversion will be Restricted Shares, unless this Notice of Conversion includes a valid opinion from an attorney stating that such Shares can be issued free of restrictive legend, which shall be determined by the Corporation in its sole discretion.

PEDEVCO CORP.
Notice of Conversion of
Series A Convertible Preferred Stock

If stock certificates are to be issued, in the following name and to the following address:	If DWAC is permissible, to the following brokerage account:
__________________________________ __________________________________ __________________________________ __________________________________ __________________________________
Broker: ____________________________________
DTC No.:
 ___________________________________
Acct. Name:
 _________________________________
For Further Credit (if applicable):
____________________________________

Beneficial Ownership Limitation: The Holder represents that, after giving effect to the conversion provided for in this Notice of Conversion, the Holder will not beneficially own a number of shares of Common Stock of the Corporation which exceeds the Maximum Percentage or the Beneficial Ownership Limitation as determined pursuant to the provisions of the Designation.

Authority: Any individual executing this Notice of Conversion on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Notice of Conversion on behalf of such entity.

_______________________________________ (Print Name of Holder) By/Sign: _______________________________ Print Name: ____________________________ Print Title: _____________________________

PEDEVCO CORP.
Notice of Conversion of
Series A Convertible Preferred Stock

APPENDIX B
PEDEVCO CORP.

2012 EQUITY INCENTIVE PLAN
 (As Amended)

1. Purposes of the Plan.  PEDEVCO Corp., a Texas corporation (the “Company”) hereby establishes the PEDEVCO CORP. 2012 EQUITY INCENTIVE PLAN (the “Plan”). The purposes of this Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the long-term growth and profitability of the Company.  The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares as the Administrator may determine.

2. Definitions.  The following definitions will apply to the terms in the Plan:

“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4.

“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; provided however, that for purposes of this subsection (i) any acquisition of securities directly from the Company shall not constitute a Change in Control;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
For avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended.  Any reference in the Plan to a section of the Code will be a reference to any successor or amended section of the Code.

“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

“Common Stock” means the common stock of the Company.

“Company” means PEDEVCO Corp., a Texas corporation, or any successor thereto.

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Director” means a member of the Board.

“Disability” means a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, and that either (1) renders a Participant unable to engage in any substantial gainful activity or (2) results in a Participant receiving income replacement benefits for a period of not less than three months under an employee accident and health plan covering the Participant.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation any division or subdivision of the Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, including without limitation quotation through the over the counter bulletin board (“OTCQB®”) quotation service administered by the Financial Industry Regulatory Authority (“FINRA”), the Fair Market Value of a Share will be the closing price for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

 (iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator, and to the extent Section 15 applies (a) with respect to ISOs, the Fair Market Value shall be determined in a manner consistent with Code section 422 or (b) with respect to NSOs or SARs, the Fair Market Value shall be determined in a manner consistent with Code section 409A.

“Fiscal Year” means the fiscal year of the Company.

“Grant Date” means, for all purposes, the date on which the Administrator determines to grant an Award, or such other later date as is determined by the Administrator, provided that the Administrator cannot grant an Award prior to the date the material terms of the Award are established.  Notice of the Administrator’s determination to grant an Award will be provided to each Participant within a reasonable time after the Grant Date.

“Incentive Stock Option” or “ISO” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” or “NSO” means an Option that by its terms does not qualify or is not intended to qualify as an ISO.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means a stock option granted pursuant to the Plan.

“Optioned Shares” means the Common Stock subject to an Option.

“Optionee” means the holder of an outstanding Option.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means the holder of an outstanding Award.

“Performance Share” means an Award denominated in Shares which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

“Performance Unit” means an Award which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

“Period of Restriction” means the period during which Shares of Restricted Stock are subject to forfeiture or restrictions on transfer pursuant to Section 7.

“Plan” means this 2012 Equity Incentive Plan.

“Restricted Stock” means Shares awarded to a Participant which are subject to forfeiture and restrictions on transferability in accordance with Section 7.

“Restricted Stock Unit” means the right to receive one Share at the end of a specified period of time, which right is subject to forfeiture in accordance with Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

“Section” means a paragraph or section of this Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 13.

“Stock Appreciation Right” or “SAR” means the right to receive payment from the Company in an amount no greater than the excess of the Fair Market Value of a Share at the date the SAR is exercised over a specified price fixed by the Administrator in the Award Agreement, which shall not be less than the Fair Market Value of a Share on the Grant Date.  In the case of a SAR which is granted in connection with an Option, the specified price shall be the Option exercise price.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Ten Percent Owner” means any Service Provider who is, on the grant date of an ISO, the owner of Shares (determined with application of ownership attribution rules of Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan.  Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be issued under the Plan is ten million (10,000,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

(b) Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited in whole or in part to the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or unissued Shares) which were subject to the Award will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only Shares actually issued pursuant to a SAR will cease to be available under the Plan; all remaining Shares subject to the SARs will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares withheld by the Company to pay the exercise price of an Award or to satisfy tax withholding obligations with respect to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.  The Plan shall be administered by the Board or a Committee (or Committees) appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.  If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Administrator and the membership of any committee acting as Administrator the requirements regarding: (i) “nonemployee directors” within the meaning of Rule 16b-3 under the Exchange Act; (ii) “independent directors” as described in the listing requirements for any stock exchange on which Shares are listed; and (iii) Section 15(b)(i) of the Plan, if the Company pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns.  The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Administrator deems appropriate.  Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

(b) Powers of the Administrator.  Subject to the provisions of the Plan and the approval of any relevant authorities, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on continued employment, continued service or  performance criteria), any vesting acceleration (whether by reason of a Change of Control or otherwise) or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including the right to construe disputed or doubtful Plan and Award provisions;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan;

(viii) to modify or amend each Award (subject to Section 19(c)) to the extent any modification or amendment is consistent with the terms of the Plan.  The Administrator shall have the discretion to extend the exercise period of Options generally provided the exercise period is not extended beyond the earlier of the original term of the Option or 10 years from the original grant date, or specifically (1) if the exercise period of an Option is extended (but to no more than 10 years from the original grant date) at a time when the exercise price equals or exceeds the fair market value of the Optioned Shares or (2) an Option cannot be exercised because such exercise would violate Applicable Laws, provided that the exercise period is not extended more than 30 days after the exercise of the Option would no longer violate Applicable Laws.

(ix) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to delay issuance of Shares or suspend Participant’s right to exercise an Award as deemed necessary to comply with Applicable Laws; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.  Any decision or action taken or to be taken by the Administrator, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by Applicable Laws, be within its absolute discretion (except as otherwise specifically provided in the Plan) and shall be final, binding and conclusive upon the Company, all Participants and any person claiming under or through any Participant.

5. Eligibility.  NSOs, Restricted Stock, Restricted Stock Units, SARs, Performance Units and Performance Shares may be granted to Service Providers.  ISOs may be granted as specified in Section 15(a).

6. Stock Options.

(a) Grant of Options.  Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator will determine in its sole discretion.  For purposes of the foregoing sentence, Service Providers shall include prospective employees or consultants to whom Options are granted in connection with written offers of employment or engagement of services, respectively, with the Company; provided that no Option granted to a prospective employee or consultant may be exercised prior to the commencement of employment or services with the Company.  The Administrator may grant NSOs, ISOs, or any combination of the two.  ISOs shall be granted in accordance with Section 15(a) of the Plan.

(b) Option Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the exercise date, the term of the Option, the number of Shares to which the Option pertains, and such other terms and conditions (which need not be identical among Participants) as the Administrator shall determine in its sole discretion.  If the Award Agreement does not specify that the Option is to be treated as an ISO, the Option shall be deemed a NSO.

(c) Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be no less than the Fair Market Value per Share on the Grant Date.

(d) Term of Options.  The term of each Option will be stated in the Award Agreement.  Unless terminated sooner in accordance with the remaining provisions of this Section 6, each Option shall expire either ten (10) years after the Grant Date, or after a shorter term as may be fixed by the Board.

(e) Time and Form of Payment.

(i) Exercise Date.  Each Award Agreement shall specify how and when Shares covered by an Option may be purchased.  The Award Agreement may specify waiting periods, the dates on which Options become exercisable or “vested” and, subject to the termination provisions of this section, exercise periods.  The Administrator may accelerate the exercisability of any Option or portion thereof.

(ii) Exercise of Option.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.  An Option will be deemed exercised when the Company receives: (1) notice of exercise (in such form as the Administrator shall specify from time to time) from the person entitled to exercise the Option, and (2) full payment for the Shares with respect to which the Option is exercised (together with all applicable withholding taxes).  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan (together with all applicable withholding taxes).  Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Shares, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.

(iii) Payment.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment.  Such consideration may consist entirely of:

(1) cash;

(2) check;

(3) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, a promissory note;

(4) other Shares, provided Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised;

(5) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, in accordance with any broker-assisted cashless exercise procedures approved by the Company and as in effect from time to time;

(6) by asking the Company to withhold Shares from the total Shares to be delivered upon exercise equal to the number of Shares having a value equal to the aggregate Exercise Price of the Shares being acquired;

(7) any combination of the foregoing methods of payment; or

(8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(f) Forfeiture of Options.  All unexercised Options shall be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator will determine in its sole discretion.

(b) Restricted Stock Award Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Vesting Conditions and Other Terms.

(i) Vesting Conditions.  The Administrator, in its sole discretion, may impose such conditions on the vesting of Shares of Restricted Stock as it may deem advisable or appropriate, including but not limited to, achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.  The Administrator may, in its discretion, also provide for such complete or partial exceptions to an employment or service restriction as it deems equitable.

(ii) Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(iii) Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator determines otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(iv) Transferability.  Except as provided in this Section, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Removal of Restrictions.  All restrictions imposed on Shares of Restricted Stock shall lapse and the Period of Restriction shall end upon the satisfaction of the vesting conditions imposed by the Administrator.  Vested Shares of Restricted Stock will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine, but in no event later than the 30th day following the date on which vesting occurred.

(e) Forfeiture of Restricted Stock.  On the date set forth in the Award Agreement, the Shares of Restricted Stock for which restrictions have not lapsed will be forfeited and revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant of Restricted Stock Units.  Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator will determine in its sole discretion.

(b) Restricted Stock Units Award Agreement.  Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units granted, vesting criteria, form of payout, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

(c) Vesting Conditions.  The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.  At any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Time and Form of Payment.  Upon satisfaction of the applicable vesting conditions, payment of vested Restricted Stock Units shall occur in the manner and at the time provided in the Award Agreement, but in no event later than the 15th day of the third month following the end of the year in which vesting occurred.  Except as otherwise provided in the Award Agreement, Restricted Stock Units may be paid in cash, Shares, or a combination thereof at the sole discretion of the Administrator.  Restricted Stock Units that are fully paid in cash will not reduce the number of Shares available for issuance under the Plan.

 (e) Forfeiture of Restricted Stock Units.  All unvested Restricted Stock Units shall be forfeited to the Company on the date set forth in the Award Agreement and again will become available for grant under the Plan.

9. Stock Appreciation Rights.

(a) Grant of SARs.  Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant SARs to Service Providers in such amounts as the Administrator will determine in its sole discretion.

(b) Award Agreement.  Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares underlying the SAR grant, the term of the SAR, the conditions of exercise, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

(c) Exercise Price and Other Terms.  The per Share exercise price for the exercise of an SAR will be no less than the Fair Market Value per Share on the Grant Date.

(d) Time and Form of Payment of SAR Amount.  Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount no greater than: (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (ii) the number of Shares with respect to which the SAR is exercised.  An Award Agreement may provide for a SAR to be paid in cash, Shares of equivalent value, or a combination thereof.

(e) Forfeiture of SARs.  All unexercised SARs shall be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units and Performance Shares.  Performance Units or Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Award Agreement.  Each Award of Performance Units and Shares will be evidenced by an Award Agreement that will specify the initial value, the Performance Period, the number of Performance Units or Performance Shares granted, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

(c) Value of Performance Units and Performance Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

(d) Vesting Conditions and Performance Period.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.”  The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals or any other basis determined by the Administrator in its discretion.

(e) Time and Form of Payment.  After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of vested Performance Units or Performance Shares by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.  Vested Performance Units or Performance Shares will be paid as soon as practicable after the expiration of the applicable Performance Period, but in no event later than the 15th day of the third month following the end of the year the applicable Performance Period expired.   An Award Agreement may provide for the satisfaction of Performance Unit or Performance Share Awards in cash or Shares (which have an aggregate Fair Market Value equal to the value of the vested Performance Units or Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Forfeiture of Performance Units and Performance Shares.  All unvested Performance Units or Performance Shares will be forfeited to the Company on the date set forth in the Award Agreement, and again will become available for grant under the Plan.

11. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as required by Applicable Laws, vesting of Awards will be suspended during any unpaid leave of absence. An Employee will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

12. Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.  In the event of a merger or Change in Control, any or all outstanding Awards may be assumed by the successor corporation, which assumption shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to vesting requirements and repurchase restrictions no less favorable to the Participant than those in effect prior to the merger or Change in Control.

In the event that the successor corporation does not assume or substitute for the Award, unless the Administrator provides otherwise, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or SAR will terminate upon the expiration of such period.

For the purposes of this Section 13(c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a SAR upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the  exercise of an Option or SAR or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Restricted Stock Units and Performance Units, the number of implied shares determined by dividing the value of the Restricted Stock Units and Performance Units, as applicable, by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14. Tax Withholding.

(a) Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes required by Applicable Laws to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld.  The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15. Provisions Applicable In the Event the Company or the Service Provider is Subject to U.S. Taxation.

(a) Grant of Incentive Stock Options.  If the Administrator grants Options to Employees subject to U.S. taxation, the Administrator may grant such Employee an ISO and the following terms shall also apply:

(i) Maximum Amount.  Subject to the provisions of Section 13, to the extent consistent with Section 422 of the Code, not more than an aggregate of ten million (10,000,000) Shares may be issued as ISOs under the Plan.

(ii) General Rule.  Only Employees shall be eligible for the grant of ISOs.

(iii) Continuous Employment.  The Optionee must remain in the continuous employ of the Company or its Subsidiaries from the date the ISO is granted until not more than three months before the date on which it is exercised.  A leave of absence approved by the Company may exceed ninety (90) days if reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any ISO held by the Optionee will cease to be treated as an ISO.

(iv) Award Agreement.

(1) The Administrator shall designate Options granted as ISOs in the Award Agreement.  Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), Options will not qualify as an ISO.  For purposes of this section, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(2) The Award Agreement shall specify the term of the ISO.  The term shall not exceed ten (10) years from the Grant Date or five (5) years from the Grant Date for Ten Percent Owners.

(3) The Award Agreement shall specify an exercise price of not less than the Fair Market Value per Share on the Grant Date or one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date for Ten Percent Owners.

(4) The Award Agreement shall specify that an ISO is not transferable except by will, beneficiary designation or the laws of descent and distribution.

(v) Form of Payment.  The consideration to be paid for the Shares to be issued upon exercise of an ISO, including the method of payment, shall be determined by the Administrator at the time of grant in accordance with Section 6(e)(iii).

(vi) “Disability,” for purposes of an ISO, means total and permanent disability as defined in Section 22(e)(3) of the Code.

(vii) Notice.  In the event of any disposition of the Shares acquired pursuant to the exercise of an ISO within two years from the Grant Date or one year from the exercise date, the Optionee will notify the Company thereof in writing within thirty (30) days after such disposition.  In addition, the Optionee shall provide the Company with such information as the Company shall reasonably request in connection with determining the amount and character of Optionee’s income, the Company’s deduction, and the Company’s obligation to withhold taxes or other amounts incurred by reason of a disqualifying disposition, including the amount thereof.

(b) Performance-based Compensation.  If the Company pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns, then the following terms shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Code Section 162(m):

(i) Outside Directors.  The Board shall consider in selecting the Administrator and the membership of any committee acting as Administrator the provisions regarding “outside directors” within the meaning of Code Section 162(m).

 (ii) Maximum Amount.

(1) Subject to the provisions of Section 13, the maximum number of Shares that can be awarded to any individual Participant in the aggregate in any one fiscal year of the Company is ten million (10,000,000) Shares;

 (2) For Awards denominated in Shares and satisfied in cash, the maximum Award to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of ten million (10,000,000) Shares on the Grant Date; and

(3) The maximum amount payable pursuant to any cash Awards to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of ten million (10,000,000) Shares on the Grant Date.

(iii) Performance Criteria.  All performance criteria must be objective and be established in writing prior to the beginning of the performance period or at later time as permitted by Code Section 162(m).  Performance criteria may include alternative and multiple performance goals and may be based on one or more business and/or financial criteria.  In establishing the performance goals, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any Subsidiary:

(1) Increased revenue;

(2) Net income measures (including but not limited to income after capital costs and income before or after taxes);

(3) Stock price measures (including but not limited to growth measures and total stockholder return);

(4) Market share;

(5) Earnings per Share (actual or targeted growth);

(6) Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

(7) Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

(8) Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

(9) Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency);

(10) Expense measures (including but not limited to overhead cost and general and administrative expense);

(11) Margins;

(12) Stockholder value;

(13) Total stockholder return;

(14) Proceeds from dispositions;

(15) Production volumes;

(16) Total market value; and

(17) Corporate values measures (including but not limited to ethics compliance, environmental, and safety).

(c) Stock Options and SARs Exempt from Code section 409A.  If the Administrator grants Options or SARs to Employees subject to U.S. taxation the Administrator may not modify or amend the Options or SARs to the extent that the modification or amendment adds a feature allowing for additional deferral within the meaning of Code section 409A.

16. No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Parent or Subsidiary of the Company, nor will they interfere in any way with the Participant’s right or the Company’s or its Parent’s or Subsidiary’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17. Effective Date.  The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s stockholders at any time within twelve (12) months of such adoption.  Upon approval of the Plan by the stockholders of the Company, all Awards issued pursuant to the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

18. Term of Plan.  The Plan will terminate 10 years following the earlier of (i) the date it was adopted by the Board or (ii) the date it became effective upon approval by stockholders of the Company, unless sooner terminated by the Board pursuant to Section 19.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  The Administrator may delay or suspend the issuance and delivery of Shares, suspend the exercise of Options or SARs, or suspend the Plan as necessary to comply with Applicable Laws.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22. Repricing Prohibited; Exchange And Buyout of Awards. The repricing of Options or SARs is prohibited without prior stockholder approval.  The Administrator may authorize the Company, with prior stockholder approval and the consent of the respective Participants, to issue new Option or SAR Awards in exchange for the surrender and cancellation of any or all outstanding Awards.  The Administrator may at any time repurchase Options with payment in cash, Shares or other consideration, based on such terms and conditions as the Administrator and the Participant shall agree.

23. Substitution and Assumption of Awards.  The Administrator may make Awards under the Plan by assumption, substitution or replacement of performance shares, phantom shares, stock awards, stock options, stock appreciation rights or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate).  The Administrator may also make Awards under the Plan by assumption, substitution or replacement of a similar type of award granted by the Company prior to the adoption and approval of the Plan. Notwithstanding any provision of the Plan (other than the maximum number of shares of Common Stock that may be issued under the Plan), the terms of such assumed, substituted or replaced Awards shall be as the Administrator, in its discretion, determines is appropriate.

24. Governing Law.  The Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of Texas.

Adopted by the Board of Directors on June 26, 2012.

Amended by the stockholders of the Company on June 27, 2014 and ____________, 2015

FORM OF PROXY
(SEE ATTACHED)

PEDEVCO CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – October 7, 2015 AT 10:00 A.M.

CONTROL ID:
REQUEST ID:

The undersigned stockholder of PEDEVCO CORP., a Texas corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated on or around August 25, 2015, and hereby appoints Frank C. Ingriselli and Clark R. Moore (the “Proxies”) proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2015 Annual Meeting of Stockholders of the Company, to be held on October 7, 2015, at 10:00 a.m. local time at the Hilton Stamford Hotel & Executive Meeting Center, 1 First Stamford Place, Stamford, Connecticut, 06902, and at any adjournment or adjournments thereof, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting.  You hereby revoke all proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/PED
PHONE:	Call toll free 1-866-752-VOTE (8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF PEDEVCO CORP.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of Directors:		☐	☐
	Frank C. Ingriselli				☐
	David C. Crikelair				☐	CONTROL ID:
	Elizabeth P. Smith				☐	REQUEST ID:
	David Z. Steinberg				☐

Proposal 2		à	FOR	AGAINST	ABSTAIN
	To approve the issuance of up to 66,625,000 shares of common stock to Golden Globe Energy (US), LLC (and its assigns) upon conversion of our outstanding shares of Series A Convertible Preferred Stock		☐	☐	☐

Proposal 3		à	FOR	AGAINST	ABSTAIN
	To approve an amendment to the company’s 2012 Equity Incentive Plan, to increase by 3,000,000 the number of shares of common stock reserved for issuance under the plan.		☐	☐	☐

Proposal 4		à	FOR	AGAINST	ABSTAIN
	Ratification of the appointment of GBH CPA’s, PC, as the company’s independent auditors for the fiscal year ending December 31, 2015.		☐	☐	☐

Proposal 5		à	FOR	AGAINST	ABSTAIN
	To approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies.		☐	☐	☐

MARK HERE FOR ADDRESS CHANGE ☐
New Address (if applicable): ________________________ ________________________ ________________________

This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “For All” In Proposal 1, “For” Proposals 2 Through 5, and for all such other business as may properly come before the meeting in the sole determination of the Proxies.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
Dated: ________________________, 2015

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)